Exhibit 10.1

EXECUTION VERSION

LOAN ARRANGEMENT AND REIMBURSEMENT AGREEMENT

between

FORD MOTOR COMPANY

and

UNITED STATES DEPARTMENT OF ENERGY

dated as of September 16, 2009

ARTICLE I	DEFINITIONS AND OTHER RULES OF CONSTRUCTION	2

1.1	Terms Generally	2
1.2	Other Rules of Construction	2
1.3	Definitions in Other Written Communications	3
1.4	Conflict with Funding Agreements	3
1.5	Accounting Terms	3

ARTICLE II	FUNDING	4

2.1	Loans.	4
2.2	Loan Commitment Amount Reductions	4
2.3	Mechanics for Requesting Advances.	5
2.4	Mechanics for Funding Advances.	7
2.5	Advance Requirements under the Funding Agreements	9
2.6	No Approval of Work	10
2.7	Reallocation of Advances	10

ARTICLE III	PAYMENTS; PREPAYMENTS	10

3.1	Place and Manner of Payments.	10
3.2	Payment of the Facility Fee	11
3.3	Maturity and Amortization.	11
3.4	Evidence of Debt.	11
3.5	Interest Provisions Relating to All Advances.	11
3.6	Prepayments.	12

ARTICLE IV	REIMBURSEMENT OBLIGATIONS	16

4.1	Reimbursement and Other Payment Obligations.	16
4.2	Subrogation	17
4.3	Obligations Absolute.	17
4.4	Evidence of Payment	21
4.5	Payment of Loan Document Amounts.	21

ARTICLE V	CONDITIONS PRECEDENT	22

5.1	Conditions Precedent to the Principal Instrument Delivery Date	22
5.2	Conditions Precedent to FFB Purchase of the Notes	27
5.3	Advance Approval Conditions Precedent	27
5.4	Conditions Precedent to FFB Advance	29
5.5	Advance Deductions	30
5.6	Satisfaction of Conditions Precedent	30

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ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF THE BORROWER	30

6.1	Financial Condition	31
6.2	No Change	31
6.3	Existence	31
6.4	Power; Authorization; Enforceable Obligations	31
6.5	No Legal Bar	31
6.6	Litigation	32
6.7	No Default	32
6.8	Ownership of Property	32
6.9	Intellectual Property	32
6.10	Federal Regulations	32
6.11	ERISA	32
6.12	Investment Company Act	33
6.13	Guarantors; Pledged Equity	33
6.14	Security Documents.	33
6.15	Environmental Laws	34
6.16	OFAC and USA PATRIOT Act.	34
6.17	Eligibility of Borrower, Projects	35
6.18	Approvals, Permits and Consents	35
6.19	Compliance with Laws, Program Requirements	35
6.20	Project Business Plan	35
6.21	Federal Funding	36

ARTICLE VII	AFFIRMATIVE COVENANTS	36

7.1	Amendments to Certain Agreements.	36
7.2	Maintenance of Business; Existence	37
7.3	Maintenance of Property; Insurance.	37
7.4	Additional Collateral, Etc.	38
7.5	Use of Proceeds	43
7.6	Books, Records and Inspections.	43
7.7	Approvals; Government Approvals	44
7.8	Compliance with Program Requirements	44
7.9	Advanced Technology Vehicles	44
7.10	Davis-Bacon Act	44
7.11	Investment Earnings	45
7.12	Federal Funding	45
7.13	Borrower Project Commitment	45

ARTICLE VIII	INFORMATION COVENANTS	46

8.1	Financial Statements.	46
8.2	Reports	47
8.3	Notices.	49

ARTICLE IX	NEGATIVE COVENANTS	49

9.1	Borrowing Base	49
9.2	Available Liquidity	49
9.3	Liens.	49
9.4	Restricted Group Debt	49
9.5	Asset Sale Restrictions.	50
9.6	Restricted Payments	53
9.7	Fundamental Changes.	54
9.8	Negative Pledge	55
9.9	Sales and Leasebacks	56
9.10	Use of Proceeds	56
9.11	Debarment.	57
9.12	Public Statements	57
9.13	Limitation on Senior Obligations	57
9.14	Noneligible ATVM Project Costs	58

ARTICLE X	EVENTS OF DEFAULT AND REMEDIES	58

10.1	Events of Default	58
10.2	Remedies; Waivers.	61
10.3	Accelerated Advances	63

ARTICLE XI	THE ATVM COLLATERAL TRUSTEE	63

11.1	Appointment	63
11.2	Delegation of Duties	64
11.3	Exculpatory Provisions	64
11.4	Non-Reliance on the ATVM Collateral Trustee	64
11.5	ATVM Collateral Trustee in Its Individual Capacity	65

ARTICLE XII	MISCELLANEOUS	65

12.1	Amendments, Etc	65
12.2	Delay and Waiver	65
12.3	Right of Setoff	66
12.4	Survival of Representations and Warranties	66
12.5	Notices	66

12.6	Severability; Consents.	68
12.7	Judgment Currency	69
12.8	Indemnification.	69
12.9	Limitation on Liability	72
12.10	Successors and Assigns.	72
12.11	Participations	73
12.12	Further Assurances and Corrective Instruments	73
12.13	Reinstatement	73
12.14	Governing Law; Waiver of Jury Trial.	74
12.15	Submission to Jurisdiction	74
12.16	Entire Agreement	74
12.17	Benefits of Agreement	74
12.18	Headings	75
12.19	Counterparts	75
12.20	No Partnership; Etc	75
12.21	Releases of Guarantees and Liens.	75
12.22	Certain Waivers	77
12.23	Independence of Covenants	77
12.24	Marshaling	77
12.25	Pro Rata Treatment	77

ANNEXES, SCHEDULES AND EXHIBITS

Annex A	Definitions

Schedule 5.1(o)	Evidence of Necessary Consents, Approvals and Waivers

Schedule 6.13(a)	Guarantors

Schedule 6.13(b)	Pledged Equity & Certificated Securities

Schedule 6.14(c)	Uniform Commercial Code Financing Statements for Existing Collateral

Schedule 6.14(d)	Uniform Commercial Code Financing Statements for ATVM Collateral

Schedule 6.21	List of Federal Funding Applications

Schedule 7.4	Pledged Notes

Schedule A	Mortgaged Property

Exhibit A	Form of Drawstop Notice

Exhibit B	Form of Obligor Certificate

Exhibit C	Form of Borrower’s Certificate

Exhibit D	Form of Opinion of Davis Polk and Wardwell LLP

Exhibit E	Form of Opinion of Borrower’s Associate General Counsel

Exhibit F-1	Form of Opinion of Delaware Counsel

Exhibit F-2	Form of Opinion of Bermuda Counsel

Exhibit F-3	Form of Opinion of Mexico Counsel

Exhibit G	Form of Lobbying Certification

Exhibit H	Lobbying Disclosure Form

Exhibit I	Form of Collateral Release

Exhibit J	Form of Compliance Certificate

Exhibit K-1	Form of Existing Collateral Release Notice

Exhibit K-2	Form of ATVM Collateral Release Certificate

Exhibit L	Form of ATVM Collateral Security Agreement

Exhibit M	Form of ATVM Collateral Trust Agreement

Exhibit N	Form of Guarantee

Exhibit O	Form of Note A

Exhibit P	Form of Note B

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LOAN ARRANGEMENT AND REIMBURSEMENT AGREEMENT, dated as of September 16, 2009 (this “Agreement”), between the UNITED STATES DEPARTMENT OF ENERGY, an agency of the United States of America (“DOE”), and FORD MOTOR COMPANY (the “Borrower”), a corporation organized under the laws of Delaware.

PRELIMINARY STATEMENTS

A.            DOE has been authorized to arrange for FFB (as that and other capitalized terms used herein without definition are defined in Annex A to this Agreement) to make loans to manufacturers of advanced technology vehicles and components pursuant to the Advanced Technology Vehicles Manufacturing Incentive Program, as set forth in Section 136 of the Energy Independence and Security Act of 2007.

B.             The Borrower submitted an Application, dated November 18, 2008, which was deemed substantially complete on December 16, 2008 and was amended and restated on June 12, 2009, for a multi-draw term loan facility to be authorized and approved by DOE under the ATVM Program, subject to the requirements of Section 136 and the Applicable Regulations.

C.             The Borrower and DOE entered into a Conditional Commitment Letter on June 23, 2009, pursuant to which DOE agreed to arrange for FFB to purchase Notes from the Borrower in an aggregate amount not to exceed $5,937,000,000 and to make Advances from time to time thereunder, in each case upon the terms and subject to the conditions of this Agreement and the other Loan Documents.

D.            Subject to the terms and conditions hereof, DOE will, in connection with arranging financing for the Borrower from FFB, issue and deliver to FFB the Principal Instruments.

E.             Pursuant to the terms of the Program Financing Agreement, DOE will be obligated to reimburse FFB for any liabilities, losses, costs or expenses incurred by FFB from time to time with respect to the Notes or the related Note Purchase Agreement.

F.             The Borrower’s obligations to DOE and FFB will be secured by the Liens granted under the ATVM Collateral Security Documents and the Existing Collateral Security Documents, to the extent provided therein.

G.            The parties hereto desire (a) to specify, among other things, the terms and conditions for (i) the delivery by DOE of the Principal Instruments required for FFB to purchase the Notes pursuant to the Note Purchase Agreement, (ii) the delivery by DOE of Advance Request Approval Notices and (iii) certain indemnity and reimbursement obligations of the Borrower to DOE and (b) to provide for certain other matters related thereto.

NOW, THEREFORE, in consideration of the promises and other agreements herein contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND OTHER RULES OF CONSTRUCTION

1.1           Terms Generally.  Capitalized terms used herein, including in the preliminary statements, without definition shall have the respective meanings assigned to such terms in Annex A (Definitions) hereto.

1.2           Other Rules of Construction.  Unless the contrary is expressly stated herein:

(i)            words in this Agreement denoting one gender only shall be construed to include the other gender;

(ii)           when used in this Agreement, the words “including”, “includes” and “include” shall be deemed to be followed in each instance by the words “without limitation”;

(iii)          when used in this Agreement, the words “herein”, “hereby”, “hereunder”, “hereof”, “hereto”, “hereinbefore”, and “hereinafter”, and words of similar import, unless otherwise specified, shall refer to this Agreement in its entirety and not to any particular section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix of this Agreement;

(iv)          each reference in this Agreement to any article, section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix shall mean, unless otherwise specified, the respective article, section, subsection, paragraph, clause or other subdivision, exhibit, schedule or appendix of this Agreement;

(v)           capitalized terms in this Agreement referring to any Person or party to any Transaction Document or to any other agreement, instrument, deed or other document shall refer to such Person or party together with its successors and permitted assigns, and in the case of any Governmental Authority, any Person succeeding to its functions and capacities;

(vi)          each reference in this Agreement to any Transaction Document or to any other agreement, instrument, deed or other document, shall be deemed to be a reference to such Transaction Document or such other agreement, instrument, deed or document, as the case may be, as the same may be amended, supplemented, novated or otherwise modified from time to time in accordance with the terms hereof and thereof;

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(vii)         each reference in this Agreement to any Requirements of Law shall be construed as a reference to such Requirement of Law, as the case may be, as applied, amended, modified, extended or re-enacted from time to time, and includes any rules or regulations promulgated thereunder;

(viii)        each reference in this Agreement to any provision of any other Transaction Document will include reference to any definition or provision incorporated by reference within that provision;

(ix)           the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests, Intellectual Property and contract rights; and

(x)            the word “will” shall be construed as having the same meaning and effect as the word “shall.”

1.3           Definitions in Other Written Communications.  Unless the contrary intention appears, any capitalized term used without definition in any notice or other written communication given under or pursuant to this Agreement shall have the same meaning in that notice or other written communication as in this Agreement.

1.4           Conflict with Funding Agreements.  In the case of any conflict between the terms of this Agreement and the terms of any Funding Agreement (other than the Program Financing Agreement), the terms of such Funding Agreement, as between the Borrower and the Lender Parties party thereto, shall control, unless expressly stated to the contrary herein.

1.5           Accounting Terms.  As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Annex A and accounting terms partly defined in Annex A, to the extent not defined, shall have the respective meanings given to them under GAAP.

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ARTICLE II

FUNDING

2.1           Loans.

(a)       Purchase of Notes.  Subject to the terms and conditions hereof and of the Funding Agreements, on the Principal Instrument Delivery Date, DOE agrees to deliver to FFB the Principal Instruments required, in accordance with Section 4.2 of the Note Purchase Agreement, in connection with the offer to FFB to purchase on the Financial Closing Date (i) Note A in an aggregate maximum principal amount not to exceed $4,377,000,000 (the “A Loan”) and (ii) Note B in an aggregate maximum principal amount not to exceed $1,560,000,000 (the “B Loan” and together with the A Loan, the “Loans”).

(b)       Advance Request Approval Notice.  Subject to the terms and conditions hereof and of the Funding Agreements, DOE agrees, no less than three Business Days prior to each Advance Date during the Availability Period, to deliver to FFB an Advance Request Approval Notice authorizing FFB to make advances of the Loans (the “Advances”), provided that, after giving effect to any Advances and the use of proceeds thereof,

(i)            the aggregate amount of Advances made to the Borrower under the Notes does not exceed the Maximum Total Loan Amount;

(ii)           the aggregate amount of Advances made to the Borrower under Note A does not exceed $4,377,000,000 (the “Maximum Total Loan A Amount”); and

(iii)          the aggregate amount of Advances made to the Borrower under Note B does not exceed $1,560,000,000 (the “Maximum Total Loan B Amount”).

2.2           Loan Commitment Amount Reductions.  The Borrower may, on not less than 30 days prior written notice to DOE and upon the satisfaction of any consent requirement or other applicable provisions of this Agreement and each Loan Document, permanently reduce the Loan Commitment Amount, in whole or in part, but only if:

(a)       DOE is satisfied that the proposed reduction or cancellation would not cause a Default or an Event of Default;

(b)       the Borrower shall have delivered to DOE, by an Acceptable Delivery Method, a certificate, in form and substance satisfactory to DOE, with respect to the matters set forth in clause (a) above; and

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(c)       to the extent permitted by applicable Law, upon such cancellation or reduction, the Borrower shall pay all expenses and other amounts then due with respect to such cancellation or reduction under this Agreement.

Once reduced or canceled, the Loan Commitment Amount may not be increased.

2.3           Mechanics for Requesting Advances.

(a)       Advance Requests.  From time to time during the Availability Period, the Borrower may request Advances under the Funding Agreements by, not less than (i) in the case of an Advance or Advances in an amount less than or equal to $100,000,000, seven Business Days and (ii) in the case of an Advance or Advances in an amount greater than $100,000,000, 10 Business Days, in each case, prior to any Requested Advance Date, (A) delivering, by an Acceptable Delivery Method, to DOE, an appropriately completed request with respect to such Advance or Advances (each, an “Advance Request”), which shall be substantially in the form of the document titled “Form of Advance Request Certificate,” dated September 16, 2009 previously submitted to and accepted by DOE (the “Form of Advance Request”) and in compliance with the requirements of Section 2.3(b), and (B) delivering, by an Acceptable Delivery Method, to DOE, and, by facsimile, to FFB an appropriately completed FFB Advance Request which shall be substantially in the form of Exhibit A to the Note Purchase Agreement (the “Form of FFB Advance Request”).  The Borrower may request Advances no more frequently than 12 times during any calendar year, provided that, for the 2009 calendar year, the Borrower shall be permitted to request Advances no more than five times.

(b)       Contents of Advance Requests.  Each Advance Request shall specify or include as an attachment each of the following:

(i)            (A) the amount (if any) of the Advance requested under Note A, and (B) the amount (if any) of the Advance requested under Note B, which amount shall be equal to the sum of (i) 40% of the total capitalizable facilities and tooling set forth under the heading “Eligible Project Costs: Cap F&T” of Annex I of the Advance Request and (ii) a portion of the cost of the time spent Developing the trade secrets or inventions incorporated into the patents and patent applications Uniquely Identified in the updated Asset Register that were not Uniquely Identified in any previous Asset Register, provided that in each of clauses (A) and (B), such amounts shall be in the minimum amounts required by this Agreement, the Note Purchase Agreement and the relevant Note;

(ii)           the Requested Advance Date, which, subject to the requirements of Section 2.3(a) shall be any Business Day during the Availability Period;

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(iii)          the aggregate amount, on a prospective basis after giving effect to the requested Advances, of (A) all Advances outstanding under Note A (if any) and (B) all Advances outstanding under Note B (if any);

(iv)          a duly completed Draw Request (substantially in the form of Annex I to the Form of Advance Request);

(v)           a duly completed Collateralization Summary (substantially in the form of Annex II to the Form of Advance Request); and

(vi)          an updated Asset Register (substantially in the form of Annex III to the Form of Advance Request).

(c)       Contents of FFB Advance Requests.  Each FFB Advance Request shall contain all information required by the Form of FFB Advance Request.

(d)       Maximum Note Amount Amendments.  If at any time (x) the aggregate amount of Advances that the Borrower or DOE anticipates will be requested under Note A or Note B, as the case may be, during the next three months would cause the aggregate principal amount of Advances outstanding under any such Note to exceed the Maximum Principal Amount of such Note and (y) the aggregate amount of Advances that the Borrower or DOE anticipates will be requested during such period under both Note A and Note B would not cause the aggregate principal amount of the Advances outstanding under both Notes to exceed the Maximum Total Loan Amount, either the Borrower or DOE may request that the other, and upon such request both DOE and the Borrower shall, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, and DOE shall use reasonable efforts to cause FFB to execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period of such request, such amendments or supplements hereto, to the relevant Notes or to any other Loan Documents, and such further instruments, and take such further actions, as may be necessary to effectuate a reallocation of the Maximum Total Loan Amount between the Maximum Total Loan A Amount and the Maximum Total Loan B Amount to accommodate the amount of Advances that the Borrower or DOE, as the case may be, anticipates will be requested under each Note during the remaining Availability Period.  For the avoidance of doubt, the parties agree (i) to use reasonable efforts to anticipate the need to enter into the amendments specified in this Section 2.3(d) to allow as much advance notice of the need for such amendments as is practicable and to limit the number of such amendments as much as practicable and (ii) that DOE shall be under no obligation to deliver an Advance Request Approval Notice with respect to any Advance Request that would cause the aggregate Advances under Note A to exceed the Maximum Total Loan A Amount, the aggregate Advances under Note B to exceed the Maximum Total Loan B Amount or the aggregate Advances under both Notes to exceed the Maximum Total Loan Amount until the necessary amendments or supplements hereto, to the relevant Notes or to any other Loan Documents have been executed and such further instruments, or further actions, have occurred to effectuate reallocation of the Maximum Total Loan Amount between the Maximum Total Loan A Amount and the Maximum Total Loan B Amount that would permit the Advances requested in such Advance Request to be made without any such amount being exceeded.

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2.4           Mechanics for Funding Advances.

(a)       Advance Funding.

(i)            Satisfaction of Conditions.  Promptly after receipt of an Advance Request complying with Sections 2.3(a) (Mechanics for Requesting Advances) and 2.3(b), DOE shall review such Advance Request and the attachments thereto to determine whether all certificates and documentation required under Section 2.3 have been delivered to it.  At such time as DOE has determined that it has received all such required certificates and documentation, but in any event not more than, (x) in the case of any Advance or Advances in an amount less than or equal to $100,000,000, four Business Days and (y) in the case of any Advance or Advances in an amount greater than $100,000,000, seven Business Days after receipt of such Advance Request, DOE shall so notify FFB and the Borrower; and

(ii)           Advance Request Approval Notice.  With respect to any Advance or Advances under the Funding Agreements, if DOE determines that all conditions precedent set forth in Section 5.3 (Advance Approval Conditions Precedent) in respect of the requested Advance or Advances have been satisfied (or waived in writing), then no later than three Business Days prior to the Requested Advance Date, DOE shall issue to FFB and the Borrower an Advance Request Approval Notice.

(iii)          Funding.  For any requested Advance for which an Advance Request Approval Notice has been issued pursuant to this Section 2.4(a) and for which no Drawstop Notice has been issued pursuant to Section 2.4(b), FFB shall fund such Advance on the Requested Advance Date in accordance with the Note Purchase Agreement and the relevant Note.  Such funds shall be applied as specified in the Funding Agreements, provided that if any Drawstop Notice has been issued and is in effect on the Requested Advance Date with respect to any funds received by the Borrower, such funds shall be returned by the Borrower to FFB pursuant to Section 2.4(b).

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(b)       Drawstop Notices.

(i)            Issuance.  Following the issuance of any Advance Request Approval Notice by DOE pursuant to Section 2.4(a) and on or prior to the Requested Advance Date, DOE or FFB may, from time to time, issue a notice substantially in the form attached hereto as Exhibit A (a “Drawstop Notice”) to the Borrower and to DOE or FFB, as the case may be, if and only if DOE or FFB, as the case may be, determines that:

(A)          the conditions in Section 5.3 with respect to such Advance or Advances are not met, or having been met, are no longer met; or

(B)           to the extent the Advance Request Approval Notice has been issued for any Advance under the relevant Note and the Note Purchase Agreement, the conditions precedent to such Advance contained in such Note and the Note Purchase Agreement are not met, or having been met, are no longer met.

(ii)           Consequences.  If a Drawstop Notice is issued, FFB shall not be obligated to make the requested Advance or Advances set forth on such Drawstop Notice, provided that, if FFB makes any such Advance or Advances to the Borrower following the issuance of a Drawstop Notice, the Borrower shall return such Advance or Advances to FFB immediately upon receipt thereof, and provided further that, any amount required to be returned by the Borrower pursuant to this Section 2.4(b)(ii) shall accrue interest at the Late Charge Rate from the date such Advance or Advances are made until such Advance or Advances are returned.  Following the return of such Advance or Advances, FFB shall deliver an invoice to the Borrower setting forth the interest due and payable with respect to such returned amount.  The Borrower hereby agrees promptly, but in no event later than five Business Days following delivery of such invoice, to pay such interest amounts as directed by FFB.

(c)       No Liability.

(i)            Neither DOE nor FFB shall have any liability to the Borrower or any Affiliate thereof or to any other Lender Party arising from the issuance of a Drawstop Notice or the failure to issue any Advance Request Approval Notice or any other certificate or notice contemplated by this Section 2.4 unless (x) such Drawstop Notice has not been withdrawn within five Business Days after receipt by DOE or FFB, as the case may be, from the Borrower of notice that the Borrower believes that DOE or FFB, as the case may be, was not entitled to deliver the Drawstop Notice or (y) such failure to issue any such Advance Request Approval Notice or any other certificate shall continue for five Business Days after the date otherwise specified for delivery hereunder.

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(ii)           Subject to Section 2.4(c)(i), neither DOE nor FFB shall have any liability for any action taken (including the delivery of a Drawstop Notice) or omitted to be taken (including the failure to fund any Advance or Advances following the issuance of a Drawstop Notice) or for any loss or injury resulting from its actions or its performance or lack of performance of any of its other duties hereunder if DOE or FFB, as the case may be, acted reasonably in exercising or interpreting its statutory authority and applicable regulations in taking any such action, omitting to take any action or performing its duties hereunder.  In no event shall DOE, FFB or any subsequent holder of any Note be liable (A) for acting in accordance with or relying upon any entitlement order, instruction, notice, demand, certificate or document from the Obligors or any entity acting on behalf of the Obligors, (B) for any indirect, consequential, punitive or special damages, regardless of the form of action and whether or not any such damages were foreseeable or contemplated, or (C) in the case of FFB or any subsequent holder of any Note, for acting in accordance with or relying upon any Drawstop Notice issued by DOE.

(iii)          Notwithstanding anything contained in this Agreement to the contrary, neither DOE nor FFB shall incur any liability to the Borrower or any Affiliate thereof or to any other Lender Party for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any of the following circumstances beyond the control of DOE, FFB or their respective agents:  any act or provision of any present or future law or regulation of any Governmental Authority (other than FFB or DOE, unless DOE or FFB, as the case may be, is required pursuant to applicable law to issue regulations prohibiting it from performing such duty or fulfilling such duty, obligation or responsibility), any act of God, fire, flood, severe weather, epidemic, quarantine restriction, explosion, sabotage, act of war, act of terrorism, riot, civil commotion, lapse of the statutory authority of the United States Department of the Treasury to raise cash through the issuance of Treasury debt instruments, disruption or failure of the Treasury Financial Communications System, closure of the Federal Government, or unforeseen or unscheduled closure or evacuation of DOE’s or FFB’s office (each such circumstance, a “Force Majeure Event”); it being understood that DOE or FFB, as the case may be, shall resume performance hereunder as soon as such Force Majeure Event ceases to prevent such Lender Party from performing hereunder.

2.5           Advance Requirements under the Funding Agreements.  Notwithstanding anything to the contrary contained in this Article II (Funding), the Borrower shall comply with each disbursement requirement set forth in the Funding Agreements.  Unless otherwise specified in the Funding Agreements, all determinations to be made with respect to the Funding Agreements shall be made by DOE.

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2.6           No Approval of Work.  The making of any Advance or Advances under the Loan Documents shall not be deemed an approval or acceptance by any Lender Party of any work, labor, supplies, materials or equipment furnished or supplied with respect to any Project.

2.7           Reallocation of Advances.  Not more than once every six months, DOE shall have the right, in its sole discretion, to deliver a written notice (the “Loan Reclassification Notice”) to the Borrower requesting the reclassification of all, or any portion, of (x) the outstanding Advances made under Note B secured by the ATVM Collateral into Advances made under Note A secured by the Existing Collateral or (y) the outstanding Advances made under Note A secured by the Existing Collateral into Advances made under Note B secured by the ATVM Collateral to ensure that the aggregate outstanding principal amount of the Advances under Note B on the date of such reclassification are approximately 40% of the estimated Net Book Value of the ATVM Collateral (including, for the avoidance of doubt, assets whose acquisition or Development by the Borrower has been or is to be financed with such Advance or any other Advances previously made hereunder but that are not yet included in the Asset Register) after giving effect to such reclassification; provided that in no event may the aggregate principal amount of Advances outstanding at any time under Note B exceed the aggregate amount of the then outstanding Advances the proceeds of which were used to fund capitalizable facilities and tooling.  The Borrower shall execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period following delivery of such Loan Reclassification Notice, such amendments or supplements hereto or to any other Loan Document, and such further instruments, and take such further actions, as may be necessary in DOE’s reasonable judgment to effectuate such reclassification of Advances.

ARTICLE III

PAYMENTS; PREPAYMENTS

3.1           Place and Manner of Payments.

(a)       All payments due under any Note shall be made by the Borrower to FFB pursuant to the terms of the Funding Agreements.

(b)       All payments to be made to DOE under this Agreement shall be made to DOE in lawful currency of the United States of America in immediately available funds before 1:00 p.m. (District of Columbia time) on the date when due to such account as DOE shall direct by written notice to the Borrower not less than five Business Days prior to the date when due.

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(c)       In the event that the date of any payment to DOE or the expiration of any time period hereunder occurs on a day which is not a Business Day, then such payment or expiration of time period shall be made or occur on the next succeeding Business Day and such extension of time shall in such cases be included in computing interest or fees, if any, in connection with such payment.

3.2           Payment of the Facility Fee.  The Borrower shall pay to DOE on the Principal Instrument Delivery Date, a Facility Fee in the aggregate amount of $5,937,000.  Once paid, the Facility Fee shall not be refundable under any circumstances.

3.3           Maturity and Amortization.

(a)       Maturity Date.  The Borrower shall repay all outstanding Loans on the Maturity Date.

(b)       Quarterly Payments.  Each Note shall (i) be stated to mature in 40 equal consecutive quarterly installments of principal payable on each Quarterly Payment Date, commencing on September 15, 2012, and (ii) provide for the payment of interest in accordance with Section 3.5 (Interest Provisions Relating to All Advances) and the Funding Agreements.

3.4           Evidence of Debt.

(a)       Records.  DOE shall maintain, or cause to be maintained, in accordance with its usual practice, internal records evidencing the amounts from time to time (i) advanced by FFB under the Note Purchase Agreement and the Notes, (ii) paid by DOE to FFB pursuant to Section 6.3 of the Program Financing Agreement and (iii) paid by or on behalf of the Borrower from time to time in respect thereof.

(b)       Prima Facie Evidence.  Except as otherwise provided in any Loan Document, the entries made in the internal records maintained by or on behalf of DOE pursuant to paragraph (a) above shall constitute prima facie evidence of the existence and amount of the Note A Obligations or the Note B Obligations of the Borrower as therein recorded.

3.5           Interest Provisions Relating to All Advances.

(a)       Interest Account and Interest Computations.  Interest shall accrue on the unpaid principal amount of each Advance from the date such Advance is disbursed to the Borrower or otherwise disbursed or deemed disbursed pursuant to the Note Purchase Agreement and the relevant Note, to the date such Advance is due, at a rate per annum as specified in the Funding Agreements.  All overdue amounts in respect of any Advance will (x) accrue interest at the Late Charge Rate and (y) be payable by the Borrower in accordance with the Funding Agreements.  The Borrower hereby authorizes FFB to record in an account or accounts maintained by FFB on its books (i) the interest rates applicable to all Advances, (ii) the date and amount of each principal and interest payment on each Advance outstanding, and (iii) such other information as FFB may determine is necessary for the computation of interest payable by the Borrower under the relevant Note.  The Borrower agrees that all computations of interest by FFB pursuant to this Section 3.5 shall, in the absence of manifest error, be prima facie evidence of the amount thereof.  All computations of interest shall be made as set forth in the relevant Funding Agreement.

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(b)       Interest Payment Dates.  Subject to the terms of the Note Purchase Agreement and the relevant Note, the Borrower shall pay accrued interest on the outstanding principal amount of each Advance on each Quarterly Payment Date, on each prepayment (to the extent thereof), and at maturity (whether by acceleration or otherwise).

3.6           Prepayments.

(a)       Terms of All Prepayments.

(i)            With respect to any prepayment of any Advance, whether such prepayment is voluntary or mandatory, including a prepayment upon acceleration, the Borrower shall comply with all applicable terms and provisions of this Agreement and the Funding Agreements.

(ii)           All prepayments of any Note shall be (A) applied to Advances as specified in the relevant Prepayment Election Notice (subject to Section 3.6(c)(vii) to the extent applicable) and (B) due in an amount equal to the Prepayment Price calculated by FFB in accordance with the terms of the respective Note.

(iii)          The Borrower may not reborrow the principal amount of any Advance that is prepaid, nor shall any such prepayment create availability for further borrowings during the Availability Period.

(iv)          If the Borrower shall fail to make a prepayment to FFB on any Intended Prepayment Date in accordance with this Section 3.6 with respect to any notice of prepayment delivered to DOE and FFB, the Borrower shall pay FFB a Late Charge on any unpaid amount from the Intended Prepayment Date to the date on which payment is made, computed in accordance with the provisions of the relevant Note.

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(b)       Voluntary Prepayments.  The Borrower may at any time and from time to time prepay all or any portion of the outstanding principal amount of any Advance under any Note, or prepay such Note in its entirety upon prior submission of a Prepayment Election Notice by the Borrower to DOE and FFB not less than five Business Days prior to the Intended Prepayment Date in accordance with the terms hereof and the relevant Note.  Partial prepayments of any Advance shall be subject to a minimum amount equal to $100,000 of principal or, if less, the total principal amount of such Advance then outstanding.  Partial prepayments of any Advance shall be applied to principal installments of such Advance in the inverse order of maturity in accordance with the terms of the relevant Note.

(c)       Mandatory Prepayments.

(i)            Net Cash Proceeds from Dispositions or Recovery Events.  If there shall be any outstanding Advances under Note B, on the date that is 30 days after any date on which the Borrower or any Subsidiary shall receive Net Cash Proceeds from Specified ATVM Collateral Dispositions or Recovery Events relating to any ATVM Collateral, in either case in an aggregate amount in excess of $5,000,000 (it being understood that upon such amount of Net Cash Proceeds being reached, prepayments or reinvestments in respect of further Specified ATVM Collateral Dispositions or further Recovery Events relating to ATVM Collateral made after the prepayment or reinvestment referred to below shall be required under this Section 3.6(c)(i) only to the extent that the aggregate Net Cash Proceeds from such further events again exceeds $5,000,000), then, unless a Reinvestment Notice shall be delivered in respect thereof, the Borrower shall deliver to DOE a Prepayment Election Notice specifying that it elects to prepay the Advances made under Note B in a principal amount equal to such Net Cash Proceeds in accordance with Section 3.6(c)(vii), provided that, if the Borrower delivers a Reinvestment Notice prior to such 30th day, if there shall be any Reinvestment Prepayment Amount in respect of such Reinvestment Event on the related Reinvestment Prepayment Date, the Borrower shall deliver a Prepayment Election Notice specifying that it elects to prepay the Advances made under Note B in a principal amount equal to such Reinvestment Prepayment Amount in accordance with Section 3.6(c)(vii),

(ii)           Excess Advances.  If on any Quarterly Reporting Date there is an Excess Advance Amount, the Borrower shall, at the request of DOE in its sole discretion, deliver to DOE a Prepayment Election Notice specifying that it elects to prepay the Advances under the Notes in a principal amount equal to such Excess Advance Amount in accordance with Section 3.6(c)(vii), provided that if no request is made by DOE prior to the making of an Advance by FFB on the next succeeding Advance Date, such repayment amount shall be deducted by the Borrower from future Advances under the Funding Agreements pursuant to Section 5.5 (Advance Deductions).

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(iii)          Project Cancellation, Modification or Suspension.  If a Project Repayment Event Date shall have occurred with respect to any Project, the Borrower shall on or prior to 90 days following such Project Repayment Event Date (or, if later, the date upon which the applicable amount to be prepaid is determined pursuant to the proviso to this subsection (iii)), deliver to DOE a Prepayment Election Notice specifying that it elects to prepay all Advances theretofore made to fund Eligible Project Costs associated with such Project (or Sub-Program) in a principal amount equal to the aggregate amount of such Advances in accordance with Section 3.6(c)(vii), provided that (A) any amount required to be prepaid pursuant to this subsection (iii) shall not include that portion of any such Advances made to fund Eligible Project Costs that are shared with any other Project (or Sub-Program) in respect of which no Project Repayment Event Date has occurred, (B) the Borrower shall promptly, but in no event later than three Business Days following the occurrence of a Project Repayment Event Date, notify DOE of such event (a “Project Modification Notice”), (C) within 15 days after delivery of the Project Modification Notice, the Borrower shall deliver a notice (the “Repayment Calculation Notice”) specifying the amount to be prepaid (showing the calculation thereof in reasonable detail), (D) the Borrower shall deliver all information as DOE may reasonably request to enable DOE to determine whether it disagrees with the calculations contained in the Repayment Calculation Notice, and (E) in the event DOE disagrees with the calculations set forth in the Repayment Calculation Notice, the Chief Financial Officer of DOE shall have the right to review such Repayment Calculation Notice and adjust the amount required to be prepaid by the Borrower, provided that any such adjustment by the Chief Financial Officer of DOE shall constitute DOE’s “final agency action”, and provided further, that if DOE disagrees with the calculations contained in the Repayment Calculation Notice delivered by the Borrower pursuant to this subsection (iii) with respect to any Project Repayment Event Date and the Borrower does not accept the determination made by the Chief Financial Officer of DOE pursuant to subsection (iii)(E) above with respect to such Project Repayment Event Date, then the Borrower shall not be required under this subsection (iii) to deliver a Prepayment Election Notice, or make any prepayment of Loans, with respect to such Project Repayment Event Date until final resolution of any suit, action or proceeding brought by the Borrower challenging such determination (each amount determined pursuant to this clause 3.6(c)(iii), a “Project Modification Prepayment Amount”).

(iv)          Excess Project Loan Amount.  If, on any date, the aggregate outstanding principal amount of all Advances corresponding to any Project exceeds the Project Maximum Loan Amount for such Project (such excess amount, the “Excess Project Loan Amount”), the Borrower shall deliver to DOE a Prepayment Election Notice on such date specifying it elects to prepay a principal amount of Advances under the Notes equal to such Excess Project Loan Amount in accordance with Section 3.6(c)(vii).

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(v)           Excess Loan Amount.  If, on any date, the aggregate outstanding principal amount of all Advances under each of the Notes exceeds the Maximum Total Loan Amount (such excess amount, the “Excess Loan Amount”), the Borrower shall deliver to DOE a Prepayment Election Notice on such date specifying that it elects to prepay a principal amount of Advances under the Notes equal to such Excess Loan Amount in accordance with Section 3.6(c)(vii).

(vi)          Delivery of a Prepayment Election Notice to DOE.  In the event a Mandatory Prepayment is required pursuant to this 3.6(c), an Authorized Transmitter of the Borrower shall deliver, by an Acceptable Delivery Method, to DOE no later than ten Business Days prior to the “Intended Prepayment Date” required in accordance with the terms of this Section 3.6(c), which Prepayment Election Notice shall specify the principal amount of any Advance or Advances to be prepaid in accordance with this Section 3.6(c).

(vii)         Timing of Mandatory Prepayments.  Any Mandatory Prepayments of Advances made under the Notes shall (i) be made on the later of (x) the Intended Prepayment Date set forth in the relevant Prepayment Election Notice delivered pursuant to Section 3.6(c)(vi) or (y) the date that is five Business Days following the date a Prepayment Election Notice is approved by DOE in accordance with the terms of this Section 3.6(c), (ii) be applied to Advances under the Notes in the order in which Advances were advanced by FFB to the Borrower, which Advances shall be identified as required pursuant to this Section 3.6(c)(vii) by the Borrower in such Prepayment Election Notice and (iii) be due in an amount equal to the Prepayment Price calculated in accordance with the terms of the respective Note as specified by FFB, provided that, in the event FFB fails to deliver a notice of the Prepayment Price in accordance with the terms of the applicable Note no later than the Business Day immediately preceding the prepayment date contemplated in subclause (i) above, the Borrower shall either (x) (1) in good faith calculate the Prepayment Price due in connection with such Mandatory Prepayment and (2) make a payment on such prepayment date to FFB in an amount equal to the amount so calculated or (y) make a payment on such prepayment date to FFB in an amount equal to the applicable Net Cash Proceeds, Reinvestment Prepayment Amount, Excess Advance Amount, Project Modification Prepayment Amount, Excess Project Loan Amount or Excess Loan Amount, as the case may be, together, in each case, with accrued and unpaid interest on such amount, provided further that, if the actual Prepayment Price calculated by FFB (1) is greater than the amount paid by the Borrower, the Borrower shall promptly, but in no event later than one Business Day following delivery by FFB to the Borrower of notice of the amount of such Prepayment Price, make a payment to FFB in an amount equal to the difference between such Prepayment Price and the amount actually paid by the Borrower or (2) is less than the amount paid by the Borrower, the amount equal to the difference between the Prepayment Price and the amount paid by the Borrower shall be credited to the payment due by the Borrower to FFB on the Quarterly Payment Date immediately following the date of such payment by the Borrower.

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ARTICLE IV

REIMBURSEMENT OBLIGATIONS

4.1           Reimbursement and Other Payment Obligations.

(a)           The Borrower agrees to pay to DOE or to such other Person as DOE shall direct as follows:

(i)            a sum, in U.S. Dollars, equal to the total of all amounts payable by DOE to FFB pursuant to Section 6.3.1 of the Program Financing Agreement which relate to, or arise out of, FFB providing or having provided financing under the Notes (such amounts, “Reimbursement Amounts”);

(ii)           to the extent permitted by Law, any and all charges, fees, reasonable and documented costs and expenses which DOE may pay or incur, including attorneys’, accountants’ and other consultants’ fees and expenses, and any and all recording and filing fees that may be payable or determined to be payable, in connection with (w) the enforcement, defense or preservation of any rights in respect of any of the Transaction Documents during the continuance of an Event of Default, including defending, monitoring or participating in any litigation or proceeding (including any bankruptcy proceeding in respect of any party to any Transaction Document or any Subsidiary thereof) relating to any of (A) the Loan Documents or the transactions contemplated thereby or (B) the Existing Collateral Security Documents or the transactions of any Lender Party with the Borrower, any other Grantor or the Existing Collateral Trustee contemplated thereby, (x) the foreclosure against, sale or other disposition of collateral, if any, securing (1) any obligations under any of the Loan Documents or (2) any obligations to any Lender Party under the Existing Collateral Security Documents, or pursuit of any other remedies (I) under any of the Loan Documents or (II) available to the Lender Parties under the Existing Collateral Security Documents, to the extent such costs and expenses are not recovered from such foreclosure, sale or other disposition, (y) any review or approval by DOE in connection with the delivery of collateral or substitute collateral, if any, under any of the Transaction Documents, or (z) any amendment, supplement or modification of any Transaction Document, or any waiver or consent under any Transaction Document;

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(iii)          to the extent permitted by Law, interest on any and all amounts described in this Article IV (other than Loan Document Amounts, interest on which shall accrue and be payable only to the extent (including subject to any conditions provided for therein and any defenses of the Borrower thereunder or in respect thereof), at the times, in the manner and in the amounts provided for in the Loan Documents (excluding this Section 4.1)) from the date payable by DOE under the Program Financing Agreement (or, in the case of amounts other than principal and interest on the Notes, from the fifth Business Day after a demand therefor) until payment thereof in full by the Borrower, at the Late Charge Rate.

(b)           Subject to Section 4.5 (Payment of Loan Document Amounts), all amounts payable under Section 4.1(a) shall be payable within five Business Days after a demand therefor, in U.S. Dollars, in full, without any requirement on the part of DOE to seek reimbursement from any other sources of indemnity therefor.

4.2           Subrogation.  In furtherance of and not in limitation of DOE’s right of subrogation, the Borrower acknowledges that, to the extent of any payment made by DOE of Reimbursement Amounts, DOE shall be fully subrogated to the extent of any such payment, and any additional interest due on any late payment, to the rights of FFB under the Notes, the Note Purchase Agreement and any other Transaction Documents.  The Borrower agrees to such subrogation and agrees to execute such instruments and to take such actions as DOE may reasonably request to evidence such subrogation and to perfect the right of DOE to receive any amounts paid or payable thereunder.  If and to the extent that DOE shall be fully and indefeasibly reimbursed in cash or immediately available funds by the Borrower pursuant to Section 4.1 (Reimbursement and Other Payment Obligations) in respect of any payment made by DOE of Reimbursement Amounts, such reimbursement shall be deemed to constitute an equal and corresponding payment in respect of DOE’s rights of subrogation hereunder in respect of such payment of Reimbursement Amounts.

4.3           Obligations Absolute.

(a)       Subject to Section 4.5 (Payment of Loan Document Amounts), the obligations of the Borrower under this Article IV shall be absolute and unconditional, and shall be paid or performed strictly in accordance with this Agreement under all circumstances irrespective of:

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(i)            any lack of validity or enforceability of, or any amendment or other modifications of, or waiver with respect to the Notes, this Agreement or any other Loan Document;

(ii)           any exchange or release of any other obligations hereunder;

(iii)          the existence of any claim, setoff, defense, reduction, abatement or other right which the Borrower may have at any time against DOE or any other Person;

(iv)         any document presented in connection with any Loan Document proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(v)          any payment by DOE pursuant to the terms of the Program Financing Agreement against presentation of a certificate or other document which does not strictly comply with terms of such Program Financing Agreement;

(vi)         any breach by the Borrower of any representation, warranty or covenant contained in any of the Loan Documents;

(vii)        except to the extent prohibited by mandatory provisions of Law, status as, and any other rights of, a “debtor” under the Uniform Commercial Code as in effect from time to time in the State of New York or under the Law of any other relevant jurisdiction;

(viii)       any duty on the part of DOE to disclose any matter, fact or thing relating to the business, operations or financial or other condition of the Borrower now known or hereafter known by DOE;

(ix)          any disability or other defense of the Borrower or any other Person;

(x)           any act or omission by DOE that directly or indirectly results in or aids the discharge of the Borrower or any other Person, by operation of Law or otherwise;

(xi)          any change in the time, manner or place of payment of, or in any other term of, all or any of its obligations or liabilities hereunder or any compromise, renewal, extension, acceleration or release with respect thereto, any change in the collateral subject to its obligations or liabilities hereunder or any amendment or waiver of or any consent to departure from any other guarantee for all or any of its obligations or liabilities hereunder;

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(xii)         any change in the corporate structure or existence of the Borrower;

(xiii)        any exchange, taking, or release of Collateral;

(xiv)        any application of ATVM Collateral to the Note B Secured Obligations or Existing Collateral to the Note A Secured Obligations; or

(xv)         any other circumstances or conditions, foreseen or unforeseen, now existing or hereafter occurring, which might otherwise constitute a defense available to, or discharge of, the Borrower in respect of any Loan Document (other than a defense of payment or performance).

(b)       Subject to Section 4.5, the Borrower and any and all others who may become liable for all or part of the obligations of the Borrower under this Agreement agree to be bound by this Article IV and, to the extent permitted by Law:

(i)            waive and renounce any and all redemption and exemption rights and the benefit of all valuation and appraisement privileges against the indebtedness and obligations evidenced by any Transaction Documents or by any extension or renewal thereof;

(ii)           waive presentment and demand for payment, notices of nonpayment and of dishonor, protest of dishonor and notice of protest, except as expressly provided otherwise in the Transaction Documents;

(iii)          waive all notices in connection with the delivery and acceptance hereof and all other notices in connection with the performance, default or enforcement of any payment hereunder except as required hereby or by the other Transaction Documents;

(iv)          waive all rights of abatement, diminution, postponement or deduction, and any defense (other than a defense of payment or performance), that any party to any Transaction Document or any beneficiary thereof may have at any time against DOE or any other Person, or out of any obligation at any time owing to DOE or FFB;

(v)           agree that its liabilities hereunder shall be unconditional and without regard to any setoff, counterclaim or the liability of any other Person for the payment hereof;

(vi)          agree that any consent, waiver or forbearance hereunder with respect to an event shall operate only for such event and not for any subsequent event;

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(vii)         consent to any and all extensions of time that may be granted by DOE or FFB with respect to any payment hereunder or other provisions hereof and to the release of any security at any time given for any payment hereunder, or any part thereof, with or without substitution, and to the release of any Person or entity liable for any such payment;

(viii)        waive all defenses and allegations based on or arising out of any contradiction or incompatibility among its obligations or liabilities hereunder and any of its other obligations;

(ix)           waive, unless and until its obligations or liabilities hereunder have been performed, paid, satisfied or discharged in full, any right to enforce any remedy that DOE or FFB now has or may in the future have against the Borrower or any other Person;

(x)            waive any benefit of, or any right to participate in, any guarantee or insurance whatsoever now or in the future held by DOE or FFB;

(xi)           waive the benefit of any statute of limitations affecting its liability hereunder; and

(xii)          consent to the addition of any and all other makers, endorsers, guarantors and other obligors for any payment hereunder, and to the acceptance of any and all other security for any payment hereunder, and agree that the addition of any such obligors or security shall not affect the liability of the parties hereto for any payment hereunder.

(c)       The Borrower shall remain liable for (i) its reimbursement and other payment obligations under this Agreement and the other Loan Documents and (ii) its payment obligations to the Lender Parties under the Existing Collateral Security Documents until such obligations have been irrevocably paid or otherwise satisfied and discharged in full in accordance with this Agreement and the other Transaction Documents, and nothing except irrevocable payment, satisfaction or discharge in full thereof in accordance with this Agreement and the other Transaction Documents shall release the Borrower from such obligations.

(d)       Except as expressly provided herein, (i) the obligations and liabilities of the Borrower under this Agreement or the other Loan Documents and (ii) the obligations and liabilities of the Borrower to the Lender Parties under the Existing Collateral Security Documents shall not be conditioned or contingent upon the pursuit or exercise by DOE, FFB or any other Person at any time of any right or remedy (nor shall such obligations and liabilities be affected, released or modified by any action, failure, delay or omission by DOE, FFB or any other Person in the enforcement or exercise of any right or remedy under Law) against any Person that may be or become liable in respect of all or any part of the obligations and liabilities of the Borrower (x) under this Agreement or the other Loan Documents or (y) to the Lender Parties under the Existing Collateral Security Documents.

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4.4           Evidence of Payment.  In the event of any payment by DOE that is required to be reimbursed or indemnified by the Borrower, the Borrower agrees to accept evidence of payment by DOE as prima facie evidence of the amount thereof.

4.5           Payment of Loan Document Amounts.

(a)       Anything in this Article IV to the contrary notwithstanding, including Section 4.4 (Evidence of Payment), (i) amounts payable by the Borrower pursuant to Section 4.1 (Reimbursement and Other Payment Obligations) in respect of payments made or required to be made by DOE to FFB on account of Loan Document Amounts shall be payable by the Borrower only to the extent (including subject to any conditions provided for in the Loan Documents and any defenses of the Borrower under the Loan Documents), at the times, in the manner and in the amounts that such Loan Document Amounts would otherwise have been payable by the Borrower under the Loan Documents (including, for the avoidance of doubt, on an accelerated basis following the occurrence of an Event of Default), (ii) amounts payable by the Borrower under Section 4.1 shall be without duplication of any amounts payable by the Borrower pursuant to (v) this Agreement, (w) the Notes, (x) the Note Purchase Agreement, (y) the subrogation rights referred to in Section 4.2 (Subrogation) or (z) the provisions of Section 12.8 (Indemnification) and (iii) no amount shall be payable by the Borrower under Section 4.1 in respect of payments made or required to be made by DOE to FFB in respect of any liability, loss, cost or expense relating to or arising out of any sale, assignment or other transfer of any Note or portion thereof by FFB to DOE, except during the continuance of an Event of Default.

(b)       If an event permitting the acceleration of any Advance and/or any Note shall at any time have occurred and be continuing, and such acceleration of any Advance and/or any Note shall at such time be prevented by reason of the pendency against the Borrower or any other Person of a case or proceeding under a bankruptcy or insolvency law, the Borrower agrees that, for purposes of this Agreement and its obligations hereunder, in respect of any payment made by DOE to FFB, such Advance and/or such Note shall be deemed to have been accelerated with the same effect as if such Advance and/or such Note had been accelerated in accordance with the terms of the Funding Agreements.

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ARTICLE V

CONDITIONS PRECEDENT

5.1           Conditions Precedent to the Principal Instrument Delivery Date.  The obligation of DOE to deliver to FFB the Principal Instruments in accordance with Section 4.2 of the Note Purchase Agreement required for FFB, on the Financial Closing Date, to purchase the Notes is subject to the prior satisfaction (or waiver in writing), as determined by (x) in all cases, DOE, in its sole discretion, and (y) with respect to any documents or instruments addressed to FFB or to which FFB is party, FFB, in its sole discretion, of each of the following conditions precedent as of the Principal Instrument Delivery Date and to their continued satisfaction on the Financial Closing Date (but in no event later than September 30, 2009).

(a)       Loan Documents.  DOE shall have received fully executed originals in sufficient counterparts for each of DOE, FFB and any Collateral Trustee, in each case that is party thereto, of each of the following documents, each of which shall be in form and substance satisfactory to DOE and each such party thereto, and shall be in full force and effect:

(i)            Arrangement Agreement.  This Agreement;

(ii)           Funding Agreements. Each of the following documents (the “Funding Agreements”):

(A)           the Program Financing Agreement;

(B)           the Note Purchase Agreement;

(C)           Note A; and

(D)           Note B.

(iii)           Guarantee.  The Guarantee;

(iv)           ATVM Collateral Security Documents. Each of the following documents:

(A)           the ATVM Collateral Trust Agreement;

(B)           the ATVM Collateral Security Agreement; and

(C)           the UCC-1 financing statements to be filed in each of the recording offices specified in Schedule 6.14(d).

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(v)           Existing Credit Agreement and Existing Collateral Security Document Designations and Intercreditor Agreement.  Each of the following:

(A)          evidence that the Note A Secured Obligations have been designated “Second Priority Additional Debt” under the Existing Collateral Trust Agreement;

(B)          evidence that DOE and, to the extent contemplated in the Intercreditor Agreement, the Intercreditor Agent, have been designated as “Additional Debt Representatives” in respect of the Note A Secured Obligations under the Existing Collateral Trust Agreement;

(C)          evidence that the Note A Secured Obligations have been designated “Permitted Phase I Government Debt” under the Existing Credit Agreement; and

(D)          the Intercreditor Agreement.

(b)       Borrower FFB Documents.  DOE shall have received each of the documents, including the Borrower Instruments, the Certificate Specifying Authorized Borrower Officials and the Opinion of Borrower’s Counsel re: Borrower Instruments required to be delivered by the Borrower pursuant to Section 3.2 of the Note Purchase Agreement.

(c)       Existing Credit Agreement and Secured Note Amendments.  DOE shall have received certified copies of the amendments to the Existing Credit Agreement and the Note Purchase Agreement in respect of the Borrower’s 9.5% Guaranteed Secured Note due January 1, 2018 authorizing the transactions contemplated by this Agreement and the other Loan Documents.

(d)       Existing Collateral Security Documents.  DOE shall have received certified copies of the Existing Collateral Security Agreement and the Existing Collateral Trust Agreement.

(e)       Due Diligence Review.  DOE shall have completed its due diligence review of the Borrower, the other Obligors, each of the Projects and all other matters related thereto, and the results thereof shall be satisfactory to DOE in its sole discretion.

(f)        Obligor Certificates.  DOE shall have received a fully executed original certificate of each Obligor, dated the Principal Instrument Delivery Date, substantially in the form of Exhibit B, with appropriate insertions and attachments, including (i) the certificate of incorporation or certificate of formation or equivalent document of such Obligor certified by the relevant authority of the jurisdiction of organization of such Obligor, (ii) the by-laws, operating agreement or other similar constitutive document of such Obligor, (iii) a long form good standing certificate for such Obligor (other than Grupo Ford) from its jurisdiction of organization and (iv) solely in the case of Grupo Ford, (x) a certified copy of the relevant Folio Mercantil and (y) a copy of its Registro de Socios.

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(g)       Information.  DOE shall have received a fully executed original certificate of the Borrower, dated the Principal Instrument Delivery Date, substantially in the form of Exhibit C, certifying that:

(i)            the information contained in the Application, together with all other information delivered by or on behalf of the Borrower or any Subsidiary in connection with such Application and the negotiation of the Loan Documents, including the Information Certificate, when taken as a whole, is true and complete in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein in light of the circumstances under which such statements were made, not misleading in any material respect; and

(ii)           no event has occurred that has caused (A) the Borrower to cease to be an Eligible Applicant, as defined in the Applicable Regulations, or (B) any Project to cease to be an Eligible Project, as defined in the Applicable Regulations.

(h)       Information Certificate.  DOE shall have received, at least ten days prior to the Principal Instrument Delivery Date, an executed Information Certificate substantially in the form, dated June 23, 2009, previously submitted to and accepted by DOE.

(i)        Lien Searches.  DOE shall have received the results of recent lien searches, satisfactory to DOE in its sole discretion, in Delaware and each other jurisdiction in which Uniform Commercial Code financing statements are required to be filed pursuant to Section 5.3(h) (Advance Approval Conditions Precedent), together with copies of any financing statements disclosed by such searches and such searches shall disclose no Liens on any assets encumbered by any Existing Collateral Security Document, except for Existing Collateral Permitted Liens.

(j)        Evidence of no Judgment Liens.  DOE shall have received a fully executed original certificate from a Responsible Officer of the Borrower that the Borrower does not have a judgment lien against any of its property for a debt owed to the United States of America and the Borrower does not have an outstanding debt (other than a debt under the Internal Revenue Code of 1986) owed to the United States of America or any agency thereof that is in delinquent status, as the term “delinquent status” is defined in 31 C.F.R. § 285.13(d).

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(k)       Legal Opinions.  DOE shall have received executed originals of the following legal opinions, each dated as of the Principal Instrument Delivery Date:

(i)            the legal opinion of Davis Polk and Wardwell LLP, counsel to the Borrower and its Subsidiaries, substantially in the form of Exhibit D;

(ii)           the legal opinion of an associate general counsel to the Borrower, substantially in the form of Exhibit E;

(iii)          the legal opinion of local counsel in each of:  Delaware, substantially in the form of Exhibit F-1; Bermuda, substantially in the form of Exhibit F-2 and Mexico, substantially in the form of Exhibit F-3;

Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement and the Funding Agreements as DOE or FFB may reasonably require.

(l)        Environmental Review.  DOE shall have received, in form and substance satisfactory to DOE, information sufficient for DOE to complete the NEPA review process with respect to each Project in accordance with DOE policy; provided that DOE acknowledges that, as of the date hereof, no further information is required to be delivered pursuant to this Section 5.1(l).

(m)      Financial Statements.  DOE shall have received (i) the most recent publicly filed audited annual financial statements and unaudited quarterly financial statements of the Borrower, (ii) the most recent statutory audited consolidated annual financial statements for each of FMCC, Ford South Africa and Volvo, (iii) the most recent statutory audited annual financial statements for each of Ford Argentina, Ford Canada, Grupo Ford and Ford Mexico, (iv) the most recent statutory audited annual financial statements of any Foreign Pledgee, in each case under clauses (ii), (iii) and (iv) above, to the extent the Borrower has an ongoing obligation to deliver such financial statement as of the Principal Instrument Delivery Date under the Existing Credit Agreement; provided that any financial statements required to be delivered with respect to the Borrower or FMCC shall be deemed to have been delivered if included in the Borrower’s or FMCC’s Annual Report on Form 10-K or the Borrower’s or FMCC’s Quarterly Report on Form 10-Q for the relevant period filed with the SEC;

(n)       Project Business Plan.  DOE shall have received, at least five Business Days prior to the Principal Instrument Delivery Date, an updated Project Business Plan, substantially in the form of the “Sample Project Business Plan”, dated June 23, 2009, previously submitted to and accepted by DOE or in such other form as may be acceptable to DOE.

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(o)       Consents.  DOE shall have received, in form and substance satisfactory to DOE, (i) evidence that all Governmental Approvals and other consents, approvals and waivers listed on Schedule 5.1(o), each in form and substance satisfactory to DOE, shall have been duly obtained, (ii) a copy thereof certified as of the Principal Instrument Delivery Date by a Responsible Officer of the Borrower as being true and complete and (iii) a fully executed original certificate of a Responsible Officer of the Borrower stating that such consents, approvals and waivers are in full force and effect and that all applicable waiting periods have expired without any action being taken or threatened which would restrain, prevent or otherwise impose adverse conditions on the Borrower.

(p)       Insurance.  DOE shall have received, in form and substance satisfactory to DOE, a copy of a fully executed original insurance certificate confirming (i) the material property and casualty and excess liability insurance carried by the Borrower and (ii) that (x) DOE is named as an additional insured under the Borrower’s excess liability insurance policy or policies to the extent that the claim or loss relates directly or indirectly to any Project, and (y) in the case of property and casualty insurance, to the extent provided by the Borrower to the lenders under the Existing Credit Agreement, DOE will be named, to the extent not inconsistent with the rights of the holders of Senior Obligations, loss payee;

(q)       Payment of the Facility Fee.  DOE shall have received, in form and substance satisfactory to it, confirmation that the Facility Fee due and payable on the Principal Instrument Delivery Date has been paid in full.

(r)        Lobbying Certification.  DOE shall have received, in form and substance satisfactory to it, the certification to be filed by recipients of federal loans regarding lobbying, in the form set forth in Appendix A to 31 C.F.R. Part 21, attached hereto as Exhibit G, and, if required under 31 C.F.R. Part 21, disclosure forms to report lobbying, in the form set forth in Appendix B to 31 C.F.R. Part 21, attached hereto as Exhibit H.

(s)       Representations and Warranties.  DOE shall have received, in form and substance satisfactory to it, evidence that each of the representations and warranties made by any Obligor in or pursuant to the Transaction Documents (other than the representations and warranties contained in Article 8 of the Note Purchase Agreement) shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent that any representation or warranty contained in any Existing Collateral Security Document relates to an earlier date, in which case such representation or warranty shall have been true and correct in all material respects on and as of such earlier date).

(t)        Reliance Letters.  DOE shall have received, in form and substance satisfactory to it, reliance letters permitting DOE and FFB to rely on each of the legal opinions delivered with respect to the Existing Collateral.

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(u)       Other Documents and Information.  FFB and DOE shall have received any other certificates, documents, agreements and information respecting the Borrower and each other Obligor as they may have reasonably requested.

5.2           Conditions Precedent to FFB Purchase of the Notes.  The obligation of FFB to deliver an acceptance notice pursuant to Section 5.1 of the Note Purchase Agreement to purchase each of the Notes is subject to the prior satisfaction (or waiver in writing) as determined by FFB of each of the following conditions precedent as of the date of the Principal Instrument Delivery Date and as of the Financial Closing Date:

(a)       Conditions Precedent in the Funding Agreements.  Each condition precedent under the Funding Agreements to the purchase of each of the Notes by FFB shall have been satisfied in the sole determination of FFB.

(b)       Receipt of the Principal Instruments.  FFB shall have received from DOE each of the Principal Instruments.

(c)       Representations and Warranties.  Each of the representations and warranties made in Sections 6.2 (No Change), 6.6 (Litigation), 6.7 (No Default), 6.8 (Ownership of Property), 6.9 (Intellectual Property), 6.13 (Guarantors; Pledged Equity), 6.14(c) (Security Documents) and 6.20 (Project Business Plan) shall be true and correct in all material respects on and as of such date as if made on and as of such date.

5.3           Advance Approval Conditions Precedent.  The obligation of DOE to deliver an Advance Request Approval Notice directing FFB to make each Advance (including the initial Advance) in accordance with the Note Purchase Agreement and the relevant Note is subject to the prior satisfaction (or waiver in writing) of each of the following conditions precedent as of a date not later than the third Business Day prior to the Requested Advance Date and to their continued satisfaction on the Requested Advance Date for such Advance:

(a)       Advance Request.  DOE shall have received from the Borrower, no later than (i) seven Business Days, in the case of an Advance or Advances in an amount less than or equal to $100,000,000, or (ii) 10 Business Days, in the case of an Advance or Advances in an amount in excess of $100,000,000, prior to such Requested Advance Date, an Advance Request in accordance with Section 2.3 (Mechanics for Requesting Advances) and the relevant Note.

(b)       Representations and Warranties.  Each of the representations and warranties made by any Obligor in or pursuant to the Transaction Documents (other than the representations and warranties contained in Article 8 of the Note Purchase Agreement) shall be true and correct in all material respects on and as of such date as if made on and as of such date (except to the extent such representations and warranties relate to an earlier date (including those set forth in Sections 6.2 (No Change), 6.6 (Litigation), 6.7 (No Default), 6.8 (Ownership of Property), 6.9 (Intellectual Property), 6.13 (Guarantors; Pledged Equity) and 6.14(c) (Security Documents)), in which case, such representations and warranties shall have been true and correct in all material respects as of such earlier date).

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(c)       No Default.  No Default or Event of Default shall have occurred and be continuing on such date, before and after giving effect to the extensions of credit requested to be made on such date.

(d)       Performance Metrics.  With respect to any portion of any Advance or Advances corresponding to a Project or a Sub-Program, as of the previous Reporting Date, (x) the Borrower shall not have failed to achieve (i) any Post-Program Approval Timing Milestone for such Project or any Sub-Program thereof by more than four months after the corresponding date set forth in the Project Business Plan or (ii) Program Approval for such Project or any Sub-Program thereof by more than 24 months after the Estimated Program Approval Date set forth for such Project or Sub-Program in the Project Business Plan, (y) the anticipated fuel economy status with respect to such Project set forth on the page titled “Project Business Plan – Fuel Economy” under the heading “Present Status – Fuel Economy (MPG)” of the Project Business Plan (the “Fuel Economy Status”) shall have met the Fuel Economy Requirement for at least one of the prior two reporting periods, and (z) the Fuel Economy Status for such Project shall not be more than 5% below the relevant Fuel Economy Target for such Project, provided that, so long as the Borrower cannot satisfy the conditions precedent set forth in this Section 5.3(d) with respect to a Project (such Project, a “Noncompliant Project”), no Advances shall be made to fund Eligible Project Costs with respect to such Project or any Sub-Program thereof.  For the avoidance of doubt, if all of the other conditions precedent set forth in this Section 5.3 and Section 5.4 (Conditions Precedent to FFB Advance) have been satisfied or waived, Advances with respect to Eligible Project Costs for Projects satisfying the conditions precedent set forth in this Section 5.3(d) shall be made notwithstanding the existence of a Noncompliant Project.

(e)          Aggregate Advances.  Evidence that (i) the aggregate principal amount of all outstanding Advances made with respect to any Project under the Notes, after giving effect to the Advances to be made on the Requested Advance Date, do not exceed the Project Maximum Loan Amount with respect to such Project, (ii) the aggregate principal amount of all outstanding Advances made with respect to all Projects under the Notes, after giving effect to such Advances, do not exceed the Maximum Total Loan Amount, (iii) the aggregate principal amount of all outstanding Advances made under Note A does not exceed the Maximum Total Loan A Amount, (iv) the aggregate principal amount of all outstanding Advances made under Note B does not exceed the Maximum Total Loan B Amount and (v) the Borrower has made all Borrower Project Payments required pursuant to Section 7.13 (Borrower Project Commitment).

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(f)        Davis-Bacon Act.  DOE shall have received a certification of the Borrower that the Borrower is in compliance with the obligation to pay prevailing wages to all laborers and mechanics employed by contractors or subcontractors during construction, alteration or repair of assets that are financed with proceeds of any Advances.

(g)       No Federal Funding.  DOE shall have received a certification of the Borrower that for all Advances, (i) neither the Borrower nor any of its Subsidiaries has any application for Federal Funding pending with respect to the Eligible Project Costs to be reimbursed out of the requested Advance or Advances, and (ii) no Eligible Project Costs to be reimbursed out of the requested Advance or Advances are Noneligible ATVM Project Costs.

(h)       Filings, Registrations and Recordings.  If the Borrower shall have added any additional filing or other requirements to Schedule 6.14(d) since the date on which the most recent previous Advance was made, evidence that such additional filing or other requirements have been satisfied.

(i)        Release of ATVM Collateral.  DOE shall have received a Collateral Release, substantially in the form attached hereto as Exhibit I, executed by the Administrative Agent and the Existing Collateral Trustee (a “Collateral Release”), releasing from the Liens thereon granted under the Existing Collateral Documents the ATVM Collateral Uniquely Identified on the updated Asset Register delivered in connection with such Advance Request.

(j)        Conditions Precedent in the Funding Agreements.  Each of the conditions precedent (other than delivery of the Advance Request Approval Notice by DOE) to (i) an Advance (including the initial Advance) under Note A in accordance with the Note Purchase Agreement and Note A have been satisfied or (ii) an Advance (including the initial Advance) under Note B in accordance with the Note Purchase Agreement and Note B have been satisfied.

5.4           Conditions Precedent to FFB Advance.  The obligation of FFB to make each Advance (including the initial Advance) under the Note Purchase Agreement and the relevant Note is subject to the prior satisfaction (or waiver in writing) as determined by FFB of each of the following conditions precedent as of the date of the relevant Advance Request and as of the Advance Date:

(a)       Receipt of Advance Request Approval Notice.  FFB shall have received from DOE an Advance Request Approval Notice.

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(b)       Absence of Drawstop Notice.  No Drawstop Notice shall have been delivered to DOE or FFB.

5.5           Advance Deductions.  Unless the Borrower shall have prepaid the applicable Advance in the amount of such excess as provided in Section 3.6(c)(ii) (Prepayments), prior to each Requested Advance Date immediately following delivery of an Agreed-Upon Procedures Report indicating that proceeds of any Advance were not applied to pay Eligible Project Costs for the relevant Project for which such funds were drawn, the Borrower shall (x) in the relevant Advance Request, deduct from the total amount of the Advance or Advances to be made on such Requested Advance Date an amount equal to the amount that would otherwise have been prepayable by the Borrower pursuant to Section 3.6(c)(ii) and (y) together with the relevant Advance Request, deliver, by an Acceptable Delivery Method, a certificate executed by a Responsible Officer, substantially in the form set forth in the Form of Advance Request, certifying as to the amount of such deduction, provided that if the aggregate amount of the Advances requested to be made on such Requested Advance Date is less than the total amount to be deducted on such Requested Advance Date, the Borrower shall deduct an amount equal to the total amount of the Advance or Advances requested to be made on such date and the remaining shortfall shall be deducted by the Borrower from Advances requested in future Advance Requests made on future Requested Advance Dates until such amount has been deducted in full.

5.6           Satisfaction of Conditions Precedent.  DOE hereby agrees that (x) by delivering the Principal Instruments on the Principal Instrument Delivery Date, DOE shall be deemed to have approved of or consented to, or to be satisfied with, each of the matters set forth in Section 5.1 (Conditions Precedent to the Principal Instrument Delivery Date) that must be approved or consented to by, or be satisfactory to, DOE, and (y) FFB, by delivering an acceptance notice under Section 5.1 of the Note Purchase Agreement or making any Advance under the Note, shall be deemed to have approved of or consented to, or to be satisfied with, each of the matters set forth in Section 5.1 or in Section 5.2 (Conditions Precedent to FFB Purchase of the Notes) which must be approved or consented to by, or satisfactory to, FFB.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES
OF THE BORROWER

To induce DOE to enter into this Agreement and to arrange for FFB to purchase the Notes and offer extensions of credit thereunder, the Borrower hereby represents and warrants to and in favor of DOE and FFB that:

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6.1           Financial Condition.  The consolidated financial statements of the Borrower included in its Annual Report on Form 10−K, for the twelve-month period ended December 31, 2008 (the “2008 10−K”) and in its Quarterly Report on Form 10−Q for the three-month period ended June 30, 2009 (the “Second Quarter 2009 10−Q”), each as amended on or before the Principal Instrument Delivery Date and filed with the SEC, present fairly, in all material respects, in accordance with GAAP, the financial condition and results of operations of the Borrower and its Subsidiaries as of the end of, and for, (i) the twelve-month period ended on December 31, 2008 and (ii) the three-month and six-month periods ended June 30, 2009, respectively; provided that the foregoing representation shall not be deemed to have been materially incorrect if, in the event of a subsequent restatement of such financial statements, the changes reflected in such restatement(s) are not materially adverse to the rights and interests of DOE or FFB under the Transaction Documents (taking into account the creditworthiness of the Borrower and its Subsidiaries, taken as a whole, and the value of the Borrowing Base at such time).

6.2           No Change.  Between the date of filing with the SEC of the Second Quarter 2009 10−Q and the Principal Instrument Delivery Date, there has been no development or event which has had a Material Adverse Effect.

6.3           Existence.  Each Obligor (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, (ii) has the power and authority to conduct the business in which it is engaged and (iii) is duly qualified and in good standing in each jurisdiction where it is required to be so qualified and in good standing, except to the extent all failures with respect to the foregoing clauses (i), (ii) and (iii) could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.4           Power; Authorization; Enforceable Obligations.  Each Obligor has the requisite power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is a party and has taken all necessary corporate or other action to authorize the execution, delivery and performance thereof and has duly executed and delivered each Transaction Document to which it is a party and each such Transaction Document constitutes a legal, valid and binding obligation of such Person enforceable against each such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.5           No Legal Bar.  The execution, delivery and performance of this Agreement and the other Transaction Documents, the issuance of the Notes, the borrowings under the Funding Agreements, the use of the proceeds thereof and Reimbursement Obligations hereunder will not violate any Requirement of Law or any Contractual Obligation of any Obligor, except to the extent all such violations could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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6.6           Litigation.  Except as set forth, or contemplated, in the 2008 10−K or the Second Quarter 2009 10−Q filed with the SEC, no litigation, investigation, proceeding or arbitration is pending, or to the best of the Borrower’s knowledge, is threatened against the Borrower or any Significant Guarantor as of the Principal Instrument Delivery Date that could reasonably be expected to have a Material Adverse Effect.

6.7           No Default.  As of the Principal Instrument Delivery Date, neither the Borrower nor any Significant Guarantor is in default under any of its material Contractual Obligations, except where such default could not reasonably be expected to have a Material Adverse Effect.

6.8           Ownership of Property.  As of the Principal Instrument Delivery Date, the Borrower and each Initial Guarantor, as applicable, has title in fee simple to the Mortgaged Property and has good title to all of its other property; provided that the foregoing representation shall not be deemed to have been incorrect, if (i) the property with respect to which the Borrower or a Guarantor cannot make such representation has a Net Book Value of less than $250,000,000 or (ii) with respect to defects in title to any real property, such defects could not reasonably be expected to detract from the current use or operation of the affected real property in any material respect.  In addition, to the extent that any defect in title to any Mortgaged Property is insured against in any title insurance policy for the benefit of the Existing Collateral Trustee, such defect shall not be taken into account for purposes of the preceding sentence up to the amount of such insurance coverage.

6.9           Intellectual Property.  As of the Principal Instrument Delivery Date, the Borrower and each Initial Guarantor own, or are licensed to use, all Intellectual Property necessary for the operation of their respective businesses as currently conducted and as proposed to be conducted, except where the failure to own or be licensed could not reasonably be expected to have a Material Adverse Effect.

6.10         Federal Regulations.  No part of the proceeds of any Advance, and no other extensions of credit under the Funding Agreements, will be used for any purpose that violates the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System of the United States (or any successor).

6.11         ERISA.  Each Plan, the Borrower and its Subsidiaries are in compliance with all material provisions of ERISA and all material applicable provisions of the Code, except to the extent that all failures to be in compliance could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

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6.12         Investment Company Act.  No Obligor is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940.

6.13         Guarantors; Pledged Equity.  As of the Principal Instrument Delivery Date, the information set forth on Schedule 6.13(a) and Schedule 6.13(b) is true and correct in all material respects; provided that the foregoing representation shall not be deemed to be materially incorrect unless the failure of such representation to be correct results in property having a having a Net Book Value in excess of $250,000,000 being excluded from the Borrowing Base.

6.14         Security Documents.

(a)       The Existing Collateral Security Agreement and each Mortgage is effective to create in favor of the Existing Collateral Trustee, for the benefit of the Existing Collateral Secured Parties, a legal, valid and enforceable security interest in the Existing Collateral described therein; provided that the foregoing representation shall not be deemed to have been incorrect if (i) such Existing Collateral Security Documents are not effective with respect to Existing Collateral having an aggregate Net Book Value of less than $250,000,000 or (ii) at any time after the Principal Instrument Delivery Date, the Borrowing Base Coverage Ratio is at least 1.25 to 1.00 (calculated on a pro forma basis assuming such Existing Collateral for which the Existing Collateral Security Documents are not so effective is excluded from the Borrowing Base).

(b)       The ATVM Collateral Security Agreement is effective to create in favor of the ATVM Collateral Trustee, for the benefit of the ATVM Collateral Secured Parties, a legal, valid and enforceable security interest in the Identified ATVM Collateral described in the Asset Register (as updated prior to the date such representation is made or deemed to be made) delivered by the Borrower prior to any date upon which this representation is made or deemed made and as updated prior to any date upon which this representation is made or deemed to be made; provided that the foregoing representation shall not be deemed to have been incorrect if such ATVM Collateral Security Agreement is not effective with respect to ATVM Collateral having an aggregate Net Book Value of less than $75,000,000.

(c)       As of the Principal Instrument Delivery Date, the Uniform Commercial Code financing statements listed on Schedule 6.14(c), and the recordation of the Mortgages in the recording offices listed on Schedule 1.1E to the Existing Credit Agreement, all of which have been filed or recorded and copies of which have been delivered to DOE prior to the date hereof, are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office) that are necessary to establish a legal, valid and perfected security interest in favor of the Existing Collateral Trustee (for the benefit of the Existing Collateral Secured Parties) in respect of all Existing Collateral in which the Lien granted pursuant to the Existing Collateral Security Documents may be perfected by filing, recording or registering in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements; provided that the foregoing representation shall not be deemed to have been incorrect to the extent any security interest is not perfected with respect to Existing Collateral having an aggregate Net Book Value of less than $250,000,000.

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(d)           The filings, including the Uniform Commercial Code financing statements and the filing, if any, of the ATVM Collateral Security Agreement or short form thereof in the United States Copyright Office (the “USCO”), recordings and registrations listed on Schedule 6.14(d) (as the same may be amended, supplemented or updated by the Borrower from time to time with the consent of DOE, such consent not to be unreasonably withheld, including updates to reflect any addition of other filings, recordings or other steps to achieve perfection with respect to additional categories of ATVM Collateral, if any, pursuant to Section 7.4(j), provided that no such consent shall be required in the case of (i) any such addition or (ii) any amendment or supplement necessary to cause the representation in this Section 6.14(d) to be true and correct when made or required to be made), are all the filings, recordings and registrations that are necessary to establish a legal, valid and perfected security interest in favor of the ATVM Collateral Trustee (for the benefit of the ATVM Collateral Secured Parties) in respect of all Identified ATVM Collateral described in the Asset Register delivered by the Borrower prior to any date upon which this representation is made or deemed to be made in which the Lien granted pursuant to the ATVM Collateral Security Documents may be perfected by filing, recording or registering in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements, provided that the foregoing representation shall not be deemed to have been incorrect to the extent such security interests are not perfected with respect to Identified ATVM Collateral having an aggregate Net Book Value of less than $75,000,000.

6.15         Environmental Laws.  The Borrower and each Mortgaged Property, and operations thereon, are in compliance in all material respects with all applicable Environmental Laws, except to the extent failure to comply would not reasonably be expected to have a Material Adverse Effect.

6.16         OFAC and USA PATRIOT Act.

(a)          None of the Borrower, any other Obligor or any of their respective Subsidiaries is a Prohibited Person, and the Borrower, each Obligor and all such Subsidiaries are in compliance with all applicable published orders, rules and regulations of OFAC.

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(b)       Neither the Borrower nor any other Obligor, nor any of their members, directors, officers, parents or Subsidiaries:  (x) is subject to United States or multilateral economic or trade sanctions in which the United States participates; (y) is owned or controlled by, or act on behalf of, any governments, corporations, entities or individuals that are subject to United States or multilateral economic or trade sanctions in which the United States participates; or (z) is a Prohibited Person or is otherwise named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom United States persons may not conduct business, including but not limited to lists published or maintained by OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State.

(c)       None of the Collateral is traded or used, directly or indirectly by a Prohibited Person or by a Person organized in a Prohibited Jurisdiction.

(d)       The Borrower and each other Obligor has established an anti-money laundering compliance program if and as required by the USA PATRIOT Act.

6.17         Eligibility of Borrower, Projects.  The Borrower is an Eligible Applicant and each Project is an Eligible Project.

6.18         Approvals, Permits and Consents.  No permit, consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the construction, operation or maintenance of any Project, except such permits, consents, authorizations, approvals, notices or filings (i) the failure of which would not be expected to materially affect the Borrower’s ability to construct, operate or maintain the relevant Project or (ii) as have been obtained by the Borrower and are in full force and effect.

6.19         Compliance with Laws, Program Requirements.  The Borrower and each other Obligor is in compliance with (i) all applicable Law (other than the Program Requirements) except to the extent that the failure to comply therewith could not, in the aggregate, have a Material Adverse Effect and (ii) all Program Requirements with respect to each of the Projects.

6.20         Project Business Plan.  As of the Principal Instrument Delivery Date, the Project Business Plan was prepared in good faith and on the basis of assumptions that were reasonable on the Principal Instrument Delivery Date.

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6.21         Federal Funding.  Other than as set forth on Schedule 6.21, no application has been delivered by the Borrower to, and no application is pending review or approval by, any Governmental Authority for allocation of Federal Funding to any Project.

ARTICLE VII

AFFIRMATIVE COVENANTS

The Borrower hereby agrees that until the date all of the Note A Obligations and the Note B Obligations have been paid in full and the Loan Commitment Amount has been reduced to zero:

7.1           Amendments to Certain Agreements.

(a)       The Borrower shall deliver to DOE, promptly following its having been submitted to the lenders under the Existing Credit Agreement generally, copies of any proposed amendment, modification or waiver under the Existing Credit Agreement that is submitted to the lenders thereunder generally for their approval.  Promptly following the effectiveness of any amendment, modification or waiver of the Existing Credit Agreement, the Borrower shall promptly, within four Business Days, deliver to DOE a copy of such amendment, modification or waiver.

(b)       Upon entering into any amendment, modification or waiver of the Existing Credit Agreement or any extension, renewal, replacement, refinancing or any other form of refunding of the Existing Credit Agreement (a “Replacement Credit Agreement”) or any amendment or other modification or waiver of any Replacement Credit Agreement, in any such case (each being a “Modifying Agreement”) pursuant to which any representations and warranties (other than representations in Sections 6.14(b) (Security Documents), 6.14(d), 6.16 (OFAC and USA PATRIOT Act), 6.17 (Eligibility of Borrower, Projects), 6.18 (Approvals, Permits and Consents), 6.19 (Compliance with Laws, Program Requirements), 6.20 (Project Business Plan) and 6.21 (Federal Funding)), covenants (other than this Section 7.1 and Sections 7.3(b) (Maintenance of Property; Insurance), 7.4(f) (Additional Collateral, Etc.), 7.4(h), 7.4(j), 7.5 (Use of Proceeds), 7.6 (Books, Records and Inspections), 7.7 (Approvals; Government Approvals), 7.8 (Compliance with Program Requirements), 7.9 (Advanced Technology Vehicles), 7.10 (Davis-Bacon Act), 7.11 (Investment Earnings), 7.12 (Federal Funding), 7.13 (Borrower Project Commitment), 8.2(a)(i)(B) (Reports) (unless the covenant in Section 9.2 is eliminated or modified so as to make the certification required under 8.2(a)(i)(B) no longer correspond to any such covenant), 8.2(b), 8.3(b) (Notices), 9.3(b) (Liens), 9.5(i) (Assets Acquired with Proceeds of any Advance), 9.10 (Use of Proceeds), 9.11 (Debarment), 9.12 (Public Statements), 9.13 (Limitation on Senior Obligations) and 9.14 (Noneligible ATVM Project Costs)) or events of default (other than 10.1(a) (Events of Default), 10.1(c)(i) (to the extent it relates to a breach of Section 9.11), 10.1(i) (to the extent it relates to the ATVM Collateral Trust Agreement or any other ATVM Collateral Security Document) and 10.1(l)) are changed, added or deleted (or any equivalent or related provision or related definition is changed, added or deleted), DOE and the Borrower shall, as promptly as practical following the consummation of such Modifying Agreement (or, in the case of any such Modifying Agreement whose effectiveness is conditioned upon the effectiveness of a corresponding amendment, modification or waiver to this Agreement, as promptly as practical following the Borrower’s having advised DOE of the provisions of the proposed Modifying Agreement), enter into an amendment of this Agreement to make corresponding changes or additions hereto in respect of representations and warranties, covenants and events of default (and any equivalent or related provision and related definition).

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7.2           Maintenance of Business; Existence.  The Borrower will continue to engage primarily in the automotive business and preserve, renew and keep in full force and effect its corporate existence and take all reasonable actions to maintain all rights necessary for the normal conduct of its business, except to the extent that failure to do so would not have a Material Adverse Effect.

7.3           Maintenance of Property; Insurance.

(a)        The Borrower will, and will cause each Significant Guarantor to, maintain, as appropriate, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in amounts (after giving effect to any self insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as the Borrower believes (in the good faith judgment of the management of the Borrower) are reasonable in light of the size and nature of its business.

(b)       The Borrower shall (i) designate DOE as an additional insured under the Borrower’s excess liability insurance policy or policies to the extent the claim or loss relates directly or indirectly to any Project and (ii) to the extent provided by the Borrower to the lenders under the Existing Credit Agreement or any Replacement Credit Agreement and not inconsistent with the rights of the holders of Senior Obligations, designate DOE as loss payee under the Borrower’s property and casualty insurance policy or policies.  In addition, the Borrower shall cause a customary insurance certificate to be delivered to DOE evidencing any such designation of DOE as an additional insured or loss payee, as the case may be, under any such policy.

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7.4           Additional Collateral, Etc.

(a)       Within 30 days after the formation or acquisition of any Additional Guarantor (or the making of a single investment or a series of related investments having a value (determined by reference to Net Book Value, in the case of an investment of assets) of $500,000,000 or more in the aggregate by the Borrower or a Guarantor, directly or indirectly, in a Domestic Subsidiary (other than an Excluded Subsidiary) that is not a Guarantor that results in such Domestic Subsidiary becoming an Additional Guarantor), the Borrower shall (or shall cause the relevant Subsidiary to) (i) execute and deliver to the Existing Collateral Trustee such amendments or supplements to the Existing Collateral Security Agreement as the Administrative Agent deems necessary to grant to the Existing Collateral Trustee, for the benefit of the Existing Collateral Secured Parties, a perfected security interest in the Capital Stock of such Additional Guarantor (or Domestic Subsidiary receiving such investment(s)), (ii) deliver to the Existing Collateral Trustee the certificates, if any, representing such Capital Stock (to the extent constituting “certificated securities” under the Uniform Commercial Code), together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Existing Loan Party, and (iii) cause such Additional Guarantor (or Domestic Subsidiary receiving such investment(s)) (A) to become a party to the Existing Collateral Security Agreement, the Existing Collateral Trust Agreement and the Guarantee, (B) to take such actions as necessary to grant to the Existing Collateral Trustee for the benefit of the Existing Collateral Secured Parties a valid, perfected security interest in the Existing Collateral described in the Existing Collateral Security Agreement with respect to such Additional Guarantor (or Domestic Subsidiary receiving such investment(s)), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by law.

(b)       Within 30 days after the formation or acquisition any new Foreign Subsidiary the Capital Stock of which is owned directly by the Borrower or any Guarantor (other than the Capital Stock of any Excluded Subsidiary or any other Subsidiary to the extent the ownership interest in such Subsidiary has a Net Book Value of $500,000,000 or less), the Borrower shall (or shall cause the relevant Subsidiary to) promptly (i) execute and deliver to the Administrative Agent such amendments or supplements to the Existing Collateral Security Agreement as the Existing Collateral Trustee or the Administrative Agent deems necessary to grant to the Existing Collateral Trustee, for the benefit of the Existing Collateral Secured Parties, a perfected security interest in a portion of the Capital Stock of such new Foreign Subsidiary that is owned by the Borrower or such Guarantor (provided that in no event shall more than 66% of the total outstanding Voting Stock of any such new Foreign Subsidiary be required to be so pledged unless the Borrower in its sole discretion otherwise agrees) and (ii) deliver to the Existing Collateral Trustee the certificates, if any, representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the Borrower or the relevant Guarantor, and take such other action as may be reasonably requested by the Existing Collateral Trustee or the Administrative Agent in order to perfect the Existing Collateral Trustee’s security interest therein (provided that in no event shall such actions require the execution or delivery of a pledge agreement or similar instrument governed by any law other than the laws of the State of New York).

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(c)       The Borrower shall use its commercially reasonable efforts to (i) grant to the Existing Collateral Trustee a security interest in the Capital Stock of any newly formed or after acquired joint venture (or a holding company parent thereof) owned directly by the Borrower or a Guarantor if the amount recorded by the Borrower or such Guarantor as its investment in such joint venture exceeds $250,000,000 and (ii) in the case of any domestic joint venture in which the Borrower directly or indirectly owns at least 80% of the voting or economic interest, to cause such joint venture to become a Guarantor (in each case, it being understood that such efforts shall not require any economic or other significant concession with respect the terms of such joint venture arrangements).

(d)       Within 60 days of the occurrence thereof, the Borrower will notify the ATVM Collateral Trustee and DOE of any changes to the name, jurisdiction of incorporation or legal form of the Borrower or any Guarantor.

(e)       If Ford Motor Vehicle Assurance Company, LLC is not liquidated within six months of the Financial Closing Date, the Borrower shall cause Ford Motor Vehicle Assurance Company, LLC to execute the Guarantee and become a Guarantor thereunder.

(f)        Identification of Collateral.

(i)            No later than the last day of each calendar month until the first such date following the date on which all ATVM Collateral consisting of capital assets (x) has been capitalized, (y) has ceased to be owned by the Borrower or (z) has been written off by the Borrower (such date, the “Final Equipment and Fixture Identification Date”), in each case at least one month prior to such date, the Borrower (A) will deliver to the ATVM Collateral Trustee and DOE a copy of an updated Asset Register identifying on the capital asset schedule of the Asset Register all ATVM Collateral that had been capitalized as of the last day of the prior calendar month (it being understood that this Section 7.4(f)(i) shall be satisfied during the Availability Period by the delivery of an updated Asset Register in connection with each Advance Request pursuant to Section 2.3 (Mechanics for Requesting Advances)), (B) will deliver to DOE a Collateral Release executed by the Administrative Agent and the Existing Collateral Trustee with respect to such Asset Register, and (C) upon delivery of such Asset Register, shall be deemed to have made the representations in Sections 6.14(b) and 6.14(d) (Security Documents) on such date; provided that, on the Final Equipment and Fixture Identification Date, the Borrower shall deliver to DOE and the Collateral Trustee, by, in the case of DOE, an Acceptable Delivery Method, a certificate executed by a Responsible Officer which shall be substantially in the form of the document titled “Form of Certificate of Final Equipment and Fixture Identification Date,” dated September 16, 2009 previously submitted to and accepted by DOE.

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(ii)           No later than the last day of each calendar month until the first such date following the date on which (x) all trade secrets or inventions the Development of which was financed with the proceeds of Advances that (I) have been incorporated into a patent application filed with the United States Patent and Trademark Office (the “PTO”) or (II) the Borrower has determined that such trade secrets or inventions will not be incorporated into any such application and (y) all copyrightable works incorporated into engineering drawings or technical descriptions embodying or illustrating trade secrets or inventions referred to in clause (x)(I) above, which drawings or descriptions were created by the engineers who invented such trade secrets or inventions (other than any such drawings or descriptions included in any owners’ manuals, maintenance manuals or the like in any medium), have been included in a copyright application filed with the USCO or the Borrower has determined that such drawings and technical descriptions will not be incorporated in any such application (such date, the “Final Intellectual Property Identification Date”), the Borrower (A) will deliver to the ATVM Collateral Trustee and DOE a copy of an updated Asset Register (1) identifying on the intellectual property schedule of the Asset Register all ATVM Collateral consisting of patents or patent applications that have been filed with the PTO as of the last day of the prior calendar month and (2) identifying on the intellectual property schedule of the Asset Register all copyrightable works for which the Borrower intends to file a copyright application, as evidenced by Borrower’s designation of such copyright for registration in its intellectual property management system, and all copyright applications or copyright registrations, in each case with respect to engineering drawings or technical descriptions embodying or illustrating trade secrets or inventions incorporated into patents or patent applications referred to in clause (A)(1) above, which drawings or descriptions were created by the engineers who invented such trade secrets or inventions (other than any such drawings or descriptions included in any owners’ manuals, maintenance manuals or the like in any medium) that have been filed with the USCO as of the last day of the prior calendar month (it being understood that this Section 7.4(f)(ii) shall be satisfied during the Availability Period by the delivery of an updated Asset Register in connection with each Advance Request pursuant to Section 2.3), (B) will deliver to DOE a Collateral Release executed by the Administrative Agent and the Existing Collateral Trustee with respect to such Asset Register, and (C) upon delivery of such Asset Register, shall be deemed to have repeated the representations in Sections 6.14(b) and 6.14(d) on such date; provided that, on the Final Intellectual Property Identification Date, the Borrower shall deliver to DOE and the Collateral Trustee, by, in the case of DOE, an Acceptable Delivery Method, a certificate executed by a Responsible Officer which shall be substantially in the form of the document titled “Form of Certificate of Final Intellectual Property Identification Date,” dated September 16, 2009 previously submitted to and accepted by DOE.

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(iii)          Subject to Section 7.4(j) below, each Asset Register delivered pursuant to this Section 7.4 or delivered with an Advance Request pursuant to Section 2.3 shall Uniquely Identify all Equipment and Fixtures the acquisition or Development of which, all patents and patent applications the Development of which and all copyrights and copyright applications with respect to all copyrightable works incorporated into engineering drawings or technical descriptions embodying or illustrating trade secrets or inventions included in any such patent or patent application, which drawings or descriptions were created by the engineers who invented such trade secrets or inventions (other than any such drawings or descriptions included in any owners’ manuals, maintenance manuals or the like in any medium) has been (or, in the case of an Asset Register delivered with an Advance Request, upon the funding of the Advance or Advances requested in such Advance Request, will have been) financed with the proceeds of Advances, in each case to the extent that, as of the Calculation Date (in the case of Asset Registers delivered in connection with an Advance Request) or the last day of the prior calendar month (in the case of Asset Registers delivered pursuant to this Section 7.4) to which such Asset Register relates, (x) in the case of Equipment and Fixtures, such assets shall have been capitalized in accordance with the Borrower’s then existing accounting policies, which accounting policies shall be carried out in accordance with GAAP and (y) in the case of patents and patent applications, copyright applications and copyright registrations, an application shall have been filed with the PTO or USCO; provided that the foregoing obligations shall not have been violated if Equipment, Fixtures, patents, patent applications, copyrights or copyright applications that have not been so Uniquely Identified have an aggregate Net Book Value of less than $75,000,000.

(g)       The Borrower shall promptly take such steps as the Administrative Agent may reasonably request in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created in the Existing Collateral. Notwithstanding anything to the contrary herein or in any other Transaction Document, neither the Borrower nor any Guarantor shall be required to perfect the security interests granted by it in any Existing Collateral by any means other than by (i) execution, delivery and recordation of a Mortgage, (ii) filings pursuant to the Uniform Commercial Code of the relevant State(s) (including with respect to fixtures covered by any Mortgage) or equivalent filings under local jurisdictions to the extent required with respect to the pledge of the Capital Stock of any member of the Restricted Pledgee Group, (iii) delivery to the Existing Collateral Trustee to be held in its possession of each promissory note listed on Schedule 5.1(g) to the Existing Credit Agreement and Schedule 7.4 hereto, together with an undated endorsement for each such promissory note executed in blank by a duly authorized officer of the pledgor thereof, and, to the extent certificated and constituting “certificated securities” under the Uniform Commercial Code, Capital Stock listed on Schedule 4.13 to the Existing Credit Agreement, Schedule 6.13(b) hereto or required to be pledged pursuant to Section 6.7(a) of the Existing Credit Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, (iv) delivery of each other promissory note or certificated Capital Stock and constituting “certificated securities” under the Uniform Commercial Code constituting Collateral to the extent such promissory note evidences Indebtedness, or such Capital Stock has a Net Book Value, in excess of $250,000,000, together with an undated endorsement or stock power for each such promissory note or certificate, as applicable, executed in blank by a duly authorized officer of the pledgor thereof and (v) filing with the United States Patent and Trademark Office against trademarks listed on Schedule 1.1F to the Existing Credit Agreement.

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(h)       The Borrower shall promptly take such steps as DOE may reasonably request in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created in the ATVM Collateral.  Notwithstanding anything to the contrary herein or in any other Loan Document, neither the Borrower nor any Guarantor shall be required to perfect the security interests granted by it in any ATVM Collateral by any means other than by (i) filings pursuant to the Uniform Commercial Code of the relevant State(s), including fixture filings and any other financing statement with respect to fixtures and any financing statement amendments required to perfect the first-priority Lien over all Identified ATVM Collateral set forth on any Asset Register, (ii) filings with the USCO against any copyright or copyright applications in respect of engineering drawings or technical descriptions embodying or illustrating the trade secrets or inventions included in a patent or patent application included in the ATVM Collateral, which drawings or descriptions were created by the engineers who invented such trade secrets or inventions (other than any such drawings or descriptions included in any owners’ manuals, maintenance manuals or the like in any medium), (iii) in the event the Borrower acquires or Develops any real property with the proceeds of any Advance, execution, delivery and recordation of a mortgage against such real property and (iv) any additional steps required with respect to additional categories of ATVM Collateral pursuant to Section 7.4(j).

(i)        If any Subsidiary, other than a Guarantor, guarantees the Existing Credit Agreement, the Borrower shall promptly cause such Subsidiary to become a guarantor under the Guarantee.

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(j)        If, at any time, the Borrower proposes to (i) acquire or Develop, with the proceeds of any Advances, any assets or property (other than patents) having an aggregate value in excess of $5,000,000, which assets fall outside the categories of assets in which a security interest is granted under the then outstanding ATVM Collateral Security Documents (the “Non-Pledged Asset Classes”) or (ii) acquire any patents having an aggregate value in excess of $2,500,000 with the proceeds of any Advances, the Borrower shall promptly, but in any event not later than 30 days thereafter, (w) notify DOE thereof, (x) enter into such amendments to the ATVM Collateral Security Documents, or enter into additional ATVM Collateral Security Documents, as shall be reasonably requested by DOE in order to grant a legal and valid security interest in such assets, (y) take such additional steps, if any, as DOE shall reasonably request that are necessary to, appropriate or desirable to fully perfect such security interest, provided that if such security interest can be perfected by the filing of Uniform Commercial Code financing statements (including any fixture filings), no additional or further steps in respect of perfecting such security interest shall be required and (z) in the case of any additional class or classes of assets with a value in excess of $25,000,000, deliver legal opinions from counsel, reasonably satisfactory to DOE, with respect to the validity and perfection of such security interest.

7.5           Use of Proceeds.  The proceeds of each Advance will be used by the Borrower for the reimbursement of Eligible Project Costs paid by the Borrower in connection with each Project.  Neither DOE nor FFB shall have any responsibility as to the use of any proceeds of any Advance.

7.6           Books, Records and Inspections.

(a)       The Borrower shall keep proper records and books of account, in which entries are correct and accurate in all material respects and sufficient to prepare financial statements in accordance with GAAP and facilitate the effective and accurate audit and performance evaluation of the Projects pursuant to the Program Requirements;

(b)          The Borrower shall consult and cooperate with DOE and FFB regarding each of the Projects upon their request and shall permit officers and designated representatives of DOE, FFB or the United States Comptroller General to visit and inspect any Project and any other facilities and properties of the Borrower and any pertinent books, documents, papers and records of Borrower for the purpose of audit, examination, inspection and monitoring at any reasonable time during normal business hours, and to examine and discuss the affairs, finances and accounts of the Borrower with the officers of the Borrower.  The Borrower shall afford proper facilities for such inspection, shall make copies (at Borrower’s expense) of any records that are subject to such inspection, shall make available all information related to each Project, including all patents, technology and proprietary rights owned or controlled by Borrower and utilized in the construction, startup or operation of the Projects, and shall permit the taking of samples as may be reasonably necessary in order to determine the technical progress, soundness of financial condition, management stability, compliance with environmental requirements, adequacy of health and safety conditions, and all other matters with respect to the Projects.

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(c)       The Borrower shall authorize the Borrower’s Independent Auditor to communicate directly with DOE, FFB and the United States Comptroller General at any time regarding any Agreed-Upon Procedures Report and the Borrower’s accounts and operations relating thereto;

(d)       In the event that the Borrower’s Independent Auditor should cease to be the accountants of the Borrower for any reason, the Borrower shall appoint and maintain as the Borrower’s Independent Auditor another firm of independent public accountants, which firm shall be authorized by the SEC to audit the books and records of a corporation listed on the New York Stock Exchange; and

(e)       The Borrower shall retain all records relating to expenditures with respect to which Advances were made for five years after the Advances were made with respect to such expenditure.

7.7           Approvals; Government Approvals.  The Borrower shall obtain on a timely basis and thereafter maintain, or cause to be maintained, in good legal standing and validity all permits, licenses, approvals and consents (including Governmental Approvals) necessary to ensure completion and normal operation of each Project, except to the extent such failure to obtain or maintain any such permits, licenses, approvals or consents could not reasonably result in a Material Adverse Effect.

7.8           Compliance with Program Requirements.  The Borrower shall comply with all Program Requirements in connection with each of the Projects.

7.9           Advanced Technology Vehicles.  The Borrower shall, in accordance with the Application and the Project Business Plan, develop, manufacture, assemble and introduce advanced technology vehicles (as defined in the Applicable Regulations) and components as necessary to meet or exceed the overall annual fuel economy improvements projected by the Borrower in the Application and the current Project Business Plan for the Borrower’s vehicles manufactured, assembled and/or sold in the United States.

7.10         Davis-Bacon Act.  The Borrower shall comply with the provisions of the Davis-Bacon Act and any applicable rules and regulations promulgated pursuant thereto, including the obligation to pay or cause to be paid prevailing wages to all laborers and mechanics employed by its contractors or subcontractors during the construction, alteration or repair of assets that are financed with the proceeds of any Advances.

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7.11         Investment Earnings.  The Borrower shall return to DOE or FFB, as applicable, any earnings from any investment (whether from the acquisition of any stocks, notes or other securities or obligations, or from any other source) realized by the Borrower in connection with the Borrower’s use of the proceeds of any Advances, whether or not such use is permitted under the terms of this Agreement or the Program Requirements, to the extent such proceeds exceed the accrued interest expense due and payable by the Borrower pursuant to the Loan Documents, it being understood that, to the extent that Advances are funded to reimburse the Borrower for Eligible Project Costs paid by the Borrower prior to the funding of such Advances, this Section 7.11 shall not apply to any earnings on investments made with such proceeds.

7.12         Federal Funding.  Promptly, but in no event later than 15 days after the Borrower obtains knowledge thereof, the Borrower shall deliver to DOE notice of (i) the Potential Grant Funded Eligible Project Costs that have been or are to be 50% funded with the proceeds of the Grant (such portion the “Grant Funded Eligible Project Costs”), and identifying the remaining 50% portion of such Potential Grant Funded Eligible Project Costs that are not to be funded with the proceeds of the Grant (such portion together with the Grant Funded Eligible Project Costs, the “Noneligible ATVM Project Costs”) and (ii) any additional Eligible Project Costs that under the current Project Business Plan would not be funded out of Loan proceeds that the Borrower anticipates will be incurred during the Availability Period (“Proposed Substitute Eligible Project Costs”) that the Borrower proposes to substitute for any Noneligible ATVM Project Costs.  On the next Quarterly Reporting Date following any such notice, the Borrower shall provide DOE with a revised Project Business Plan reflecting the deletion from such Project Business Plan of such Noneligible ATVM Project Costs and the addition to such Project Business Plan of such Proposed Substitute Eligible Project Costs.  DOE shall have the right, in its sole discretion, to approve such Proposed Substitute Eligible Project Costs.

7.13         Borrower Project Commitment.  As of each Calculation Date, the aggregate amount of all Eligible Project Costs paid by the Borrower with respect to each Project out of funds other than proceeds of any Advances or Federal Funding (such payments, “Borrower Project Payments”) on or prior to such Calculation Date shall be at least equal to the sum of, without duplication, (i) the greater of (x) 20% of the aggregate amount of Eligible Project Costs (other than Cost Overruns and including Total Pre-Availability Period Eligible Project Costs) paid by the Borrower with respect to such Project on or prior to such Calculation Date and (y) 100% of the Total Pre-Availability Period Eligible Project Costs paid by the Borrower with respect to such Project, plus (ii) the aggregate amount of Cost Overruns paid on or prior to such Calculation Date with respect to such Project (such sum, the “Borrower Project Commitment” with respect to such Project).

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ARTICLE VIII

INFORMATION COVENANTS

The Borrower hereby agrees that until the date all of the Note A Obligations and the Note B Obligations have been paid in full and the Loan Commitment Amount has been reduced to zero:

8.1           Financial Statements.

(a)       Borrower Financial Statements.  The Borrower shall deliver to DOE, audited annual financial statements and unaudited quarterly financial statements of the Borrower within 15 days after the Borrower is required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act (or, if the Borrower is not required to file annual financial statements or unaudited quarterly financial statements with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act, then within 15 days after the Borrower would be required to file the same with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act if it had a security listed and registered on a national securities exchange); provided, that the foregoing time period shall automatically be extended to the earlier of (i) the date that is five days prior to the date of the occurrence of any “event of default” (or any comparable term) under any of the Existing Notes as a result of the failure by the Borrower to provide annual or quarterly financial statements to the extent required under the related Existing Notes Indenture and (ii) in the case of audited annual financial statements, within 240 days after the end of the Borrower’s fiscal year, and in the case of unaudited quarterly financial statements, within 220 days after the end of each of the first three quarterly periods of each fiscal year; provided, further, that the such financial statements shall be deemed to be delivered upon the filing with the SEC of the Borrower’s Form 10−K or Form 10−Q for the relevant fiscal period.

(b)       Subsidiary Financial Statements.  The Borrower shall deliver (i) statutory audited consolidated annual financial statements for each of FMCC, Ford South Africa and Volvo, (ii) statutory audited annual financial statements for each of Ford Argentina, Ford Canada, Grupo Ford and Ford Mexico and (iii) during any period when the Capital Stock of any other Foreign Pledgee has an Eligible Value of greater than $0, the statutory audited annual financial statements for such Foreign Pledgee (commencing with the statements that have been used as the basis for such Eligible Value), in each case under clause (i), (ii) or (iii) above promptly after the same become available and only to the extent the Borrower has delivered to the Administrative Agent, or is required to deliver, such financial statements under the Existing Credit Agreement; provided that, if any such financial statements are not delivered within 240 days after the end the fiscal year of the relevant Subsidiary, the Eligible Value of the Capital Stock of such Person (or, in the case of Grupo Ford, the Eligible Value of the Grupo Ford Intercompany Note) shall be deducted from the Borrowing Base until such statements have been delivered to the Administrative Agent, but the failure to deliver such financial statements shall not otherwise constitute a Default or an Event of Default hereunder.

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8.2           Reports.  At its own expense the Borrower shall furnish or cause to be furnished to DOE, by an Acceptable Delivery Method, and if requested by FFB or DOE on behalf of FFB, to FFB by facsimile, with a reproduction of the signatures where required, the following items:

(a)       Compliance and Borrowing Base Certificates.

(i)            concurrently with the delivery of any financial statements pursuant to Section 8.1 (Borrower Financial Statements), a Compliance Certificate of a Responsible Officer (x) stating that, to the best of such Responsible Officer’s knowledge, no Default or Event of Default has occurred and is continuing as of the date of such certificate, except as specified in such certificate; and (y) (A) unless the lesser of (1) the Total Available Revolving Commitment (including any unused commitment under any Incremental Revolving Facility or any Permitted Additional Senior Facility) and (2) the excess of (i) the Borrowing Base as of such date over (ii) the Borrowing Base Debt at such date is equal to or greater than $4,000,000,000, containing a calculation of Available Liquidity as of the last day of the fiscal period covered by such financial statements or (B) if the lesser of (1) the Total Available Revolving Commitment (including any unused commitment under any Incremental Revolving Facility or any Permitted Additional Senior Facility) and (2) the excess of (i) the Borrowing Base as of such date over (ii) the Borrowing Base Debt at such date is equal to or greater than $4,000,000,000, containing a certification that Available Liquidity as of the last day of the fiscal period covered by such financial statements is equal to or greater than $4,000,000,000; and

(ii)           simultaneously with delivery thereof to the Administrative Agent pursuant to Section 6.3 of the Existing Credit Agreement, a copy of the Borrowing Base Certificate;

(b)       Reports; Project Business Plan and Additional Information.

(i)            Quarterly Progress Report.  on or prior to the 15th day of each February, May, August and November (each a “Quarterly Reporting Date”), a quarterly progress report for each Project, in substantially the form of the document titled “Quarterly Progress Report,” dated as of August 18, 2009, previously submitted to and accepted by DOE, setting forth for each Project and each related Sub-Program of each such Project (x) the financial performance for the immediately preceding fiscal quarter for each Project or Sub-Program of each such Project and (y) certification by the Borrower of the achievement of any Post-Program Approval Timing Milestones with respect of each Project or Sub-Program of each such Project during the immediately preceding fiscal quarter;

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(ii)           Revised Project Business Plan.  on or prior to the next Quarterly Reporting Date, following the receipt of Program Approval for any Project or any Sub-Program thereof, a revised Project Business Plan, together with the next quarterly report required to be submitted to DOE under subsection (i), setting forth the updated Project Targets, including updated Timing Milestones (the “Post-Program Approval Timing Milestones”) with respect to such Project or any Sub-Program;

(iii)          Semiannual Progress Report.  on or prior to the 15th day of each February and August (each a “Semiannual Reporting Date”), a semiannual progress report, in substantially the form of the document titled “Semiannual Progress Report,” dated as of August 18, 2009, previously submitted to and accepted by DOE, setting forth for each Project and each related Sub-Program (x) the Fuel Economy Status for such Project or Sub-Program as at the end of such semi-annual period, (y) the anticipated Program Approval Date for any Project or Sub-Program that has not received Program Approval and (z) the Technology Components comprising each such Project or Sub-Program;

(iv)          Agreed-Upon Procedures Report.  on or prior to November 30, 2009 (with respect to the initial Advance Request) and thereafter on or prior to the last day of each March, June, September and December thereafter, a report, in substantially the form of the document titled “Agreed-Upon Procedures Report,” dated September 16, 2009, previously submitted to and accepted by DOE, as such form may be revised from time to time by the Borrower and the Independent Auditor with the consent of DOE, which consent shall not be unreasonably withheld (an “Agreed-Upon Procedures Report”), prepared by the Independent Auditor;

(v)           Noncompliant Projects.  if, as of any Quarterly Reporting Date, any Project is a Noncompliant Project, a detailed description of the Borrower’s intentions with respect to such Project, which may include, at the election of the Borrower, a proposal to DOE to modify the Project Targets set forth in the Project Business Plan with respect to such Noncompliant Project, provided that such modification may be accepted or rejected by DOE, in its sole discretion and, if accepted by DOE, the Project Business Plan shall be modified accordingly; and

(vi)          Additional Information.  promptly upon request, such information or documents relating to any Project as DOE or FFB may reasonably request.

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8.3           Notices.

(a)       Defaults.  Promptly upon a Responsible Officer of the Borrower becoming aware thereof, the Borrower will give notice in Electronic Format to DOE of the occurrence of any Default or Event of Default.  Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

(b)       Debarment.  The Borrower shall provide immediate written notice in Electronic Format (including a brief description) to DOE if at any time a Responsible Officer of the Borrower becomes aware that the representations made with respect to Debarment Regulations were erroneous when made or have become erroneous by reason of changed circumstances.

ARTICLE IX

NEGATIVE COVENANTS

The Borrower hereby agrees that until the date all of the Note A Obligations and Note B Obligations have been paid in full and the Loan Commitment Amount has been reduced to zero:

9.1           Borrowing Base.  The Borrower shall not permit the Outstanding Amount of Borrowing Base Debt at any time to exceed the Borrowing Base in effect at such time for any period of five consecutive Business Days.

9.2           Available Liquidity.  The Borrower shall not permit Available Liquidity to be less than $4,000,000,000 at any time.

9.3           Liens.

(a)       Prior to the Existing Collateral Release Date, the Borrower will not, nor will it permit any Guarantor to, create, incur, assume or suffer to exist any Lien upon any of the Existing Collateral except Existing Collateral Permitted Liens.

(b)       Prior to the ATVM Collateral Release Date, the Borrower will not, nor will it permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of the ATVM Collateral, except ATVM Collateral Permitted Liens.

9.4           Restricted Group Debt.  Prior to the Existing Collateral Release Date, none of Volvo, any of its Subsidiaries or any member of the Restricted Pledgee Group will incur Indebtedness or provide a Material Guarantee, except:

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(a)       Indebtedness of the type described in clause (g) of the definition of Existing Collateral Permitted Liens;

(b)       Indebtedness incurred under working capital facilities entered into in the ordinary course of business;

(c)       Indebtedness owing to the Borrower or any Subsidiary; provided that any such Indebtedness owing to a Subsidiary that is not a Guarantor shall be subordinated in right of payment to any Indebtedness owing by Volvo or any of its Subsidiaries or such member of the Restricted Pledgee Group to the Borrower or any Guarantor;

(d)       Indebtedness consisting of subsidized loans made, or guaranteed, by a governmental or quasi governmental entity (including any international organization or agency);

(e)       Indebtedness outstanding as of the Existing Credit Agreement Closing Date and any Permitted Refinancing thereof;

(f)        in the case of any member of the Restricted Pledgee Group, any additional Indebtedness; provided that (i) the Borrowing Base Coverage Ratio after giving pro forma effect to the incurrence and application of proceeds thereof is at least 1.15 to 1.00 and (ii) any dividends received by the Borrower from the proceeds of any such Indebtedness in excess of $250,000,000 are reinvested in the Borrower’s business within 15 months or, to the extent not so reinvested are, unless such Credit Agreement Mandatory Prepayment Event shall have been waived, applied as a Credit Agreement Mandatory Prepayment Event pursuant to Section 2.18(a) of the Existing Credit Agreement; and

(g)       in the case of Volvo and its Subsidiaries, additional Material Guarantees and Indebtedness in an Outstanding Amount with respect to all such Material Guarantees and Indebtedness not to exceed $1,000,000,000 at any time;

provided, in each case, that the Outstanding Amount of such Indebtedness or Material Guarantees shall reduce the Eligible Value (but not below zero) of the Capital Stock or intercompany notes of such Person that constitute Existing Collateral as provided in Schedule 1.1B to the Existing Credit Agreement.

9.5           Asset Sale Restrictions.

(a)       Receivables and Inventory.  The Borrower shall not, and shall not permit any Guarantor to, Dispose of any receivables or inventory included in the Borrowing Base, except in the ordinary course of business.

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(b)       Non-Core Assets.  The Borrower shall not, nor shall it permit any Subsidiary to, Dispose of all or any portion of the Capital Stock (including by way of merger), or all or substantially all of the assets, of Automotive Components Holdings, and/or Automobile Protection Corp. unless in either case, the Net Cash Proceeds thereof are reinvested in the business of the Borrower within 15 months of such Disposition or, to the extent not so reinvested are, unless such Credit Agreement Mandatory Prepayment Event shall have been waived, applied as a Credit Agreement Mandatory Prepayment Event pursuant to Section 2.18(a) of the Existing Credit Agreement.

(c)       Volvo.  The Borrower shall not, nor shall it permit any Subsidiary to, Dispose of (i) all or any portion of the Capital Stock (including by way of merger) or to Dispose of (other than in the ordinary course of business or to another Subsidiary or the Borrower) more than 20% of the then Consolidated Total Assets of Volvo (initially determined based upon the audited financial statements of Volvo for the fiscal year ending December 31, 2008 and, commencing with the delivery of financial statements of Volvo delivered pursuant to Section 8.1(b) (Financial Statements), based upon the most recent consolidated balance sheet of Volvo contained therein) in a single transaction or a series of related transactions, unless (1) after giving pro forma effect to such Disposition and the application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.25 to 1.00, (2) the greater of (A) 50% of the Net Cash Proceeds thereof and (B) the amount of such proceeds necessary so that, after giving pro forma effect to such Disposition and application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.25 to 1.00, are, unless such Credit Agreement Mandatory Prepayment Event shall have been waived, applied to prepay the Existing Credit Agreement pursuant to Section 2.18(a) of the Existing Credit Agreement and (3) the remaining Net Cash Proceeds of such Disposition are reinvested in the business of the Borrower within 15 months of such Disposition or, to the extent not so reinvested are, unless such Credit Agreement Mandatory Prepayment Event shall have been waived, applied as a Credit Agreement Mandatory Prepayment Event pursuant to Section 2.18(a) of the Existing Credit Agreement or (ii) the Volvo Trade Name except in connection with a Disposition of all or substantially all of the Capital Stock or assets of Volvo.

(d)       Ford Motor Credit.  The Borrower shall not permit any Disposition or issuance of the Capital Stock of FMCC that results in the Borrower owning, directly or indirectly, less than 49% of the outstanding Capital Stock of FMCC. The Borrower shall not permit any other Disposition or issuance of the Capital Stock of FMCC unless (i) in the case of a primary offering of Capital Stock of FMCC, the Net Cash Proceeds of such Disposition are reinvested in the business of FMCC within 15 months of such Disposition or, to the extent not so reinvested are, unless such Credit Agreement Mandatory Prepayment Event shall have been waived, applied as a Credit Agreement Mandatory Prepayment Event pursuant to Section 2.18(a) of the Existing Credit Agreement and (ii) in the case of a Disposition of the Capital Stock of FMCC by the Borrower or any Subsidiary thereof, the Net Cash Proceeds thereof in an amount equal to the product of the Eligible Value of such Capital Stock constituting Eligible FMCC Pledged Equity and the Advance Percentage therefor as set forth in the most recent Borrowing Base Certificate delivered to the Administrative Agent are, unless such Credit Agreement Mandatory Prepayment Event shall have been waived, applied as a Credit Agreement Mandatory Prepayment Event pursuant to Section 2.18(a) of the Existing Credit Agreement.

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(e)       Ford Global Technologies.  The Borrower shall not permit the Disposition of all or any portion of the Capital Stock (including by way of merger), or all or substantially all of the assets, of Ford Global Technologies, LLC, except pursuant to Section 7.7(b)(i) of the Existing Credit Agreement.

(f)        Principal Trade Names. The Borrower shall not Dispose of any Principal Trade Name.

(g)       Other Principal Trade Names.  The Borrower shall not Dispose of any Other Principal Trade Name unless (i) after giving pro forma effect to such Disposition and the application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.00 to 1.00 and (ii) the greater of (1) 50% of the Net Cash Proceeds thereof and (2) the amount of such proceeds necessary so that, after giving pro forma effect to such Disposition and application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.00 to 1.00, are, unless such Credit Agreement Mandatory Prepayment Event shall have been waived, applied as a Credit Agreement Mandatory Prepayment Event pursuant to Section 2.18(a) of the Existing Credit Agreement.

(h)       Material PDMP.  The Borrower shall not, nor shall it permit, any Guarantor to Dispose of any PDMP having a Net Book Value in excess of $250,000,000 in a single transaction or a series of related transactions unless (i) after giving pro forma effect to such Disposition and the application of proceeds thereof, the Borrowing Base Coverage Ratio is at least 1.00 to 1.00 and (ii) the Eligible Value of the Eligible PDMP PP&E is reduced as provided in Schedule 1.1B to the Existing Credit Agreement.

(i)        Assets Acquired with Proceeds of any Advance.  The Borrower shall not, nor shall it permit any Subsidiary to, Dispose of any assets acquired or Developed with the proceeds of any Advances, unless (A) in the case of a Disposition to a Subsidiary, the consideration for such Disposition is based on the Net Book Value of such assets or the fair market value of such assets and (B) the Net Cash Proceeds received by the Borrower from the proceeds of any such Disposition are reinvested in the Borrower’s business in accordance with the term of Section 3.6(c)(i) or applied as Mandatory Prepayments pursuant to Section 3.6(c)(i).

(j)        Other Material Assets.  The Borrower shall not, nor shall it permit any Guarantor to Dispose of any other Existing Collateral not otherwise covered in paragraphs (a) through (h) above (other than in the ordinary course of business) having a Net Book Value equal to or greater than $500,000,000 in a single transaction or a series of related transactions unless (i) after giving pro forma effect to such Disposition and the application of proceeds therefrom, the Borrowing Base Coverage Ratio is at least 1.15 to 1.00 and (ii) the Net Cash Proceeds thereof are reinvested in the business of the Borrower within 15 months of such Disposition or, if not so reinvested are, unless such Credit Agreement Mandatory Prepayment Event shall have been waived, applied as a Credit Agreement Mandatory Prepayment Event pursuant to Section 2.18(a) of the Existing Credit Agreement.

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Notwithstanding anything in this Section 9.5 to the contrary, (i) any Disposition described in paragraphs (b), (c), (g), (h), or (j) above shall be permitted if (1) 100% of the Net Cash Proceeds of such Disposition are applied as a Credit Agreement Mandatory Prepayment pursuant to Section 2.18(a) of the Existing Credit Agreement and (2) at least 75% of the consideration for such Disposition is in the form of cash or cash equivalents, (ii) any Disposition described in paragraph (i) above that is made to a Subsidiary of the Borrower shall be permitted only if 100% of the consideration for such Disposition is in the form of cash or cash equivalents (including, for this purpose, and for purposes of Section 3.6(c)(i) and the definition of Specified ATVM Collateral Disposition, adjustments to inter-company balances outstanding between the Borrower and such Subsidiary) and (iii) any Disposition described in this Section 9.5 shall be permitted if such Disposition is (1) to the Borrower, (2) except in the case of paragraph (i), any Guarantor or (3) in the case of paragraph (b), any wholly owned Subsidiary of the Borrower.  In addition, it is understood that the Borrower and its Subsidiaries may otherwise Dispose of their assets except to the extent expressly restricted pursuant to this Section 9.5 and Sections 9.7 (Fundamental Changes) and 9.9 (Sales and Leasebacks).

9.6           Restricted Payments.  The Borrower will not (i) pay any dividend (other than dividends payable solely in stock of the Borrower) on, or redeem, retire or purchase, for cash consideration, its common stock (including any Class B stock, “Common Stock”), (ii) optionally prepay, repurchase, redeem or otherwise optionally satisfy or defease with cash or cash equivalents any Material Unsecured Indebtedness and (iii) so long any Advances (or any secured refinancing thereof) are outstanding, make any cash payments to holders of convertible debt securities with respect to the conversion value of any convertible debt securities upon the conversion thereof (any such payment referred to in clauses (i), (ii) and (iii), a “Restricted Payment”), other than:

(a)       repurchases of shares of Common Stock upon the exercise of stock options or warrants for such Common Stock;

(b)       repurchases of shares of Common Stock from officers, directors and employees or any executive or employee savings or compensation plans;

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(c)       derivatives or forward purchase agreements entered into to hedge obligations to repurchase Capital Stock under paragraphs (a) and (b) of this Section 9.6 or in connection with the issuance of convertible debt securities;

(d)       any Permitted Refinancing of Material Unsecured Indebtedness; provided that a certificate of a Responsible Officer of the Borrower is delivered to DOE, by an Acceptable Delivery Method, at least five Business Days (or such shorter period as DOE may reasonably agree) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement and such terms and conditions shall be deemed to satisfy the foregoing requirement unless DOE notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);

(e)       any Restricted Payments constituting redemption or other prepayment of Material Unsecured Indebtedness having a scheduled final maturity prior to the Maturity Date; provided that such redemption or prepayment occurs no earlier than the date that is six months prior to such scheduled final maturity;

(f)        additional Restricted Payments in an aggregate amount not to exceed $250,000,000 during any fiscal year and $500,000,000 in the aggregate;

(g)       additional redemptions or prepayments of Material Unsecured Indebtedness in an aggregate amount not to exceed $250,000,000 during any fiscal year and $500,000,000 in the aggregate; and

(h)       additional Restricted Payments at any time after January 1, 2010, in an amount not to exceed the Cumulative Growth Amount at such time.

9.7           Fundamental Changes.

(a)       The Borrower will not merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person unless no Default or Event of Default is continuing after giving effect to such transaction and (i) it shall be the continuing entity or (ii) (1) the Person formed by or surviving such merger or consolidation shall be an entity organized or existing under the laws of the United States, any state thereof, or the District of Columbia that expressly assumes all the obligations of the Borrower under the Transaction Documents pursuant to a supplement or amendment to this Agreement and each other Transaction Document reasonably satisfactory to (x) in the case of any Loan Document, DOE or (y) in the case of any Existing Collateral Security Document, the Administrative Agent, (2) each Guarantor reaffirms its obligations under the Transaction Documents and (3) DOE shall have received an opinion of counsel reasonably satisfactory to DOE and consistent with the opinions delivered on the Principal Instrument Delivery Date with respect to the Borrower.

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(b)       No Significant Guarantor shall merge or consolidate with any other Person or sell or convey all or substantially all of its assets to any Person unless (i) the Borrower or another Guarantor shall be the continuing entity or shall be the transferee of such assets or (ii) in connection with an asset sale permitted by Section 9.5 (Asset Sale Restrictions).

9.8           Negative Pledge.  The Borrower will not itself, and will not permit any Manufacturing Subsidiary to, incur, issue, assume, guarantee or suffer to exist any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (notes, bonds, debentures or other similar evidences of indebtedness for money borrowed being herein called “Debt”), secured by pledge of, or mortgage or lien on, any Principal Domestic Manufacturing Property of the Borrower or any Manufacturing Subsidiary, or any shares of stock of or Debt of any Manufacturing Subsidiary (such mortgages, pledges and liens being hereinafter called “Pledge” or “Pledges”), without effectively providing that the Note A Obligations and the Note B Obligations (together with, if the Borrower shall so determine, any other Debt of the Borrower or of such Manufacturing Subsidiary then existing or thereafter created ranking equally with the Note A Obligations and the Note B Obligations) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured Debt so secured plus all Attributable Debt of the Borrower and its Manufacturing Subsidiaries in respect of Sale and Leaseback Transactions would not exceed 5% of the Consolidated Net Tangible Automotive Assets; provided, however, that this Section 9.8 shall not apply to Debt secured by:

(a)       Pledges of property of, or on any shares of stock of or Debt of, any corporation existing at the time such corporation becomes a Manufacturing Subsidiary;

(b)       Pledges in favor of the Borrower or any Manufacturing Subsidiary;

(c)       Pledges in favor of any governmental body to secure progress, advance or other payments pursuant to any contract or provision of any statute;

(d)       Pledges of property, shares of stock or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or to secure the payment of all or any part of the purchase price thereof or to secure any Debt incurred prior to, at the time of, or within 60 days after, the acquisition of such property or shares or Debt for the purpose of financing all or any part of the purchase price thereof; and

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(e)       any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Pledge referred to in the foregoing paragraphs (a) to (d), inclusive; provided, however, that such extension, renewal or replacement Pledge shall be limited to all or a part of the same property, shares of stock or Debt that secured the Pledge extended, renewed or replaced (plus improvements on such property).

9.9           Sales and Leasebacks.  The Borrower will not itself, and it will not permit any Manufacturing Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Borrower or any Manufacturing Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Borrower or a Manufacturing Subsidiary for a period, including renewals, in excess of three years of any Principal Domestic Manufacturing Property which has been or is to be sold or transferred by the Borrower or such Manufacturing Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Domestic Manufacturing Property (a “Sale and Leaseback Transaction”) unless either:

(a)       the Borrower or such Manufacturing Subsidiary could create Debt secured by a Mortgage pursuant to Section 9.8 (Negative Pledge) on the Principal Domestic Manufacturing Property to be leased in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction without equally and ratably securing the Note A Obligations and the Note B Obligations; or

(b)       the Borrower, within 120 days after the sale or transfer shall have been made by the Borrower or by a Manufacturing Subsidiary, applies an amount equal to the greater of:  (i) the net proceeds of the sale of the Principal Domestic Manufacturing Property leased pursuant to such arrangement; or (ii) the fair market value of the Principal Domestic Manufacturing Property so leased at the time of entering into such arrangement (as determined by any two of the following:  the Chairman of the Board of the Borrower, its President, any Executive Vice President of the Borrower, any Group Vice President of the Borrower, any Vice President of the Borrower, its Treasurer or its Controller); to the retirement of Funded Debt of the Borrower; provided, however, that the amount to be applied to the retirement of Funded Debt of the Borrower shall be reduced by the principal amount of Funded Debt voluntarily retired by the Borrower within 120 days after such sale.

9.10         Use of Proceeds.  The Borrower will not, and will not permit any other Obligor to, use the proceeds of the Loans to pay any administrative or other fees relating to the Loans, including but not limited to the Facility Fee.

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9.11         Debarment.

(a)       The Borrower shall comply with the applicable requirements set forth in 2 C.F.R. 180 with respect to the construction, operation or maintenance of any Project, including the obligation to verify whether Persons with whom Ford enters into contracts in connection with the construction, operation or maintenance of any Project are excluded or disqualified in accordance with the approved verification methods set forth in 2 C.F.R. 180.300.

(b)       The Borrower will not fail to comply with any and all Debarment Regulations in a manner which results in the Borrower being debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or nonprocurement transaction with any United States federal government department or agency pursuant to any of such Debarment Regulations.

9.12         Public Statements.  Neither the Borrower nor any Subsidiary, nor any director, officer, employee or other agent affiliated with the Borrower or any Person affiliated with any of the foregoing, shall make any press announcements or public statement about the Agreement or the other Loan Documents or the financing transactions contemplated hereby or thereby without the prior approval of the Director of the ATVM Program at DOE, provided that the Borrower shall be permitted to make disclosures (x) that it reasonably believes to be required by applicable Law or (y) of information that is or becomes generally available to the public other than as a result of a disclosure by the Borrower or any of the Borrower’s officers, employees, agents or advisers in violation of this Agreement or any other Loan Document.

9.13         Limitation on Senior Obligations.  The security interest in the Existing Collateral granted by the Borrower in favor of DOE shall be subordinated solely to (a) prior perfected security interests securing (i) Indebtedness and letters of credit in an aggregate principal amount not to exceed $19,100,000,000 and (ii) for a period (which need not be continuous) not to exceed, in the aggregate, six calendar months during the period between the Financial Closing Date and the Maturity Date, Cash Management Obligations and Hedging Obligations in an amount not to exceed $1,500,000,000 at any time outstanding, and (b) Liens permitted by clauses (a), (b), (c), (d), (e), (f), (g), (h), (i), (j), (k) (only to the extent clause (k) relates to clauses (g), (h), (i) and (j)), (l), (m), (n), (q), (r), (s), (t), (u), (v) and (w) of the definition of Existing Collateral Permitted Liens (the liens described in this clause (b), “Designated Liens”) (the obligations secured by the liens described in clauses (a) and (b), “Senior Obligations”); provided that for purposes of this Section 9.13, if any Senior Obligations (“Refinancing Senior Obligations”) are incurred for the purpose of refinancing any outstanding Senior Obligations (“Refinanced Senior Obligations”), then, from the date of the incurrence of such Refinancing Senior Obligations through the earlier of (x) the date on which such Refinanced Senior Obligations are repaid, prepaid or redeemed and (y) 75 days after such date of incurrence, the Refinanced Amount (as defined below) of such Refinanced Senior Obligations shall be deemed not to be outstanding so long as (A) within five days of the incurrence of such Refinancing Senior Obligations the Borrower shall have provided written notice to DOE specifying (1) the Refinancing Senior Obligations incurred and the aggregate principal amount thereof, (2) the Refinanced Senior Obligations to be refinanced, and the aggregate principal amount thereof to be refinanced (the “Refinanced Amount”) with the proceeds of such Refinancing Senior Obligations and (3) the Borrower’s intentions as to how the cash and cash equivalents referred to in clause (B) below will be held pending application to the repayment, prepayment or redemption of the Refinanced Senior Obligations and (B) an aggregate amount of cash and cash equivalents at least equal to the Refinanced Amount is (1) pledged to the Existing Collateral Trustee under the Existing Collateral Trust Agreement to secure the Secured Obligations (as defined in the Existing Collateral Trust Agreement), (2) pledged to secure the Refinanced Senior Obligations (3) pledged to secure the Refinancing Senior Obligations or (4) held as a reserve to fund the repayment, prepayment or redemption of the Refinanced Senior Obligations.  The Borrower shall not incur any Indebtedness that benefits from a security interest that is pari passu with the security interest in such Existing Collateral granted therein by the Borrower in favor of DOE other than (w) any Permitted Phase I Government Debt, (x) any Permitted Phase II Government Debt, (y) Indebtedness that qualifies under the substantive provisions of the definition of Permitted Phase I Government Debt or Permitted Phase II Government Debt but is designated as Primary Second Lien Debt under the Existing Credit Agreement or (z) any Permitted Refinancing of any of the foregoing.

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9.14         Noneligible ATVM Project Costs.  The Borrower will not request any Advance under any Note for any Noneligible ATVM Project Costs.

ARTICLE X

EVENTS OF DEFAULT AND REMEDIES

10.1         Events of Default.  The occurrence of any of the following events shall constitute an “Event of Default” hereunder.

(a)       the Borrower shall fail to pay (i) any principal of any Note, any principal of any Permitted Phase II Government Debt or any Reimbursement Obligation on account of principal when due, (ii) any interest, Reimbursement Obligation on account of interest or any Facility Fee hereunder or under any Permitted Phase II Government Debt Document for a period of five Business Days after the same becomes due and payable or (iii) any other amount due and payable under any Transaction Document or under any Permitted Phase II Government Debt Document (other than the Borrower Project Commitment) for 30 days after receipt of notice of such failure by the Borrower from DOE (other than, in the case of amounts in this clause (iii), any such amount being disputed by the Borrower in good faith); or

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(b)       any representation or warranty made or deemed made by the Borrower or any other Obligor in any Transaction Document (other than any representation or warranty made by the Borrower pursuant to Article 8 of the Note Purchase Agreement upon execution of the Note Purchase Agreement) or any certified statement furnished by the Borrower (including any Borrowing Base Certificate, Information Certificate or Advance Request), shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

(c)       the Borrower or any Significant Guarantor shall default in the observance or performance of (i) its agreements in Section 9.11 (Debarment) or Section 8.1 (Financial Statements), (ii) its agreements in Section 9.1 (Borrowing Base) or Section 9.2 (Available Liquidity) for a period of 20 consecutive days or (iii) any other agreement contained in this Agreement or any other Transaction Document and, with respect to clause (iii) only, such default shall continue unremedied for a period of 30 days after notice thereof to the Borrower from DOE; or

(d)       the Borrower or any Significant Guarantor shall (i) default in making any payment of any principal of any Indebtedness or any Guarantee Obligation in respect of Indebtedness beyond the period of grace, if any; or (ii) default in making any payment of any interest on any such Indebtedness or Guarantee Obligation, in each case beyond the period of grace, if any; provided, that a default, event or condition described in clause (i) or (ii) of this paragraph (d) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i) or (ii) of this paragraph (d) shall have occurred and be continuing with respect to Indebtedness or any such Guarantee Obligation the aggregate outstanding principal amount of which exceeds $1,000,000,000; or

(e)       any Indebtedness incurred under the Existing Credit Agreement, any Permitted Additional Notes, any Permitted Additional Senior Facilities, any Permitted Second Lien Debt (other than Indebtedness referred to in Section 10.1(a)) or any other Indebtedness issued or guaranteed by the Borrower or any Significant Guarantor with an aggregate outstanding principal amount of $1,000,000,000 or more shall have been accelerated by the holders thereof as a result of a default thereunder; or

(f)        (i) the Borrower, any Significant Guarantor, FMCC, a Volvo Group Member or Ford Canada shall (A) commence any case, proceeding or other action under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors (1) seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or (B) make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower, any Significant Guarantor, FMCC, a Volvo Group Member or Ford Canada any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or

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(g)       (i)(A) any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period has been sought and rejected under Section 412 of the Code; (B) any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA; (C) the PBGC shall have terminated a Plan or appointed a trustee to administer any Plan; (D) any Plan shall have an accumulated funding deficiency which has not been waived; or (E) the Borrower or any Commonly Controlled Entity has incurred a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971 or 4975 of the Code; and (ii) any of the foregoing has had a Material Adverse Effect; or

(h)       one or more judgments or decrees shall be entered in the United States against the Borrower or any Significant Guarantor that is not vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days, and involves a liability (not paid or fully covered by insurance as to which the relevant insurance company has not denied coverage) of either (i) $100,000,000 or more, in the case of any single judgment or decree or (ii) $200,000,000 or more in the aggregate; or

(i)        the ATVM Collateral Trust Agreement, the Existing Collateral Trust Agreement or any other ATVM Collateral Security Document or Existing Collateral Security Document shall cease to be in full force and effect, or any Lien thereunder shall cease to be enforceable and perfected (other than pursuant to the terms hereof or thereof or any other Transaction Document or as a result of acts or omissions by any of DOE, FFB or the ATVM Collateral Trustee or, in the case of any Lien under any Existing Collateral Security Document, the Administrative Agent, the Existing Collateral Trustee or the Lenders (as defined in the Existing Credit Agreement)) with respect to (A) Existing Collateral with an aggregate Net Book Value in excess of $250,000,000 or (B) ATVM Collateral with an aggregate Net Book Value in excess of $75,000,000; provided that the foregoing Event of Default shall only be applicable with respect to Existing Collateral if the Borrowing Base Coverage Ratio (calculated on a pro forma basis assuming such Existing Collateral is not in the Borrowing Base) is less than 1.25 to 1.00; or

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(j)        the guarantee of any Significant Guarantor contained in the Guarantee shall cease to be in full force and effect; or

(k)       the occurrence of a Change of Control; or

(l)        the Borrower shall fail to make any Borrower Project Payments or payments of Cost Overruns of at least (i) $250,000,000 for any single Borrower Project Payment or payment of Cost Overruns or (ii) $500,000,000 in the aggregate.

10.2         Remedies; Waivers.

(a)       Upon the occurrence of and during the continuance of an Event of Default, DOE may exercise any one or more of the rights and remedies set forth below:

(i)            by notice to the Borrower, declare all or any portion of the indebtedness of every type or description owed by the Borrower to DOE and FFB under this Agreement and each other Loan Document to be immediately due and payable, and the same shall thereupon be immediately due and payable;

(ii)           exercise any rights and remedies available under the Transaction Documents;

(iii)          take whatever action at law or in equity as may appear necessary or desirable in its judgment to collect the amounts then due and thereafter to become due (x) under the Loan Documents and (y) to the Lender Parties by the Borrower or any other Grantor under the Existing Collateral Security Documents or to enforce performance of any obligation of the Borrower (A) under the Loan Documents and (B) to the Lender Parties under the Existing Collateral Security Documents;

(iv)          reduce the Loan Commitment Amount available to the Borrower under Note A and/or Note B to zero and refuse, and the DOE and FFB shall not be obligated, to make any further Advances under the relevant Note or Notes; and/or

(v)           take those actions necessary to perfect and maintain the Liens of the ATVM Collateral Security Documents and, to the extent authorized to do so thereunder, the Existing Collateral Security Documents pursuant to which the Borrower’s assets have been pledged as collateral for the repayment of obligations under the Loan Documents and (A) enforce or cause the ATVM Collateral Trustee to enforce any and all Liens under the ATVM Collateral Documents, or (B) to the extent permitted by the Existing Collateral Trust Agreement, enforce or cause the Existing Collateral Trustee to enforce any and all Liens under the Existing Collateral Documents.

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(b)       Upon the occurrence of an Event of Default referred to in Section 10.1(f) (Events of Default) with respect to the Borrower, (i) the Loan Commitment Amount available to the Borrower under Note A and/or Note B shall automatically be reduced to zero, and (ii) each Advance made under the Notes, together with interest accrued thereon and all other Note A Secured Obligations and Note B Secured Obligations, shall immediately become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Borrower hereby expressly waives.

(c)       Unless otherwise expressly provided, no remedy herein conferred upon or reserved is intended to be exclusive of any other available remedy, but each remedy shall be cumulative and shall be in addition to other remedies given under the Transaction Documents or existing at law or in equity.  No delay or failure to exercise any right or power accruing under any Transaction Document upon the occurrence and during the continuance of any Event of Default or otherwise shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient.

(d)       In order to entitle DOE to exercise any remedy reserved to DOE in this Agreement, it shall not be necessary to give any notice, other than such notice as may be required in this Agreement or any other Transaction Document or under applicable Law.

(e)       If any proceeding has been commenced to enforce any right or remedy under this Agreement, and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to DOE or FFB, then and in every such case, subject, in each case, to any determination in such proceeding, (i) the parties hereto shall be restored to their respective former positions hereunder and (ii) thereafter, all rights and remedies of DOE or FFB, as the case may be, shall continue as though no such proceeding had been instituted.

(f)        Whenever all or any portion of the Advances hereunder (with accrued interest thereon) and all other amounts owing under this Agreement shall have become immediately due and payable in accordance with paragraph (a)(i) or paragraph (b) above, DOE shall forthwith deliver a Notice of Acceleration to the ATVM Collateral Trustee and/or the Existing Collateral Trustee, as the case may be; provided that, by written notice to the Borrower, DOE may, for such periods and/or subject to such conditions as may be specified in such notice, withdraw any declaration of acceleration effected in accordance with paragraph (a)(i) above if and to the extent permitted under Section 2.1(c) of the Existing Collateral Trust Agreement or Section 2.1(c) of the ATVM Collateral Trust Agreement, as the case may be.  If a declaration of acceleration in accordance with paragraph (a)(i) shall have been withdrawn in accordance with the proviso to the immediately preceding sentence, DOE shall forthwith deliver to each relevant Collateral Trustee a notice of cancellation of the respective Notice of Acceleration theretofore delivered to such Collateral Trustee.

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(g)       DOE shall have the right, to be exercised (or not) in its complete discretion, to waive any covenant, Default or Event of Default by a writing setting forth the terms, conditions and extent of such waiver signed by DOE and delivered to the other parties hereto.  Any such waiver may only be effected in writing duly executed by DOE, and no other course of conduct shall constitute a waiver of any provision hereof.  Unless such writing expressly provides to the contrary, any waiver so granted shall extend only to the specific event or occurrence so waived and not to any other similar event or occurrence that occurs subsequent to the date of such waiver.

(h)       For the purpose of enabling DOE to exercise the rights and remedies under this Section 10.2, Borrower hereby grants to DOE, a non-exclusive license (exercisable upon the occurrence of and during the continuance of an Event of Default) without payment of royalty or other compensation to Borrower, to use any of the patents, patent applications, copyrights and copyright applications constituting Collateral, now owned or hereafter acquired by the Borrower, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

10.3         Accelerated Advances.  Upon the delivery of a Notice of Acceleration, the accelerated amount due and payable under the Notes shall be the Prepayment Price (as defined in and determined pursuant to the relevant Note) under such Notes.

ARTICLE XI

THE ATVM COLLATERAL TRUSTEE

11.1         Appointment.  DOE hereby irrevocably designates and appoints, and, by accepting the benefits of this Agreement and the Transaction Documents, each of FFB and each holder of the Notes hereby irrevocably designates and appoints, the ATVM Collateral Trustee as its agent under the ATVM Collateral Trust Agreement and the other Loan Documents, and irrevocably authorizes the ATVM Collateral Trustee, in such capacity, to (i) take such action on its behalf under the provisions of the ATVM Collateral Trust Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the ATVM Collateral Trustee by the terms of the ATVM Collateral Trust Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto and (ii) enter into any and all ATVM Collateral Security Documents and the ATVM Collateral Trust Agreement and such other documents and instruments as shall be necessary to give effect to (A) the ranking and priority of Indebtedness and other extensions of credit and obligations contemplated by the ATVM Collateral Trust Agreement, (B) the security interests in the ATVM Collateral purported to be created by the ATVM Collateral Security Documents and (C) the other terms and conditions of the ATVM Collateral Trust Agreement.  Each of DOE, FFB and each holder of the Notes further hereby agrees to be bound by the terms of the ATVM Collateral Trust Agreement to the same extent as if it were a party thereto.  Notwithstanding any provision to the contrary elsewhere in this Agreement, the ATVM Collateral Trustee shall not have any duties or responsibilities, except those expressly set forth in herein, in the ATVM Collateral Trust Agreement or in any other Loan Document to which it is a party, or any fiduciary relationship with DOE, FFB or any holder of the Notes, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement, the ATVM Collateral Trust Agreement or any other Loan Document or otherwise exist against the ATVM Collateral Trustee.

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11.2         Delegation of Duties.  The ATVM Collateral Trustee may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.  The ATVM Collateral Trustee shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

11.3         Exculpatory Provisions.  Neither the ATVM Collateral Trustee nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of DOE, FFB or any holder of the Notes for any recitals, statements, representations or warranties made by any Obligor or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the ATVM Collateral Trustee under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Obligor party thereto to perform its obligations hereunder or thereunder.  The ATVM Collateral Trustee shall not be under any obligation to DOE, FFB or any holder of any Note to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Obligor.

11.4         Non-Reliance on the ATVM Collateral Trustee.  Each of DOE, FFB and each holder of the Notes expressly acknowledges that neither of the ATVM Collateral Trustee nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the ATVM Collateral Trustee hereafter taken, including any review of the affairs of an Obligor or an affiliate of an Obligor, shall be deemed to constitute any representation or warranty by the ATVM Collateral Trustee to DOE, FFB or any holder of the Notes. Each of DOE, FFB and each holder of the Notes represents to the ATVM Collateral Trustee that it has, independently and without reliance upon the ATVM Collateral Trustee, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Obligors and their affiliates and made its own decision to make its Loans and other extensions of credit hereunder and enter into this Agreement.  Each of DOE, FFB and each holder of the Notes also represents that it will, independently and without reliance upon the ATVM Collateral Trustee, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Obligors and their affiliates.

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11.5         ATVM Collateral Trustee in Its Individual Capacity.  The ATVM Collateral Trustee and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Obligor as though it were not the ATVM Collateral Trustee.

ARTICLE XII

MISCELLANEOUS

12.1         Amendments, Etc.  This Agreement may be amended, modified or terminated only by written instrument or written instruments signed by the parties hereto.  To the fullest extent permitted by applicable law, no act or course of dealing shall be deemed to constitute an amendment, modification or termination hereof.

12.2         Delay and Waiver.  No delay or omission in exercising any right, power, privilege or remedy (x) under this Agreement or any other Loan Document or (y) by any Lender Party under any Existing Collateral Security Document, including any rights and remedies in connection with the occurrence of a Default or Event of Default shall impair any such right, power, privilege or remedy of the Lender Parties, nor shall it be construed to be a waiver of any right, power, privilege or remedy or of any breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single right, power, privilege or remedy (x) under this Agreement or any other Loan Document or (y) by any Lender Party under any Existing Collateral Security Document, or of any breach or default be deemed a waiver of any other right, power, privilege or remedy or of any other breach or default therefore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any of the Lender Parties of any right, power, privilege or remedy including any rights and remedies in connection with the occurrence of a Default or Event of Default or of any other breach or default under this Agreement or any other Transaction Document, or any waiver on the part of any of the Lender Parties of any provision or condition of this Agreement or any other Transaction Document, must be in writing and shall be effective only to the extent in such writing specifically set forth.  All rights, powers, privileges and remedies (x) under this Agreement or any other Loan Document or (y) of any Lender Party under any Existing Collateral Security Document, either under this Agreement or any other Transaction Document or by Law or otherwise afforded to any of the Lender Parties, shall be cumulative and not alternative and not exclusive of any other rights, powers, privileges and remedies that such Lender Parties may otherwise have.

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12.3         Right of Setoff.  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each of DOE, FFB and each subsequent holder of any Note or any portion of any Note is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by DOE, FFB or any such subsequent holder, as the case may be (including by any of its branches and agencies wherever located) to or for the credit or the account of the Borrower against and on account of the Note A Secured Obligations and the Note B Secured Obligations and liabilities of the Borrower to DOE, FFB or any such subsequent holder, as the case may be, under this Agreement or any other Transaction Document.  Each of DOE, FFB and each subsequent holder of any Note or any portion of any Note agrees promptly to notify the Borrower after any such setoff and application made by it; provided that the failure to give such notice shall not affect the validity of such setoff and application.

12.4         Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the making of the Advances under the Funding Agreements.

12.5         Notices.  Except to the extent otherwise expressly provided herein or as required by applicable law, all notices, reports, requests and demands to or upon the respective parties hereto shall not be effective unless given or made in writing (including by facsimile or electronic transmission in Electronic Format) and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when (i) delivered by hand, if signed for by or on behalf of the receiving party, (ii) if delivered by mail, three Business Days after being deposited in the mail, postage prepaid, (iii) if deposited with an internationally recognized overnight courier service for overnight delivery to the receiving party, one Business Day after being deposited with such service, (iv) if delivered by facsimile transmission, when receipt thereof has been confirmed by telephone or facsimile by the receiving party, and (v) if transmitted electronically, upon receipt of electronic, telephone or facsimile confirmation of the recipient’s receipt thereof, in each case when sent to the relevant party at the facsimile number or address set forth with respect to such Person below:

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If to DOE:

Director
Advanced Technology Vehicles Manufacturing Loan Program
CF-1.4
United States Department of Energy
1000 Independence Avenue, SW
Washington, DC 20585
Telephone:  (202) 586-8146
Facsimile:  (202) 586-7809
Email:  fordatvmtransaction@hq.doe.gov

with a copy to (which copy shall not constitute notice):

Office of the General Counsel
GC-1
United States Department of Energy
1000 Independence Avenue, SW
Washington, DC 20585
Telephone:  (202) 586-5281
Facsimile:  (202) 586-1499
Email:  fordatvmtransaction@hq.doe.gov

Debevoise & Plimpton LLP
919 Third Avenue
New York, NY 10022
Attention:  Darius Tencza and Craig Bowman
Telephone:  (212) 909-6000
Facsimile:  (212) 909-6836
Email:  dtencza@debevoise.com, cabowman@debevoise.com

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If to the Borrower:

Ford Motor Company
One American Road
Dearborn, MI 48126
Attention:  Treasurer
Telephone:  313-322-3533
Facsimile:  313-322-3359
Email: ATVM@ford.com

with a copy to (which copy shall not constitute notice):

Ford Motor Company
One American Road
Dearborn, MI 48126
Attention:  Secretary
Telephone:  313-323-2130
Facsimile:  313-248-8713

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, NY 10017
Attention:  Lawrence Wieman
Telephone:  212-450-4586
Facsimile:  212-701-5586
Email:  lawrence.wieman@davispolk.com

or, as to each party, such other address or facsimile number as shall be designated by such party in a written notice to each other party hereto.

12.6         Severability; Consents.

(a)       The holding by any court of competent jurisdiction that any remedy pursued by DOE hereunder is unavailable or unenforceable shall not affect in any way the ability of DOE to pursue any other remedy available to it.  In the event any provision of this Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, the parties hereto agree that such provision shall be ineffective only to the extent of such invalidity or unenforceability without invalidating the remainder of such provision or any other provisions of this Agreement and shall not invalidate or render unenforceable any other provision hereof.

(b)       In the event that DOE’s consent is required under any of the Transaction Documents, the determination whether to grant or withhold such consent shall be made by DOE in its sole discretion without any implied duty towards any other Person, except as otherwise expressly provided therein.

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12.7         Judgment Currency.  The Borrower agrees, to the fullest extent permitted under applicable law, to indemnify DOE and FFB against any loss incurred by DOE or FFB, as the case may be, as a result of any judgment or order being given or made for any amount due DOE or FFB hereunder or under any other Transaction Document and such judgment or order being expressed and to be paid in a currency (the “Judgment Currency”) other than U.S. Dollars (the “Currency of Denomination”) and as a result of any variation between (i) the rate of exchange at which amounts in the Currency of Denomination are converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which DOE or FFB would have been able to purchase the Currency of Denomination with the amount of the Judgment Currency actually received by DOE or FFB, as the case may be, had DOE or FFB, as the case may be, utilized the amount of Judgment Currency so received to purchase the Currency of Denomination as promptly as practicable upon receipt thereof.  The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant Currency of Denomination that are documented and reasonable in light of market conditions at the time of such conversion.

12.8         Indemnification.

(a)       In addition to any and all rights of reimbursement, indemnification, subrogation or any other rights pursuant to this Agreement or under law or in equity, the Borrower hereby agrees that it will pay, and will protect, indemnify, and hold harmless DOE, FFB, each other governmental agency and instrumentality of the United States and each holder or holders of the Notes or any portion thereof and their respective designees, agents and contractors, and all of their respective directors, officers and employees (each, an “Indemnified Person”), on an after-tax basis, from and against (and will reimburse each Indemnified Person as the same are incurred for) any and all losses, claims, damages, liabilities or other expenses (including, to the extent permitted by applicable law, the reasonable fees, disbursements and other charges of counsel) to which such Indemnified Person may become subject arising out of or relating to any suit, action or proceeding arising from or relating to the entering into and performance of any Transaction Document or the disbursement of, or use of the proceeds of, any Advance under the Funding Agreements, the consummation of any transactions contemplated herein or in any Loan Document or the consummation of any transactions to which any of the Lender Parties are party as contemplated in any Existing Collateral Security Documents including, in each case, to the extent permitted by applicable Law, the fees of counsel selected by such Indemnified Person incurred in connection with any investigation, litigation or other proceeding or in connection with enforcing the provisions of this Section 12.8 (each, an “Indemnified Liability” and any claims under this Section 12.8 in respect of any Indemnified Liabilities being referred to herein, collectively, as “Indemnity Claims”), provided that the Borrower shall not have any obligation under this Section 12.8 to any Indemnified Person with respect to Indemnified Liabilities to the extent they arise from the gross negligence or willful misconduct of such Indemnified Person (as determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction).

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(b)       All sums paid and costs incurred by any Indemnified Person with respect to any matter indemnified hereunder shall be added to the Note A Secured Obligations or the Note B Secured Obligations, as the case may be, and be secured by the ATVM Collateral Security Documents or the Existing Collateral Security Documents, as the case may be, and shall be immediately due and payable on demand.  Each such Indemnified Person shall promptly notify the Borrower in a timely manner of any such amounts payable by the Borrower hereunder, provided that any failure to provide such notice shall not affect the Borrower’s obligations under this Section 12.8.

(c)       Each Indemnified Person within ten days after the receipt by it of notice of the commencement of any action for which indemnity may be sought by it, or by any Person controlling it, from the Borrower on account of the agreements contained in this Section 12.8, shall notify the Borrower in writing of the commencement thereof, but the failure of such Indemnified Person to so notify the Borrower of any such action shall not release the Borrower from any liability that it may have to such Indemnified Person.

(d)       To the extent that the undertaking in the preceding clauses of this Section 12.8 may be unenforceable because it is violative of any applicable Law or public policy, and to provide for just and equitable contribution in the event of any such unenforceability (other than due to application of this Section 12.8), the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable Law to the payment and satisfaction of such undertakings, on the basis of the relative fault of the Borrower, on the one hand, and the Indemnified Person, on the other hand.

(e)       The provisions of this Section 12.8 shall survive foreclosure under the Security Documents and satisfaction or discharge of the Note A Secured Obligations and the Note B Secured Obligations, and shall be in addition to any other rights and remedies of any Indemnified Person.

(f)        Any amounts payable by the Borrower pursuant to this Section 12.8 shall be payable within the later to occur of (i) 30 Business Days after the Borrower receives an invoice for such amounts from any applicable Indemnified Person, and (ii) five (5) Business Days prior to the date on which such Indemnified Person expects to pay such costs on account of which the Borrower’s indemnity hereunder is payable, and if not paid by such applicable date shall bear interest at the Late Charge Rate from and after such applicable date until paid in full.

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(g)       The Borrower shall be entitled, at its expense, to participate in the defense of any Indemnity Claim, provided that such Indemnified Person shall have the right to retain its own counsel, at the Borrower’s expense, and such participation by the Borrower in the defense thereof shall not release the Borrower of any liability that it may have to the applicable Indemnified Person.  Any Indemnified Person against whom any Indemnity Claim is made shall be entitled to compromise or settle any such Indemnity Claim, provided that the Borrower shall not be liable for any such compromise or settlement effected without its prior written consent unless, in the case of an Indemnified Person that is a branch or agency of the United States federal government only, (i) such Indemnified Person is required by law (other than any regulation issued by DOE or FFB, unless DOE or FFB, as the case may be, is required pursuant to applicable law to issue regulations requiring it to compromise or settle such Indemnity Claim) to compromise or settle such Indemnity Claim, (ii) such Indemnified Person shall have provided a legal opinion to the Borrower from outside counsel reasonably acceptable to the Borrower that such Indemnified Person is required by law to compromise or settle such Indemnity Claim and (iii) such settlement or compromise is reasonable in light of the defenses available to such Indemnified Person and the probability of such Indemnified Person prevailing at trial.

(h)       Upon payment of any Indemnity Claim by the Borrower pursuant to this Section 12.8, the Borrower, without any further action, shall be subrogated to any and all claims that such Indemnified Person may have relating thereto, and the applicable Indemnified Person shall at the request and expense of the Borrower cooperate with the Borrower and give at the request and expense of the Borrower such further assurances as are necessary or advisable to enable the Borrower vigorously to pursue such claims.

(i)        No Indemnified Person shall be obliged to pursue first any recovery under any other indemnity or reimbursement obligation before seeking recovery under the indemnification and reimbursement obligations of the Borrower under this Agreement.

(j)        If and to the extent that DOE (i) shall be fully paid in cash or immediately-available funds by the Borrower for any Reimbursement Obligations in respect of any payments of Reimbursement Amounts, DOE shall not be entitled to be indemnified in respect of such payments under this Section 12.8 and (ii) shall be fully paid in cash or immediately available funds in respect of any Indemnified Liability pursuant to this Section 12.8, DOE shall not be entitled to be reimbursed under Section 4.1 (Reimbursement and Other Payment Obligations) for such Indemnified Liability, provided that in the event that DOE shall be entitled at any time to seek reimbursement and indemnification in respect of any item pursuant to both Section 4.1 and this Section 12.8, then DOE shall be entitled to be paid, and may elect, in its sole and absolute discretion, to seek recovery, under either of such sections, either sequentially, concurrently or in the alternative, and provided further that in the event that any amount that DOE shall be entitled to be paid under either Section 4.1 or this Section 12.8, as applicable, shall not be equal to the amount that DOE is entitled to be paid under the other such section, then DOE shall be entitled to be paid the lesser amount under either applicable section, at its option as set forth in the preceding proviso, and DOE shall be entitled to be paid the excess amount under the applicable section.

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12.9         Limitation on Liability.  No claim shall be made by the Borrower or any of its Affiliates against DOE, FFB or any subsequent holder of any Note or any portion of any Note or any of their respective Affiliates, directors, employees, attorneys or agents for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law) in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Transaction Documents or any act or omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

12.10       Successors and Assigns.

(a)       The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b)       Except as permitted under Section 9.7(a) (Fundamental Changes), the Borrower may not assign or otherwise transfer (whether by operation of law or otherwise) any of its rights or obligations under this Agreement or under any other Loan Document without the prior written consent of DOE and/or FFB, as the case may be.

(c)       FFB may assign any or all of its rights, benefits and obligations under the Transaction Documents and with respect to the Collateral in accordance with the provisions of the Funding Agreements, provided that any such assignment of any rights, benefits and obligations under the Existing Collateral Security Documents or with respect to any Existing Collateral shall be subject to the provisions of the Existing Collateral Security Documents, provided further that such assignee, by accepting the benefits of this Agreement and the Transaction Documents, (x) hereby irrevocably designates and appoints DOE to act as its agent hereunder and under the Transaction Documents, (y) hereby irrevocably authorizes DOE to take such action on its behalf under the provisions of this Agreement and the other Transaction Documents and to exercise such powers and perform such duties as are necessary or appropriate, as determined by DOE, under the Transaction Documents and (z) hereby authorizes DOE to enter into all such amendments or modifications of any Transaction Document on behalf of such assignee and or grant all waivers as are necessary or appropriate, as determined by DOE, under the Transaction Documents (other than amendments to the Note, which amendments shall also require the consent of such assignee), provided further, however, that (A) neither DOE nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable to any assignee for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Transaction Document or (ii) responsible in any manner to any assignee for any recitals, statements, representations or warranties made by any Obligor or any officer thereof contained in this Agreement or any other Transaction Document or in any certificate, report, statement or other document referred to or provided for in, or received by DOE under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Transaction Document or for any failure of any Obligor party thereto to perform its obligations hereunder or thereunder and (B) DOE may conclusively rely upon information supplied by FFB or such assignee in taking any action, or exercising any rights, in accordance with the terms of this Section 12.10.

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12.11       Participations.  FFB may from time to time sell or otherwise grant participations in any or all of its rights and obligations under the Loan Documents and with respect to the Collateral without the consent of the Borrower or any Collateral Trustee, provided, however, that, notwithstanding the foregoing, following the grant of any participation, FFB shall continue to remain fully liable for its duties and obligations hereunder and under the Note and the Borrower and the Lender Parties shall continue to deal solely and directly with FFB in connection with FFB’s rights and obligations under this Agreement and the other Transaction Documents.

12.12       Further Assurances and Corrective Instruments.  To the extent permitted by applicable law, each of the parties hereto shall, upon the written request of the other party, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, within a reasonable period of such request, such amendments or supplements hereto, and such further instruments, and take such further actions, as may be necessary in the such party’s reasonable judgment to effectuate the intention, performance and provisions hereof.

12.13       Reinstatement.  Where any discharge is made in whole or in part, or any arrangement is made on the faith of, any payment, security or other disposition which is avoided or must be repaid, whether upon the insolvency, bankruptcy, liquidation or other similar proceeding or otherwise pursuant to any applicable law, the liability of the Borrower under this Agreement shall, to the fullest extent permitted under applicable law, continue as if there had been no such discharge or arrangement.  DOE shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to avoidance or repayment.

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12.14       GOVERNING LAW; WAIVER OF JURY TRIAL.

(a)       THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, FEDERAL LAW AND NOT THE LAW OF ANY STATE OR LOCALITY.  TO THE EXTENT THAT A COURT LOOKS TO THE LAWS OF ANY STATE TO DETERMINE OR DEFINE THE FEDERAL LAW, IT IS THE INTENTION OF THE PARTIES HERETO THAT SUCH COURT SHALL LOOK ONLY TO THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAWS.

(b)       THE PARTIES HERETO EACH HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION RELATED HERETO OR THERETO TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW.

12.15       Submission to Jurisdiction.  Any legal action or proceeding against the Borrower with respect to or arising out of this Agreement or any other Loan Document may, to the fullest extent permitted by applicable law, be brought in or removed to the U.S. District Court for the District of Columbia or any other federal court of competent jurisdiction in any other jurisdiction where the Borrower or any of its property may be found.  By execution and delivery of this Agreement, the Borrower accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid court for legal proceedings arising out of or in connection with this Agreement or any other Loan Document.  The Borrower hereby waives, to the fullest extent permitted by applicable law, any right to stay or dismiss any action or proceeding under or in connection with this Agreement or any other Loan Document brought before the foregoing courts on the basis of forum non-conveniens or improper venue.  The Borrower agrees that a judgment obtained in any such action may be enforced in any other federal court of competent jurisdiction, by suit upon such judgment, a certified copy of which shall be conclusive evidence of the judgment and of the fact and of the amount of its obligation.

12.16       Entire Agreement.  This Agreement and the other Transaction Documents constitute the entire agreement and understanding, and supersede all prior agreements and understandings (both written and oral), between the parties hereto with respect to the subject matter hereof and thereof.

12.17       Benefits of Agreement.  Nothing in this Agreement or any other Loan Document, express or implied, shall give to any Person, other than the parties hereto, FFB, each subsequent holder of any Note or any portion thereof and the ATVM Collateral Trustee (and, with respect to Section 12.8 (Indemnification) only, the Indemnified Persons), and their respective successors and permitted assigns hereunder or thereunder, any benefit or any legal or equitable right or remedy under this Agreement.

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12.18       Headings.  Paragraph headings have been inserted in the Loan Documents as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of the Loan Documents and shall not be used in the interpretation of any provision of the Loan Documents.

12.19       Counterparts.  This Agreement may be executed in counterparts of the parties hereof, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

12.20       No Partnership; Etc.  The Lender Parties and the Borrower intend that the relationship between them shall be solely that of creditor and debtor.  Nothing contained in this Agreement or in any other Transaction Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Lender Parties and the Borrower or any other Person.  The Lender Parties shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of the Borrower or any other Person with respect to the Projects or otherwise.  All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and expenses in connection with or arising from the ownership, operation or occupancy of any Project or any other assets of any Obligor and to perform all obligations under the agreements and contracts relating to any Project or any other assets of any Obligor shall be the sole responsibility of the Borrower.

12.21       Releases of Guarantees and Liens.

(a)       Notwithstanding anything to the contrary contained herein or in any other Transaction Document, DOE is hereby irrevocably authorized to take, and DOE hereby agrees to take promptly, any action requested by the Borrower having the effect of releasing, or evidencing the release of, any Collateral or Guarantee Obligations (including by instructing any Collateral Trustee to do so) (i) to the extent necessary to permit consummation of any transaction not prohibited by any Transaction Document or that has been consented to in accordance with Sections 12.1 (Amendments, Etc.) or 12.2 (Delay and Waiver) or (ii) under the circumstances described in paragraph (b) below. For the avoidance of doubt any such action shall include directing the ATVM Collateral Trustee to take action under the ATVM Collateral Trust Agreement.

(b)       At such time as the Advances under Note A, the Note A Reimbursement Obligations and interest and fees owing hereunder and under the Funding Agreements in respect of Note A shall have been paid in full, the Note A Obligations shall cease to be “Secured Obligations” under the Existing Collateral Trust Agreement and DOE shall provide notice to the Existing Collateral Trustee thereof in accordance with Section 6.12(a)(A) of the Existing Collateral Trust Agreement.

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(c)       At such time as the Advances under Note B, the Note B Reimbursement Obligations and interest and fees owing hereunder and under the Funding Agreements in respect of Note B shall have been paid in full, the Note B Obligations shall cease to be “Secured Obligations” under the ATVM Collateral Trust Agreement and DOE shall provide notice to the ATVM Collateral Trustee thereof in accordance with Section 6.11(a) of the ATVM Collateral Trust Agreement.

(d)       The Existing Collateral shall be released automatically on the first date (the “Existing Collateral Release Date”) on which each of the following has occurred:  (i) the Index Debt has at least two of the following three ratings:  at least Baa3 by Moody’s, at least BBB− by Fitch and/or at least BBB− by S&P, (ii) DOE shall have received a certificate, in substantially the form attached hereto as Exhibit K-1, of a Responsible Officer certifying that such condition has been satisfied (an “Existing Collateral Release Notice”), which certificate shall be delivered to DOE by an Acceptable Delivery Method, and (iii) the security interest in favor of the First Priority Secured Parties (as defined in the Existing Collateral Trust Agreement) is released concurrently therewith; provided, however, that if at any time thereafter after the Existing Credit Agreement is refinanced, replaced or terminated, the Borrower grants a security interest (other than Specified Liens) on any assets that would otherwise have constituted Existing Collateral to secure obligations under any Replacement Credit Agreement, the quarterly installments of principal that would have been due with respect to each Note on March 15, 2022 and June 15, 2022 shall, at the election of DOE in its sole discretion, become due and payable on the next Quarterly Payment Date for each such Note following the grant of such security interest. Within three Business Days following the receipt of an Existing Collateral Release Notice, DOE shall deliver to the Existing Collateral Trustee the notice required pursuant to Section 6.12(a)(B) of the Existing Collateral Trust Agreement.

(e)       If any Guarantor no longer guarantees the Existing Credit Agreement or any Replacement Credit Agreement, that Guarantor automatically shall be deemed to have been released from the Guarantee and each Lender Party shall, at the request of the Borrower or such Guarantor, promptly execute and deliver such documents as shall reasonably evidence such release.

(f)        Upon repayment of any Advance or Advances pursuant to Sections 3.6(c)(ii) (Mandatory Prepayment) or 3.6(c)(iii), the security interest over the ATVM Collateral acquired or Developed with the proceeds of the portion of any Advance or Advances repaid by the Borrower shall be released upon delivery to DOE, by an Acceptable Delivery Method, and to the ATVM Collateral Trustee of an ATVM Collateral Release Certificate, substantially in the form of Exhibit K-2 hereto, together with, if such repayment occurs after the Final Asset Identification Date (as defined in the ATVM Collateral Security Agreement), an updated Asset Register Uniquely Identifying the remaining ATVM Collateral.

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12.22       Certain Waivers.  Pursuant to the rights granted to DOE under Section 5.2 of the Program Financing Agreement, DOE hereby waives, on its behalf and on behalf of FFB, (a) any default arising out of a breach of any representation or warranty made by the Borrower pursuant to Article 8 of the Note Purchase Agreement and (b) so long as the Borrower is in compliance with the terms of Section 3.6(c)(vii) (Mandatory Prepayments), including the obligation to make a payment in an amount equal to the amount specified in Section 3.6(c)(vii), any Default or Event of Default arising from the failure of the Borrower to comply with the terms of Section 14(e) of Note A or Section 14(e) of Note B until the first Business Day after FFB delivers to the Borrower a notice setting forth the applicable Prepayment Price.  For the avoidance of doubt, DOE does not, pursuant to this Section 12.22, waive any default arising out of a breach of any representation or warranty under any other Transaction Document.

12.23       Independence of Covenants.  Except as expressly stated herein, all covenants hereunder and under the other Loan Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

12.24       Marshaling.  Neither DOE nor FFB shall be under any obligation to marshal any assets in favor of any Obligor or any other Person or against or in payment of any or all of the Note A Secured Obligations or the Note B Secured Obligations.

12.25       Pro Rata Treatment.  If FFB is not the sole holder of the Notes:  each payment on account of any Note A Obligations or Note B Obligations, as the case may be, to or for the account of one or more of holders of (x) Note A in respect of Note A Obligations or (y) Note B in respect of Note B Obligations due on a particular day shall be allocated among the respective holders of the Notes entitled to such payments based on their respective pro rata shares of the respective Notes and shall be distributed accordingly.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement, all as of the day and year first above mentioned.

UNITED STATES DEPARTMENT OF ENERGY

By:	/s/ Lachlan Seward
Name:	Lachlan Seward
Title:	Director, Advanced Technology
Vehicles Manufacturing Loan Program

Signature Page To Loan Arrangement And Reimbursement Agreement

FORD MOTOR COMPANY

By:	/s/ Neil M. Schloss
Name:	Neil M. Schloss
Title:	Treasurer

Signature Page To Loan Arrangement And Reimbursement Agreement

ANNEX A

DEFINED TERMS

“2008 10-K” has the meaning given to such term in Section 6.1 (Financial Condition).

“A Loan” has the meaning given to such term in Section 2.1(a) (Loans).

“Acceptable Delivery Method” means, with respect to any certificate, document or other item required to be delivered by an Acceptable Delivery Method hereunder, (a)(1) transmission, by an Authorized Transmitter, of such certificate, document or other item in Electronic Format, together with the Transmission Code, and (2) if, within two Business Days of DOE’s receipt of a transmission referred to in clause (1) above, DOE shall make a DOE Verification Request with respect to such transmission, the Borrower causing the recipient of such DOE Verification Request, or any other Authorized Transmitter other than the Authorized Transmitter that made such transmission, to verify the authenticity of such certificate, document or other item, (b) delivery of a manually executed original of such certificate, document or other item or (c) such other delivery method as the Borrower and DOE shall mutually agree.

“Additional Guarantor” means each Domestic Subsidiary of the Borrower (other than any Excluded Subsidiary) (i) that has Consolidated Total Assets with a Net Book Value in excess of $500,000,000 and (ii) with respect to which the Borrower or any Guarantor directly or indirectly owns 80% or more of the Capital Stock or Voting Stock of such Subsidiary and the remaining Capital Stock of which is not publicly held.

“Administrative Agent” has the meaning given to such term in the Existing Credit Agreement or, as applicable, any Replacement Credit Agreement.

“Advance” means an advance of funds by FFB to the Borrower under any Note as may be requested by the Borrower from time to time during the Availability Period.

“Advance Date” means the date on which FFB makes any Advance or Advances to the Borrower.

“Advance Percentage” has the meaning given to such term in Schedule 1.1B to the Existing Credit Agreement.

“Advance Request” has the meaning given to such term in Section 2.3(a) (Mechanics for Requesting Advances).

“Advance Request Approval Notice” means a notice substantially in the form included in Exhibit A to the Note Purchase Agreement, issued by DOE to FFB and the Borrower in accordance with, and subject to the fulfillment of the conditions in, Section 2.4(a)(ii) (Advance Request Approval Notice).

“Affiliate” means, as to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) as used with respect to any Person means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise).

“Agreed-Upon Procedures Report” has the meaning given to such term in Section 8.2(b)(iv) (Agreed-Upon Procedures Report).

“Agreement” has the meaning given to such term in the preamble hereto.

“Applicable Regulations” means the final regulations located at 10 C.F.R. Part 611 and any other applicable regulations from time to time promulgated by DOE under Section 136.

“Application” means the application, dated November 18, 2008, which was deemed substantially complete on December 16, 2008, and was amended and restated on June 12, 2009, submitted by the Borrower to DOE under the ATVM Program.

“Asset Register” means, collectively, the intellectual property schedule and the capital assets schedule, each substantially in the form of Annex III to the Form of Advance Request, pursuant to which ATVM Collateral will be Uniquely Identified from time to time.

“Attributable Debt” means, as to any particular lease under which any Person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent (discounted from the respective due dates thereof at the rate of 9.5% per annum) required to be paid by such person under such lease during the remaining term thereof.  The net amount of rent required to be paid under any such lease for any such period shall be the total amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.  In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“ATVM Collateral” means all property of the Borrower, now owned or hereafter acquired, in which the Borrower has granted a Lien pursuant to any ATVM Collateral Security Document.

“ATVM Collateral Permitted Liens” means:

(a)           Liens for taxes, assessments, governmental charges and utility charges, in each case that are not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business;

(c)           permits, servitudes, licenses, easements, rights-of-way, restrictions and other similar encumbrances imposed by applicable law or incurred in the ordinary course of business or minor imperfections in title to real property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(d)           leases, licenses, subleases or sublicenses of assets (including real property and intellectual property rights) granted to others that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole and licenses of trademarks and intellectual property rights in the ordinary course of business;

(e)           pledges or deposits made in the ordinary course of business or statutory Liens imposed in connection with worker’s compensation, unemployment insurance or other types of social security or pension benefits or Liens incurred or pledges or deposits made to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), statutory obligations, and surety, appeal, customs or performance bonds and similar obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(f)            Liens on property securing the payment of any outstanding portion of the purchase price for such property, provided that the payment obligations so secured are incurred in the ordinary course of business on customary terms;

(g)           any Lien arising out of claims under a judgment or award rendered or claim filed so long as such judgments, awards or claims do not constitute an Event of Default;

(h)           any Lien consisting of rights reserved to or vested in any Governmental Authority by any statutory provision;

(i)            Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts held at such banks or financial institutions or over investment property held in a securities account, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts or securities accounts in the ordinary course of business;

(j)            Liens created pursuant to (and Liens permitted by) the ATVM Collateral Trust Agreement and the ATVM Collateral Security Documents;

(k)           Liens in favor of lessors pursuant to sale and leaseback transactions to the extent the Disposition of the assets subject to any such sale and leaseback transaction is permitted under this Agreement; and

(l)            Liens on securities accounts (other than Liens to secure Indebtedness).

“ATVM Collateral Release Date” means the date the ATVM Collateral is released in accordance with this Agreement.

“ATVM Collateral Secured Parties” means, collectively, the Secured Parties, as such term is defined in the ATVM Collateral Trust Agreement.

“ATVM Collateral Security Agreement” means the Security Agreement to be executed and delivered by the Borrower and any Subsidiary that becomes a Grantor thereunder in favor of the ATVM Collateral Trustee, substantially in the form of Exhibit L.

“ATVM Collateral Security Documents” means, collectively, the ATVM Collateral Trust Agreement, the ATVM Collateral Security Agreement and each other security documents hereafter delivered to DOE and/or the ATVM Collateral Trustee granting a Lien on any property of any Person to secure the Secured Obligations (as defined in the ATVM Collateral Trust Agreement).

“ATVM Collateral Trust Agreement” means the Collateral Trust Agreement to be executed and delivered by the Borrower, each Subsidiary that becomes a party thereto, the ATVM Collateral Trustee and the other parties named therein, substantially in the form of Exhibit M.

“ATVM Collateral Trustee” means Wilmington Trust Company, in its capacity as trustee under the ATVM Collateral Trust Agreement, and any successor thereof under the ATVM Collateral Trust Agreement and, as the context may require, any co-trustee appointed pursuant to the terms of the ATVM Collateral Trust Agreement.

“ATVM Program” means the Advanced Technology Vehicles Manufacturing Incentive Program authorized by Section 136 and administered by DOE.

“Authorized Transmitter” means, with respect to delivery of documentation (i) to DOE, each of the individuals listed on the Authorized Transmitter Schedule, dated September 16, 2009, previously delivered by the Borrower to DOE, as updated or modified to reflect (A) successors to such individuals and (B) with the consent of DOE (not to be unreasonably withheld), such other individuals in such other capacities as the Borrower may elect from time to time and (ii) to FFB, each of the individuals listed on the Certificate Specifying Authorized Borrower Officials.

“Availability Period” means, (x) in the case of Note A, the period commencing on the Financial Closing Date and ending on the “Last Day for an Advance” specified in Note A (i.e., June 30, 2012) and (y) in the case of Note B, the period commencing on the Financial Closing Date and ending on the “Last Day for an Advance” specified in Note B (i.e., June 30, 2012).

“Available Liquidity” means, as of any date of determination, the sum of (i) the lesser of (x) the Total Available Revolving Commitment (including any unused commitment under any Incremental Revolving Facility or any Permitted Additional Senior Facility) and (y) the excess of (1) the Borrowing Base as of such date, over (2) the Borrowing Base Debt at such date plus (ii) “automotive gross cash” reported in the Borrower’s most recent Annual Report on Form 10−K or Quarterly Report on Form 10−Q, as applicable, filed with the SEC (excluding such amounts held or owned by Foreign Subsidiaries).

“B Loan” has the meaning given to such term in Section 2.1(a) (Loans).

“Borrower” has the meaning given to such term in the preamble hereto.

“Borrower Instruments” has the meaning given to such term in Section 3.2 of the Note Purchase Agreement.

“Borrower Project Commitment” has the meaning given to such term in Section 7.13 (Borrower Project Commitment).

“Borrower Project Payments” has the meaning given to such term in Section 7.13 (Borrower Project Commitment).

“Borrowing Base” has the meaning given to such term in the Existing Credit Agreement.

“Borrowing Base Certificate” has the meaning given to such term in the Existing Credit Agreement.

“Borrowing Base Coverage Ratio” has the meaning given to such term in the Existing Credit Agreement.

“Borrowing Base Debt” has the meaning given to such term in the Existing Credit Agreement.

“Business Day” means any day on which FFB and the Federal Reserve Bank of New York are both open for business.

“Calculation Date” means (x) for all Eligible Project Costs other than Launch Costs, the last day of each fiscal month of the Borrower and (y) for all Eligible Project Costs constituting Launch Costs, the last day of each fiscal quarter.

“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

“Cash Management Obligations” means obligations of the Borrower or any Subsidiary to banks, financial institutions, investment banks and others in respect of banking, cash management (including Automated Clearinghouse transactions), custody and other similar services and company paid credit cards that permit employees to make purchases on behalf of the Borrower or such Subsidiary.

“Certificate Specifying Authorized Borrower Officials” has the meaning given to such term in the Note Purchase Agreement.

“C.F.R.” means the Code of Federal Regulations.

“Change of Control” means the occurrence of either (i) more than 50% of the Voting Stock of the Borrower being held by a Person or Persons (other than Permitted Holders) who “act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities” of the Borrower within the meaning of Section 13(d)(3) of the Exchange Act or (ii) Continuing Directors ceasing to constitute at least a majority of the board of directors of the Borrower.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, collectively, the ATVM Collateral and the Existing Collateral.

“Collateral Release” has the meaning given to such term in Section 5.3(i).

“Collateral Trustee” means either of the ATVM Collateral Trustee or the Existing Collateral Trustee.

“Common Stock” has the meaning given to such term in Section 9.6 (Restricted Payments).

“Commonly Controlled Entity” means an entity, whether or not incorporated, that is part of a group that includes the Borrower and that is treated as a single employer under Section 414(b) or (c) of the Code.

“Compliance Certificate” means a certificate duly executed by a Responsible Officer of the Borrower substantially in the form of Exhibit J.

“Consolidated Net Tangible Automotive Assets” means the sum of (i) the aggregate amount of the Borrower’s automotive assets (less applicable reserves and other properly deductible items) after deducting therefrom (x) all current liabilities and (y) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, plus (ii) the Borrower’s equity in the net assets of its financial services subsidiaries after deducting therefrom all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, in each case as set forth in the most recent financial statements the Borrower and its consolidated Subsidiaries delivered pursuant to Section 8.1(a) (Financial Statements) prepared in accordance with GAAP.

“Consolidated Total Assets” at any date means, with respect to any Person, the amount set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet (or the equivalent) of such Person and its consolidated Subsidiaries.

“Consolidated Total Automotive Assets” means, at any date, the consolidated total automotive assets of the Borrower and its consolidated Subsidiaries as of the most recent consolidated financial statements of the Borrower delivered pursuant to Section 8.1(a) (Financial Statements).

“Continuing Director” means, at any date, an individual (i) who is a member of the board of directors of the Borrower on the Principal Instrument Delivery Date, (ii) who has been elected as a member of such board of directors with a majority of the total votes of Permitted Holders that were cast in such election voted in favor of such member or (iii) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Cost Overruns” means, as of any date of calculation, any costs and expenses incurred by the Borrower with respect to any Project in excess of the sum of (i) the Total Pre-Availability Period Eligible Project Costs in respect of such Project and (ii) the Maximum Fundable Eligible Project Costs for such Project.

“Credit Agreement Mandatory Prepayment” shall have the meaning given to the term “Mandatory Prepayment” in the Existing Credit Agreement.

“Cumulative Growth Amount” means, as of any date (i) an amount, not less than zero, equal to 50% of the sum of (x) Automotive “Net Cash Flows from Operating Activities” as set forth on the sector statement of cash flows of the Borrower and its consolidated Subsidiaries as reported in the Borrower’s Annual Report(s) on Form 10−K filed with the SEC for the period (taken as one accounting period) from January 1, 2010 to the last day of the most recent fiscal year of the Borrower for which financial statements have been delivered pursuant to Section 8.1(a) (Financial Statements), plus (y) Automotive “Net Cash (used in) / provided by investing activities” on the sector statement of cash flows of the Borrower and its consolidated Subsidiaries as reported in such Annual Report(s) for such period, minus (ii) the aggregate amount of Restricted Payments made pursuant to Section 9.6(h) (Restricted Payments) prior to such date.

“Currency of Denomination” has the meaning given to such term in Section 12.7 (Judgment Currency).

“Davis-Bacon Act” means 40 U.S.C. § 3141 et seq. and any applicable regulations promulgated thereunder.

“Debarment Regulations” means (i) the Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (ii) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400 - 9.409, and (iii) the revised Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).

“Debt” has the meaning given to such term in Section 9.8 (Negative Pledge).

“Default” means any of the events specified in Section 10.1 (Events of Default), whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Designated Cash Management Obligations” means obligations of the Borrower or any Subsidiary to banks, financial institutions, investment banks and others in respect of banking, cash management (including Automated Clearinghouse transactions), custody and other similar services and company paid credit cards that permit employees to make purchases on behalf of the Borrower or such Subsidiary designated by the Borrower in accordance with the Existing Collateral Trust Agreement from time to time as constituting “Designated Cash Management Obligations.”

“Designated Hedging Obligations” means the direct obligations of the Borrower, and the obligations of the Borrower as a guarantor of any Subsidiary’s obligations, to counterparties designated by the Borrower in accordance with the Existing Collateral Trust Agreement from time to time as constituting “Designated Hedging Obligations” under or in connection with any of the following:  (i) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) which is a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made.

“Designated Liens” has the meaning given such term in Section 9.13 (Limitation on Senior Obligations).

“Developed” means (i) with respect to any manufacturing facilities assets identified by a single “brass tag” in the Borrower’s asset accounting system, that more than 50% of the Net Book Value of such asset has been or, in the case of any Advance for which an Advance Request has been submitted by the Borrower upon the making of such Advance will have been, financed with the proceeds of Advances, (ii) with respect to any item of “tooling”, that more than 50% of the Net Book Value of such tooling has been or, in the case of any Advance for which an Advance Request has been submitted by the Borrower upon the making of such Advance will have been, financed with the proceeds of Advances and (iii) with respect to patents and patent applications, that the cost of more than 50% (as estimated by the Borrower in good faith) of the hours spent conceiving or developing the inventions incorporated into such patent or patent application have been or, in the case of any Advance for which an Advance Request has been submitted by the Borrower upon the making of such Advance will have been, financed with the proceeds of Advances.  “Develop” and “Development” shall have a corresponding meaning.

“Disposition” means, with respect to any property, any sale, transfer or other disposition thereof; and the terms “Dispose” and “Disposed of” shall have correlative meanings.

“DOE” has the meaning given to such term in the preamble hereto.

“DOE Verification Request” means each request by DOE for verification of the authenticity of any submission of a certificate, report, document or other item required to be delivered hereunder by an Authorized Transmitter of the Borrower pursuant to clause (a)(1) of the definition of “Acceptable Delivery Method.”

“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.

“Drawstop Notice” has the meaning given to such term in Section 2.4(b)(i) (Issuance).

“Electronic Format” means an unalterable electronic format (including Portable Document Format (.pdf)) with a reproduction of signatures where required or such other format as shall be mutually agreed between the Borrower and DOE.

“Eligible Applicant” has the meaning given to such term in the Applicable Regulations.

“Eligible Costs” has the meaning given to such term in the Applicable Regulations.

“Eligible FMCC Pledged Equity” has the meaning given to such term in Schedule 1.1B of the Existing Credit Agreement.

“Eligible PDMP PP&E” has the meaning given to such term in Schedule 1.1B of the Existing Credit Agreement.

“Eligible Project” has the meaning given to such term in the Applicable Regulations.

“Eligible Project Costs” means, for each Project, the Eligible Costs with respect to such Project.

“Eligible Value” has the meaning given to such term in Schedule 1.1B of the Existing Credit Agreement.

“Environmental Laws” means any and all foreign, Federal, state, provincial, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other applicable Law (including common law) regulating, relating or imposing liability or standards of conduct concerning protection of human health, the environment or natural resources, as now or may at any time hereafter be in effect.

“Equipment” has the meaning give to such term in the ATVM Security Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“Estimated Program Approval Date” means, for each Project or Sub-Program thereof for which Program Approval has not been achieved, the estimated date for Program Approval as set forth on the page titled “Project Business Plan – Timing” under the heading “Project Business Plan – Timing” and column “PA” of the Project Business Plan.

“Estimated Total Availability Period Eligible Project Costs” means, for each Project, the portion of any Estimated Total Eligible Project Costs incurred or expected to be incurred during the period between December 16, 2008 and the end of the Availability Period, as specified in the Project Business Plan.

“Estimated Total Eligible Project Costs” means, for each Project, the portion of any Estimated Total Project Costs that constitute Eligible Project Costs, as specified in the Project Business Plan.

“Estimated Total Project Costs” means, for each Project, the estimated total cost of such Project, as specified in the Project Business Plan.

“Event of Default” means any of the events identified as an “Event of Default” in Section 10.1 (Events of Default), provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

“Excess Advance Amount” means, on any date of determination with respect to each Advance under any Note, an amount equal to the total proceeds of such Advance that were not applied by the Borrower to pay Eligible Project Costs relating to the Project for which such Advance was sought as set forth in the most recent Agreed-Upon Procedures Report.

“Excess Loan Amount” has the meaning given to such term in Section 3.6(c)(v) (Mandatory Prepayments).

“Excess Project Loan Amount” has the meaning given to such term in Section 3.6(c)(iv) (Prepayments).

“Exchange Act” means the Securities and Exchange Act of 1934.

“Excluded Subsidiary” means, collectively (i) FMCC and each Subsidiary thereof, (ii) Ford Motor Land Development Corporation, a Delaware corporation, and each Subsidiary thereof, (iii) any Subsidiary that is prohibited by any applicable Requirement of Law from guaranteeing the Note A Obligations and the Note B Obligations, (iv) any Domestic Subsidiary that is a Subsidiary of a Foreign Subsidiary and (v) subject to Section 7.4 (Additional Collateral, Etc.) any Subsidiary that is a bona fide joint venture.

“Existing Collateral” means all property of the Obligors, now owned or hereafter acquired, in which the Borrower or a Guarantor has granted a Lien pursuant to any Existing Collateral Security Document.

“Existing Collateral Permitted Liens” means:

(a)           Liens for taxes, assessments, governmental charges and utility charges, in each case that are not yet subject to penalties for non-payment or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower in conformity with GAAP;

(b)           carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business;

(c)           permits, servitudes, licenses, easements, rights-of-way, restrictions and other similar encumbrances imposed by applicable law or incurred in the ordinary course of business or minor imperfections in title to real property that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole;

(d)           leases, licenses, subleases or sublicenses of assets (including real property and intellectual property rights) granted to others that do not in the aggregate materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries taken as a whole and licenses of trademarks and intellectual property rights in the ordinary course of business;

(e)           pledges or deposits made in the ordinary course of business or statutory Liens imposed in connection with worker’s compensation, unemployment insurance or other types of social security or pension benefits or Liens incurred or pledges or deposits made to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), statutory obligations, and surety, appeal, customs or performance bonds and similar obligations, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(f)            Liens arising from Uniform Commercial Code financing statement filings (or similar filings) regarding or otherwise arising under leases entered into by the Borrower or any of its Subsidiaries or in connection with sales of accounts, payment intangibles, chattel paper or instruments;

(g)           purchase money Liens on property (other than shares of Capital Stock or Indebtedness) existing at the time of acquisition (including acquisition through amalgamation, merger or consolidation) or to secure the payment of any part of the purchase price thereof or to secure any Indebtedness incurred prior to, at the time of, or within 60 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof or to secure Indebtedness provided, or guaranteed, by a Governmental Authority to finance research and development, limited in each case to the property purchased (or developed) with the proceeds thereof;

(h)           Liens in existence on the Existing Credit Agreement Closing Date; provided that no such Lien is spread to cover any additional property after the Existing Credit Agreement Closing Date and that the amount of Indebtedness secured thereby is not increased (except as otherwise permitted by this Agreement);

(i)            Liens on property or Capital Stock of a Person at the time such Person becomes a Subsidiary; provided however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Subsidiary; provided further, however, that any such Lien may not extend to any other property owned by the Borrower or any Subsidiary;

(j)            Liens on property at the time the Borrower or a Subsidiary acquires the property, including any acquisition by means of a merger or consolidation with or into the Borrower or any Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by the Borrower or any Subsidiary;

(k)           any Lien securing the renewal, refinancing, replacing, refunding, amendment, extension or modification, as a whole or in part, of any indebtedness secured by any Lien permitted by clause (g), (h), (i), (j), (o) and (x) of this definition or this paragraph (k) without any change in the assets subject to such Lien;

(l)            any Lien arising out of claims under a judgment or award rendered or claim filed so long as such judgments, awards or claims do not constitute an Event of Default;

(m)          any Lien consisting of rights reserved to or vested in any Governmental Authority by any statutory provision;

(n)           Liens created in the ordinary course of business in favor of banks and other financial institutions over credit balances of any bank accounts held at such banks or financial institutions or over investment property held in a securities account, as the case may be, to facilitate the operation of cash pooling and/or interest set-off arrangements in respect of such bank accounts or securities accounts in the ordinary course of business;

(o)           Liens created pursuant to (and Liens permitted by) the Existing Collateral Trust Agreement and the Existing Collateral Security Documents (other than in respect of Permitted Second Lien Debt and including, for the avoidance of doubt, Permitted First Lien Non-Loan Exposure); provided that (except as provided in clause (y) below) the aggregate Outstanding Amount of Incremental Facilities and any Revolving Commitment Increase (including unused commitments under any Incremental Revolving Facility or Revolving Commitment Increase), Permitted Additional Senior Facilities (including any unused commitments thereunder) and Permitted Additional Notes at any time shall not exceed $2,000,000,000; provided, further that (x) in the case of any Incremental Facilities, Revolving Commitment Increases, Permitted Additional Senior Facilities and/or Permitted Additional Notes either (A) the Mazda Shares owned by the Borrower as of the Financial Closing Date shall have been pledged to the Existing Collateral Trustee, for the benefit of the Existing Collateral Secured Parties, as Collateral or (B) the aggregate Outstanding Amount of any such Incremental Facilities and any such Revolving Commitment Increase (including unused commitments under any Incremental Revolving Facility or Revolving Commitment Increase), Permitted Additional Senior Facilities (including any unused commitments thereunder) and Permitted Additional Notes shall not exceed the sum of (1) the aggregate principal amount of Term Loans optionally repaid since the Existing Credit Agreement Closing Date or that are paid at maturity (including in connection with any refinancing thereof with the proceeds of additional Incremental Facilities, Revolving Commitment Increases, Permitted Additional Senior Facilities or Permitted Additional Notes), plus (2) the aggregate amount of Revolving Commitments in effect on the Existing Credit Agreement Closing Date (plus any increases in the Revolving Commitments occurring after the Existing Credit Agreement Closing Date, which, together with the Revolving Commitments in effect on the Existing Credit Agreement Closing Date, do not exceed $11,485,000,000) that have been terminated or have expired since the Existing Credit Agreement Closing Date (including in connection with any refinancing thereof with an Incremental Revolving Facility or Revolving Commitment Increase, but net of the amount of any increase pursuant to clause (y)) and (y) notwithstanding the limitations set forth in the foregoing clause (x), additional Incremental Revolving Facilities and Revolving Commitment Increases may be established (and extensions of credit made thereunder) in an amount not to exceed the aggregate amount of Revolving Commitments in effect on the Existing Credit Agreement Closing Date (plus any increases in the Revolving Commitments occurring after the Existing Credit Agreement Closing Date, which, together with the Revolving Commitments in effect on the Existing Credit Agreement Closing Date, do not exceed $11,485,000,000), that have been terminated or have expired since the Existing Credit Agreement Closing Date (reduced by any portion thereof allocated to increase the basket in clause (x));

(p)           Liens securing Permitted Second Lien Debt;

(q)           Liens in favor of lessors pursuant to sale and leaseback transactions to the extent the Disposition of the assets subject to any such sale and leaseback transaction is permitted under this Agreement;

(r)            Liens securing Indebtedness or other obligations of a Subsidiary owing to the Borrower or a Guarantor;

(s)           Liens under industrial revenue, municipal or similar bonds;

(t)            Liens on securities accounts (other than Liens to secure Indebtedness);

(u)           statutory Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of obligations of the Borrower or any of its Subsidiaries under Environmental Laws to which any assets of the Borrower or any such Subsidiaries are subject;

(v)           a Lien granted by the Borrower or any of its Subsidiaries to a landlord to secure the payment of arrears of rent in respect of leased properties in the Province of Quebec leased from such landlord, provided that such Lien is limited to the assets located at or about such leased properties;

(w)          servicing agreements, development agreements, site plan agreements and other agreements with Governmental Authorities pertaining to the use or development of any of the property and assets of the Borrower consisting of real property, provided same are complied with; and

(x)            Liens not otherwise permitted by the foregoing clauses securing obligations or other liabilities of the Borrower or any Borrower; provided that the Outstanding Amount of all such obligations and liabilities shall not exceed $500,000,000 at any time.

“Existing Collateral Release Date” has the meaning given to such term in Section 12.21(d) (Releases of Guarantees and Liens).

“Existing Collateral Release Notice” has the meaning given such term in Section 12.21(d) (Releases of Guarantees and Liens).

“Existing Collateral Secured Parties” means, collectively, the Secured Parties as such term is defined in the Existing Collateral Trust Agreement.

“Existing Collateral Security Agreement” means that Security Agreement dated as of December 15, 2006 made by the Borrower and certain Subsidiaries in favor of the Existing Collateral Trustee.

“Existing Collateral Security Documents” means, collectively, the Existing Collateral Security Agreement, the Existing Collateral Trust Agreement, the Mortgages, the Trademark Security Agreement and each other security documents hereafter delivered to the Administrative Agent and/or the Existing Collateral Trustee granting a Lien on any property of any Person to secure the Secured Obligations (as such term is defined in the Existing Collateral Trust Agreement).

“Existing Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of December 15, 2006, among the Borrower, certain of its Subsidiaries and Wilmington Trust Company, as amended from time to time.

“Existing Collateral Trustee” means Wilmington Trust Company, in its capacity as trustee under the Existing Collateral Trust Agreement, and any successor thereof under the Existing Collateral Trust Agreement and, as the context may require, any co-trustee appointed pursuant to the terms of the Existing Collateral Trust Agreement.

“Existing Credit Agreement” means the Credit Agreement, dated as of December 15, 2006, as amended by the First Amendment, dated as of September 26, 2008, the Second Amendment, dated as of June 29, 2009, and the Third Amendment, dated as of July 22, 2009, among the Borrower, the subsidiary borrowers from time to time parties thereto, the lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, and the other agents party thereto, as the same may be further amended, supplemented, restated or otherwise modified from time to time.

“Existing Credit Agreement Closing Date” means December 15, 2006.

“Existing Loan Parties” has the meaning given to the term “Loan Parties” in the Existing Credit Agreement or, as applicable, any Replacement Credit Agreement.

“Existing Notes” means the senior unsecured notes of the Borrower issued pursuant to the Existing Notes Indentures.

“Existing Notes Indentures” means, collectively, (i) the Indenture, dated as of February 15, 1992, between the Borrower and The Bank of New York, as trustee, and (ii) the Indenture, dated as of January 30, 2002, between the Borrower and The Bank of New York (as successor trustee to JPMorgan Chase Bank), as trustee.

“Facility Fee” means a facility fee equal to $5,937,000 to be paid by the Borrower to DOE on the Principal Instrument Delivery Date.

“Federal Funding” means any funds obtained from the United States or any agency or instrumentality thereof, including any loans or equity investments under the Troubled Assets Relief Program or funding under any grant program.

“FFB” means the Federal Financing Bank, an instrumentality of the United States government created by the Federal Financing Bank Act of 1973 that is under the general supervision of the Secretary of the Treasury.

“FFB Advance Request” means the request for Advances required to be delivered pursuant to the terms of each Note.

“Final Equipment and Fixture Identification Date” has the meaning given to such term in Section 7.4(f)(i) (Additional Collateral, Etc.).

“Final Intellectual Property Identification Date” has the meaning given to such term in Section 7.4(f)(ii) (Additional Collateral, Etc.).

“Financial Closing Date” means the earlier to occur of (i) the date on which FFB delivers an acceptance notice pursuant to Section 5.2 (Conditions Precedent to FFB Purchase of the Notes) to purchase each Note pursuant to the terms of the Note Purchase Agreement and (ii) the making by FFB of the first Advance under the Notes.

“Fixtures” has the meaning give to such term in the ATVM Security Agreement.

“FMCC” means Ford Motor Credit Company LLC, a Delaware limited liability company.

“Force Majeure Event” has the meaning given to such term in Section 2.4(c)(iii).

“Ford Argentina” means Ford Argentina S.C.A., a company organized under the laws of Argentina.

“Ford Brazil” means Ford Motor Company Brasil Ltda., a company organized under the laws of Brazil.

“Ford Canada” means Ford Motor Company of Canada, Limited, a company organized under the laws of Ontario.

“Ford Mexico” means Ford Motor Company S.A. de C.V., a company organized under the laws of Mexico.

“Ford South Africa” means Ford Motor Company of Southern Africa (Pty), a company organized under the laws of South Africa.

“Foreign Pledgee” means Volvo, Ford Capital B.V., Ford España S.A., Ford Automotive Holdings, Ford Deutschland Holding GmbH, Ford Mexico, Ford Canada, Ford Argentina. Ford South Africa and Ford Brazil.

“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

“Form of Advance Request” has the meaning given to such term in Section 2.3(a) (Mechanics for Requesting Advances).

“Form of FFB Advance Request” has the meaning given to such term in Section 2.3(a) (Mechanics for Requesting Advances).

“Fuel Economy Requirement” means, with respect to any Project or Sub-Program, the Program Requirement for fuel economy set forth in Sections 611.2 and 611.3 of the Applicable Regulations.

“Fuel Economy Status” means the anticipated fuel economy status with respect to any Project set forth on the page titled “Project Business Plan – Fuel Economy” under the heading “Present Status – Fuel Economy (MPG)” of the Project Business Plan.

“Fuel Economy Targets” means, with respect to any Project or Sub-Program, the fuel economy targets as set forth on the page titled “Project Business Plan – Fuel Economy” under the heading “Project Business Plan- Fuel Targets (MPG)” of the Project Business Plan.

“Funded Debt” means all Debt having a maturity of more than 12 months from the date of the most recent balance sheet of the Borrower and its consolidated Subsidiaries or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from the date of such balance sheet at the option of the borrower thereof.

“Funding Agreements” has the meaning given to such term in Section 5.1(a)(ii) (Conditions Precedent to the Principal Instrument Delivery Date).

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.  In the event that any Accounting Change (as defined below) shall occur and such change results in a change in the method of calculation of covenants, standards or terms in this Agreement, then the Borrower and DOE agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made.  Until such time as such an amendment shall have been executed and delivered by the Borrower and DOE, all covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred.  “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC; provided that the effect of any such change on the calculation of the Borrowing Base shall be made pursuant to and as provided in the Existing Credit Agreement or, as applicable, any Replacement Credit Agreement.

“Governmental Approval” means any approval, consent, authorization, license, permit, order, certificate, qualification, waiver, exemption, or variance, or any other action of a similar nature, of or by a Governmental Authority, including any of the foregoing that are or may be deemed given or withheld by failure to act within a specified time period.

“Governmental Authority” means any federal, state, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any federal, state or municipal court, in each case whether of the United States or foreign.

“Grant” means any grant awarded in respect of the Company’s application dated as of May 12, 2009 under “Transportation Electrification – Funding Opportunity Number DE-FOA0000028”.

“Grant Funded Eligible Project Costs” has the meaning given to such term in Section 7.12 (Federal Funding).

“Grantor” with respect to (x) the Existing Collateral Trust Agreement, has the meaning given to such term in the Existing Collateral Trust Agreement and (y) the Existing Collateral Security Agreement, has the meaning given to such term in the Existing Collateral Security Agreement.

“Grupo Ford” means Grupo Ford S. de R.L. de C.V., a company organized under the laws of Mexico.

“Grupo Ford Intercompany Note” means the $901,750,621 intercompany note from Grupo Ford to Ford Mexico Holdings, Inc., listed on Schedule 5.1(g) of the Existing Credit Agreement.

“Guarantee” means the Guarantee to be executed and delivered to DOE by the Borrower and each Guarantor, substantially in the form of Exhibit N.

“Guarantee Obligation” means, as to any Person, any obligation of such Person guaranteeing any Indebtedness of any other Person.

“Guarantor” means each Initial Guarantor, each Additional Guarantor and each other Subsidiary (including any joint venture) that becomes a party to the Guarantee after the Financial Closing Date pursuant to Section 7.4 (Additional Collateral, Etc.) or otherwise.

“Hedging Obligations” means the direct obligations of the Borrower, and the obligations of the Borrower as a guarantor of any Subsidiary’s obligations, to counterparties under or in connection with any of the following:  (i) a rate swap transaction, swap option, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option, credit protection transaction, credit swap, credit default swap, credit default option, total return swap, credit spread transaction, repurchase transaction, reverse repurchase transaction, buy/sell-back transaction, securities lending transaction, weather index transaction or forward purchase or sale of a security, commodity or other financial instrument or interest (including any option with respect to any of these transactions) or (ii) a type of transaction that is similar to any transaction referred to in clause (i) above that is currently, or in the future becomes, recurrently entered into in the financial markets (including terms and conditions incorporated by reference in such agreement) and which is a forward, swap, future, option or other derivative on one or more rates, currencies, commodities, equity securities or other equity instruments, debt securities or other debt instruments, economic indices or measures of economic risk or value, or other benchmarks against which payments or deliveries are to be made.

“Identified ATVM Collateral” means, on any date, all ATVM Collateral identified on an Asset Register delivered by the Borrower to DOE on or prior to such date.

“Incremental Facility” has the meaning given to such term in the Existing Credit Agreement.

“Incremental Revolving Facility” has the meaning given to such term in the Existing Credit Agreement.

“Indebtedness” means, as to any Person at any date, all indebtedness of such Person for borrowed money.

“Indemnified Liability” has the meaning given to such term in Section 12.8(a) (Indemnification).

“Indemnified Person” has the meaning given to such term in Section 12.8(a) (Indemnification).

“Indemnity Claims” has the meaning given to such term in Section 12.8(a) (Indemnification).

“Independent Auditor” means PricewaterhouseCoopers, or any other successor independent certified public accounting firm appointed by the Borrower.

“Index Debt” means senior, unsecured, long-term Indebtedness of the Borrower.

“Information Certificate” means the Information Certificate executed by the Borrower and submitted to DOE pursuant to Section 5.1(h) (Conditions Precedent to the Principal Instrument Delivery Date).

“Initial Guarantor” means each Subsidiary listed on Schedule 6.13(a).

“Intellectual Property” means the collective reference to all rights, priorities and privileges with respect to intellectual property, whether arising under United States, multinational or foreign law or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how,  and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intended Prepayment Date” has the meaning given to such term in the relevant Note.

“Intercreditor Agent” has the meaning given to such term in the Intercreditor Agreement.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of September 16, 2009, among Ford-UAW Holdings LLC, DOE, the Borrower, the Subsidiaries of the Borrower from time to time parties thereto and Wilmington Trust Company, as intercreditor agent.

“Judgment Currency” has the meaning given to such term in Section 12.7 (Judgment Currency).

“Late Charge” has the meaning given to such term in the relevant Note.

“Late Charge Rate” has the meaning given to such term in the relevant Note.

“Launch Costs” means Eligible Project Costs that are not accounted for in the Borrower’s accounting system, as in effect from time to time, as capitalizable facilities and tooling, expensed facilities and tooling, or engineering.

“Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court of competent jurisdiction or other Governmental Authority, in each case applicable to and binding upon such Person and any of its property, and to which such Person and any of its property is subject.

“Lender Party” means each of DOE, FFB, each Collateral Trustee and any subsequent holder or holders of any Note or any portion of any Note.

“Lien” means any mortgage, pledge, lien, security interest, charge, statutory deemed trust, conditional sale or other title retention agreement or other similar encumbrance.

“Loan A Commitment Amount” has the meaning given to “Loan Commitment Amount” in Note A.

“Loan B Commitment Amount” has the meaning given to “Loan Commitment Amount” in Note B.

“Loan Commitment Amount” means, in the aggregate, the sum of the Loan A Commitment Amount plus the Loan B Commitment Amount.

“Loan Document Amounts” means any amounts payable or allegedly payable by the Borrower to FFB under any provision of any Loan Document, other than Section 4.1.

“Loan Documents” means, collectively, this Agreement, the Funding Agreements, the Guarantee, the ATVM Collateral Security Documents, the Intercreditor Agreement and each other agreement, certificate, document or instrument which the parties hereto expressly designate as a “Loan Document”.

“Loan Reclassification Notice” has the meaning given to such term in Section 2.7 (Reallocation of Advances).

“Loans” means those loans to be made by FFB and arranged by DOE pursuant to this Agreement.

“Mandatory Prepayment” means the prepayment of any outstanding Loans, in whole or in part, pursuant to Section 3.6(c) (Prepayments).

“Manufacturing Subsidiary” means a Subsidiary of the Borrower which owns or leases a Principal Domestic Manufacturing Property.

“Material Adverse Effect” means a material adverse effect on (i) the financial condition of the Borrower and its Subsidiaries, taken as a whole, or (ii) the validity or enforceability of this Agreement, any of the Notes or the other Transaction Documents or (iii) the rights and remedies of DOE, FFB or any Collateral Trustee hereunder or thereunder.

“Material Guarantee” means a Guarantee Obligation with an Outstanding Amount in excess of $100,000,000 in respect of Indebtedness having an aggregate Outstanding Amount in excess of $100,000,000.

“Material Unsecured Indebtedness” means (i) any Existing Notes and (ii) any unsecured Indebtedness or preferred Capital Stock of the Borrower having an aggregate Outstanding Amount or liquidation preference, as the case may be, in excess of $250,000,000.

“Maturity Date” means June 15, 2022.

“Maximum Fundable Eligible Project Costs” means, with respect to any Project, 107% of the Estimated Total Availability Period Eligible Project Costs set forth for such Project on the page titled “Project Business Plan – Financials” under the heading “Max 7% of Eligible” of the Project Business Plan.

“Maximum Principal Amount” means, in the case of any Note, the amount set forth under the heading “Maximum Principal Amount” on such Note.

“Maximum Total Loan A Amount” has the meaning given to such term in Section 2.1(b)(ii) (Advance Request Approval Notice).

“Maximum Total Loan Amount” means the lesser of (i) $5,937,000,000 and (ii) the sum of, as of any date of determination:

(a)
the lesser of (x) 80% of all Eligible Project Costs incurred by the Borrower with respect to Project A on or prior to such date and (y) an amount equal to all Eligible Project Costs incurred by the Borrower with respect to Project A on or prior to such date minus Total Pre-Availability Period Eligible Project Costs for Project A, provided that the cumulative Advances made in respect of Project A shall in no event exceed the Maximum Fundable Eligible Project Costs for Project A (such amount as of any date of determination, the “Project A Maximum Loan Amount”); plus

(b)
the lesser of (x) 80% of all Eligible Project Costs incurred by the Borrower with respect to Project B on or prior to such date and (y) an amount equal to all Eligible Project Costs incurred by the Borrower with respect to Project B on or prior to such date minus Total Pre-Availability Period Eligible Project Costs for Project B, provided that the cumulative Advances made in respect of Project B shall in no event exceed the Maximum Fundable Eligible Project Costs for Project B (such amount as of any date of determination, the “Project B Maximum Loan Amount”); plus

(c)
the lesser of (x) 80% of all Eligible Project Costs incurred by the Borrower with respect to Project C on or prior to such date and (y) an amount equal to all Eligible Project Costs incurred by the Borrower with respect to Project C on or prior to such date minus Total Pre-Availability Period Eligible Project Costs for Project C, provided that the cumulative Advances made in respect of Project C shall in no event exceed the Maximum Fundable Eligible Project Costs for Project C  (such amount as of any date of determination, the “Project C Maximum Loan Amount”); plus

(d)
the lesser of (x) 80% of all Eligible Project Costs incurred by the Borrower with respect to Project D on or prior to such date and (y) an amount equal to all Eligible Project Costs incurred by the Borrower with respect to Project D on or prior to such date minus Total Pre-Availability Period Eligible Project Costs for Project D, provided that the cumulative Advances made in respect of Project D shall in no event exceed the Maximum Fundable Eligible Project Costs for Project D (such amount as of any date of determination, the “Project D Maximum Loan Amount”); plus

(e)
the lesser of (x) 80% of all Eligible Project Costs incurred by the Borrower with respect to Project E on or prior to such date and (y) an amount equal to all Eligible Project Costs incurred by the Borrower with respect to Project E on or prior to such date minus Total Pre-Availability Period Eligible Project Costs for Project E, provided that the cumulative Advances made in respect of Project E shall in no event exceed the Maximum Fundable Eligible Project Costs for Project E (such amount as of any date of determination, the “Project E Maximum Loan Amount”); plus

(f)
the lesser of (x) 80% of all Eligible Project Costs incurred by the Borrower with respect to Project F on or prior to such date and (y) an amount equal to all Eligible Project Costs incurred by the Borrower with respect to Project F on or prior to such date minus Total Pre-Availability Period Eligible Project Costs for Project F, provided that the cumulative Advances made in respect of Project F shall in no event exceed the Maximum Fundable Eligible Project Costs for Project F (such amount as of any date of determination, the “Project F Maximum Loan Amount”); plus

(g)
the lesser of (x) 80% of all Eligible Project Costs incurred by the Borrower with respect to Project G on or prior to such date and (y) an amount equal to all Eligible Project Costs incurred by the Borrower with respect to Project G on or prior to such date minus Total Pre-Availability Period Eligible Project Costs for Project G, provided that the cumulative Advances made in respect of Project G shall in no event exceed the Maximum Fundable Eligible Project Costs for Project G (such amount as of any date of determination, the “Project G Maximum Loan Amount”); plus

(h)
the lesser of (x) 80% of all Eligible Project Costs incurred by the Borrower with respect to Project H on or prior to such date and (y) an amount equal to all Eligible Project Costs incurred by the Borrower with respect to Project H on or prior to such date minus Total Pre-Availability Period Eligible Project Costs for Project H, provided that the cumulative Advances made in respect of Project H shall in no event exceed the Maximum Fundable Eligible Project Costs for Project H (such amount as of any date of determination, the “Project H Maximum Loan Amount”); plus

(i)
the lesser of (x) 80% of all Eligible Project Costs incurred by the Borrower with respect to Project I on or prior to such date and (y) an amount equal to all Eligible Project Costs incurred by the Borrower with respect to Project I on or prior to such date minus Total Pre-Availability Period Eligible Project Costs for Project I, provided that the cumulative Advances made in respect of Project I shall in no event exceed the Maximum Fundable Eligible Project Costs for Project I (such amount as of any date of determination, the “Project I Maximum Loan Amount”); plus

(j)
the lesser of (x) 80% of all Eligible Project Costs incurred by the Borrower with respect to Project J on or prior to such date and (y) an amount equal to all Eligible Project Costs incurred by the Borrower with respect to Project J on or prior to such date minus Total Pre-Availability Period Eligible Project Costs for Project J, provided that the cumulative Advances made in respect of Project J shall in no event exceed the Maximum Fundable Eligible Project Costs for Project J (such amount as of any date of determination, the “Project J Maximum Loan Amount”); plus

(k)
the lesser of (x) 80% of all Eligible Project Costs incurred by the Borrower with respect to Project K on or prior to such date and (y) an amount equal to all Eligible Project Costs incurred by the Borrower with respect to Project K on or prior to such date minus Total Pre-Availability Period Eligible Project Costs for Project K, provided that the cumulative Advances made in respect of Project K shall in no event exceed the Maximum Fundable Eligible Project Costs for Project K (such amount as of any date of determination, the “Project K Maximum Loan Amount”); plus

(l)
the lesser of (x) 80% of all Eligible Project Costs incurred by the Borrower with respect to Project L on or prior to such date and (y) an amount equal to all Eligible Project Costs incurred by the Borrower with respect to Project F on or prior to such date minus Total Pre-Availability Period Eligible Project Costs for Project L, provided that the cumulative Advances made in respect of Project L shall in no event exceed the Maximum Fundable Eligible Project Costs for Project L (such amount as of any date of determination, the “Project L Maximum Loan Amount”); plus

(m)
the lesser of (x) 80% of all Eligible Project Costs incurred by the Borrower with respect to Project M on or prior to such date and (y) an amount equal to all Eligible Project Costs incurred by the Borrower with respect to Project M on or prior to such date minus Total Pre-Availability Period Eligible Project Costs for Project M, provided that the cumulative Advances made in respect of Project M shall in no event exceed the Maximum Fundable Eligible Project Costs for Project M (such amount as of any date of determination, the “Project M Maximum Loan Amount”).

“Maximum Total Loan B Amount” has the meaning given to such term in Section 2.1(b)(iii) (Advance Request Approval Notice).

“Modifying Agreement” has the meaning given to such term in Section 7.1(b) (Amendments to Certain Agreements).

“Mortgaged Property” means each property listed on Schedule A, as to which the Existing Collateral Trustee for the benefit of the Existing Collateral Secured Parties has been granted a Lien pursuant to the Mortgages.

“Mortgages” means each of the mortgages and deeds of trust made by the Borrower or any Guarantor in favor of, or for the benefit of, the Existing Collateral Trustee for the benefit of the Existing Collateral Secured Parties.

“NEPA” means the National Environmental Policy Act, 42 U.S.C. 4321 et seq. and all regulations promulgated thereunder, as either is amended or modified from time to time.

“Net Book Value” means (i) with respect to any asset of any Person other than accounts receivable, the gross book value of such asset on the balance sheet of such Person, minus depreciation in respect of such asset on such balance sheet and (ii) with respect to accounts receivable, the gross book value thereof, minus any specific reserves attributable thereto.

“Net Cash Proceeds” means (i) the gross cash proceeds (including payments from time to time in respect of installment obligations, if applicable, and cash equivalents) received less (ii) the sum of:  (w) the amount, if any, of all taxes paid or estimated to be payable by the Borrower or any Subsidiary or affiliate thereof in connection with such transaction, (x) the amount of any reasonable reserve established in accordance with GAAP against any liabilities (other than any taxes deducted pursuant to clause (w) above) (1) associated with the assets that are the subject of such transaction and (2) retained by the Borrower or any Subsidiary or affiliate thereof, (y) the amount of any indebtedness secured by a Lien on the assets that are the subject of the transaction to the extent that the instrument creating or evidencing such indebtedness requires that such indebtedness be repaid upon consummation of such transaction (but excluding the Loans), and (z) fees and expenses attributable to the transaction.

“Noncompliant Project” has the meaning given to such term in Section 5.3(d) (Advance Approval Conditions Precedent).

“Noneligible ATVM Project Costs” has the meaning given to such term in Section 7.12 (Federal Funding).

“Note A” means the promissory note to be issued by the Borrower, substantially in the form of Exhibit O, in favor of FFB to induce FFB to advance funds thereunder to the Borrower, as such note may be amended, supplemented and restated from time to time in accordance with its terms.

“Note A Obligations” means, collectively, the unpaid principal of and interest on Advances made under Note A and Note A Reimbursement Obligations and all other obligations and liabilities of the Borrower (including interest accruing at the then applicable rate provided in the Funding Agreements after maturity of the relevant Advances and Reimbursement Obligations and Post-Petition Interest (as such term is defined in the Existing Collateral Trust Agreement)) to DOE, FFB or any subsequent holder or holders of Note A or any portion of Note A relating to Note A, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Guarantee, Note A, the Note Purchase Agreement, the Program Financing Agreement, the Existing Collateral Security Documents, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including all fees and Advances made with respect to Note A of DOE or FFB that are required to be paid by the Borrower or any of the Guarantors pursuant to the terms of any of the foregoing agreements).

“Note A Reimbursement Obligations” means any Reimbursement Obligations of the Borrower or any Guarantor to DOE arising under, out of, pursuant to or in connection with Note A.

“Note A Secured Obligations” shall mean, without duplication, (i) all Note A Obligations and (ii) all Subsidiary Obligations relating to any Note A Obligations, provided, however, that to the extent any payment with respect to the Note A Obligations (whether by or on behalf of the Borrower or any Subsidiary from time to time party to the Existing Collateral Trust Agreement, as proceeds of the Existing Collateral, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Note B” means the promissory note to be issued by the Borrower, substantially in the form of Exhibit P, in favor of FFB to induce FFB to advance funds thereunder to the Borrower, as such note may be amended, supplemented and restated from time to time in accordance with its terms.

“Note B Obligations” means, collectively, the unpaid principal of and interest on Advances made under Note B and Note B Reimbursement Obligations and all other obligations and liabilities of the Borrower (including interest accruing at the then applicable rate provided in the Funding Agreements after maturity of the relevant Advances and Reimbursement Obligations and Post-Petition Interest (as such term is defined in the ATVM Collateral Trust Agreement)) to DOE, FFB or any subsequent holder or holders of Note B or any portion of Note B relating to Note B, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, the Guarantee, Note B, the Note Purchase Agreement, the Program Financing Agreement, the ATVM Collateral Security Documents, or any other document made, delivered or given in connection with any of the foregoing, in each case whether on account of principal, interest, reimbursement obligations, fees, prepayment premiums, indemnities, costs, expenses or otherwise (including all fees and Advances made with respect to Note B of DOE or FFB that are required to be paid by the Borrower or any of the Guarantors pursuant to the terms of any of the foregoing agreements).

“Note B Reimbursement Obligations” means any Reimbursement Obligations of the Borrower or any Guarantor to DOE arising under, out of, pursuant to or in connection with Note B

“Note B Secured Obligations” shall mean, without duplication, (i) all Note B Obligations and (ii) all Subsidiary Obligations relating to Note B Obligations, provided, however, that to the extent any payment with respect to the Note B Obligations (whether by or on behalf of the Borrower or any Subsidiary that is from time to time a party to the ATVM Collateral Trust Agreement, as proceeds of the ATVM Collateral, enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential in any respect, set aside or required to be paid to a debtor in possession, trustee, receiver or similar Person, then the obligations or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of September 16, 2009, among the Borrower, the Secretary of Energy and FFB.

“Notes” means each of Note A and Note B.

“Notice of Acceleration” has, with regard to the ATVM Collateral, the meaning given to such term in the ATVM Collateral Trust Agreement and, with regard to the Existing Collateral, the meaning given to such term in the Existing Collateral Trust Agreement.

“Obligor” means the Borrower and each Guarantor.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Opinion of Borrower’s Counsel re:  Borrower Instruments” has the meaning given to such term in the Note Purchase Agreement.

“Other Principal Trade Names” means each of the trademarks listed under the heading “Other Principal Trade Names” on Schedule 1.1F to the Existing Credit Agreement and all other Trademarks consisting of or containing any of the trademarks listed under the heading “Other Principal Trade Names” on Schedule 1.1F to the Existing Credit Agreement or any variation or simulation thereof.

“Outstanding Amount” means (i) with respect to Indebtedness, the aggregate outstanding principal amount thereof, (ii) with respect to banker’s acceptances, letters of credit or letters of guarantee, the aggregate undrawn, unexpired face amount thereof plus the aggregate unreimbursed drawn amount thereof, (iii) with respect to hedging obligations, the aggregate amount recorded by the Borrower or any Subsidiary as its termination liability thereunder, (iv) with respect to cash management obligations or guarantees, the aggregate maximum amount thereof (x) that the relevant cash management provider is entitled to assert as such as agreed from time to time by the Borrower or any Subsidiary and such provider or (y) the principal amount of the Indebtedness being guaranteed or, if less, the maximum amount of such guarantee set forth in the relevant guarantee and (v) with respect to any other obligations, the aggregate outstanding amount thereof.

“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

“PDMP” means “Principal Domestic Manufacturing Property” as defined in the Existing Notes Indentures.

“Permitted Additional Notes” has the meaning given to such term in the Existing Credit Agreement.

“Permitted Additional Senior Facilities” has the meaning given to such term in the Existing Credit Agreement.

“Permitted First Lien Non-Loan Exposure” means Designated Hedging Obligations, Designated Cash Management Obligations, reimbursement obligations in respect of letters of credit and bank guarantees, guarantees provided by the Borrower or a Guarantor (including in respect of Indebtedness) and other obligations of the Borrower or a Guarantor that do not constitute Indebtedness that have been designated by the Borrower pursuant to the terms of the Existing Collateral Trust Agreement as “Permitted First Lien Non-Loan Exposure”; provided that after giving pro forma effect to such designation and any application of the proceeds thereof the Borrowing Base Coverage Ratio is at least 1.00 to 1.00; provided, further, that the aggregate Outstanding Amount of Permitted First Lien Non-Loan Exposure shall not exceed $1,500,000,000 at any time.

“Permitted Holders” means holders of the Borrower’s Class B Stock on the Existing Credit Agreement Closing Date and other holders of such Capital Stock from time to time; provided that such holders satisfy the qualifications set forth in clauses (i) through (vii) of subsection 2.2 of Article Fourth of the Borrower’s Restated Certificate of Incorporation as in effect on the Existing Credit Agreement Closing Date.

“Permitted Phase I Government Debt” means Indebtedness of the Borrower (including Note A Obligations) or any Guarantor that has been designated “Second Priority Additional Debt” pursuant to the Existing Collateral Trust Agreement and designated as “Permitted Phase I Government Debt” under the Existing Credit Agreement; provided, that (x) (a) such Indebtedness is provided by the United States government (or any agency or instrumentality thereof) in connection with the ATVM Program or any successor, replacement or similar program thereto, (b) with respect to (i) interest rate methodology, (ii) fees, (iii) amortization, (iv) final maturity date, (v) collateral, liens, priority and intercreditor arrangements and (vi) negative covenants (including the absence of financial covenants), such Indebtedness is not on terms that are materially less favorable to the Borrower or the Lenders (as such term is defined in the Existing Credit Agreement) than the terms set forth in the Conditional Commitment Letter (including the term sheet attached thereto), dated as of June 23, 2009, by and between the Borrower and DOE, (c) such Indebtedness is on terms, taken as a whole, that are not more restrictive to the Borrower than the terms of this Agreement (other than with respect to interest rate, fees, call features or premiums), and (d) the aggregate Outstanding Amount of Permitted Phase I Government Debt shall not exceed $5,937,000,000 or (y) such Indebtedness is a Permitted Refinancing of Permitted Phase I Government Debt; provided, further, that a certificate of a Responsible Officer of the Borrower is delivered to the Administrative Agent and DOE at least five Business Days (or such shorter period as the Administrative Agent and DOE may reasonably agree) prior to the incurrence of such Indebtedness, together with a description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements and such terms and conditions shall be deemed to satisfy the foregoing requirements unless the Administrative Agent and DOE notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted Phase II Government Debt” means Indebtedness of the Borrower or any Guarantor that has been designated “Second Priority Additional Debt” pursuant to the Existing Collateral Trust Agreement and designated as “Permitted Phase II Government Debt” under the Existing Credit Agreement; provided, that (x) (a) such Indebtedness is provided by (i) the United States government (or any agency or instrumentality thereof) or (ii) a commercial bank and guaranteed by the United States government (or any agency or instrumentality thereof), in each case, in connection with the ATVM Program or any successor, replacement or similar program thereto, (b) the final maturity date thereof shall not be earlier than six months after the later of the Revolving Termination Date and the Term Loan Maturity Date, in each case, in effect at the date of incurrence of such Indebtedness, (c) the weighted average life to maturity of such Indebtedness shall be longer than the weighted average life to maturity of the Term Loans then outstanding, (d) such Indebtedness is on terms, taken as a whole, that are not more restrictive to the Borrower than the terms of the Existing Credit Agreement (other than with respect to interest rate, fees, call features or premiums), and (e) the aggregate Outstanding Amount of Permitted Phase II Government Debt shall not exceed the lesser of (i) $7,000,000,000 and (ii) an amount equal to $10,400,000,000 less the Outstanding Amount of Permitted Phase I Government Debt then outstanding or (y) such Indebtedness is a Permitted Refinancing of Permitted Phase II Government Debt; provided, further, that a certificate of a Responsible Officer of the Borrower is delivered to the Administrative Agent and DOE at least five Business Days (or such shorter period as the Administrative Agent and DOE may reasonably agree) prior to the incurrence of such Indebtedness, together with a description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirements and such terms and conditions shall be deemed to satisfy the foregoing requirements unless the Administrative Agent and DOE notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees).

“Permitted Phase II Government Debt Document” means any agreement or other document entered into in connection with any Permitted Phase II Government Debt.

“Permitted Refinancing” means any Indebtedness (or preferred Capital Stock, as the case may be) issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness (or preferred Capital Stock, as the case may be); provided that:

(i)            the principal amount (or accreted value, if applicable) of such Indebtedness (or preferred Capital Stock, as the case may be) does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness (or preferred Capital Stock, as the case may be) so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of all fees, expenses and premiums incurred in connection therewith);

(ii)          such Indebtedness (or preferred Capital Stock, as the case may be) has a final maturity date later than the final maturity date of, and has a weighted average life to maturity equal to or greater than the weighted average life to maturity of, the Indebtedness (or preferred Capital Stock, as the case may be) being extended, refinanced, renewed, replaced, defeased or refunded;

(iii)         other than with respect to Permitted Phase I Government Debt, the terms of such Indebtedness (or preferred Capital Stock, as the case may be), taken as a whole, are not more restrictive to the applicable obligor than the Indebtedness (or preferred Capital Stock, as the case may be) being extended, refinanced, renewed, replaced, defeased or refunded (other than with respect to interest rates, fees, liquidation preferences, premiums and no call periods); provided, however, with respect to Permitted Phase II Government Debt, such Indebtedness is provided by (x) the United States government (or any agency or instrumentality thereof) or (y) a commercial bank and guaranteed by the United States government (or any agency or instrumentality thereof), in each case, in connection with the ATVM Program or any successor, replacement or similar program thereto; and

(iv)          with respect to Permitted Phase I Government Debt, (x) the terms of such Indebtedness, taken as a whole, are not materially more restrictive to the applicable obligor than the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and (y) such Indebtedness is provided by the United States government (or an agency or instrumentality thereof) in connection with the ATVM Program or any successor, replacement or similar program thereto.

“Permitted Second Lien Debt” has the meaning given to such term in the Existing Credit Agreement.

“Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan” means, at a particular time, any employee pension benefit plan (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA) that is subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Post-Program Approval Timing Milestones” has the meaning given to such term in Section 8.2(b)(ii) (Reports).

“Potential Grant Funded Eligible Project Costs” means the Eligible Project Costs identified on the Potential Grant Overlap Schedule as being potentially 50% funded by the proceeds of the Grant.

“Potential Grant Overlap Schedule” means the document titled “Potential Overlap of Eligible Project Costs and Grant Funding”, dated September 16, 2009, which document was previously submitted to and accepted by DOE.

“Prepayment Election Notice” has the meaning given to such term in the relevant Note.

“Prepayment Price” has the meaning given to such term in the relevant Note.

“Primary Second Lien Debt” means Indebtedness of the Borrower or any Subsidiary that (i) has been designated “Second Priority Additional Debt” pursuant to the Existing Collateral Trust Agreement and designated as “Primary Second Lien Debt” under the Existing Credit Agreement, (ii) is on terms, taken as a whole, that are not more restrictive to the Borrower than the terms of the Existing Credit Agreement (other than in respect of interest rates, fees, call features or premiums); provided that a certificate of a Responsible Officer of the Borrower is delivered to the Administrative Agent at least five Business Days (or such shorter period as the Administrative Agent may reasonably agree) prior to the incurrence of such Indebtedness, together with a description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the foregoing requirement and such terms and conditions shall be deemed to satisfy the foregoing requirement unless the Administrative Agent notifies the Borrower within such period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees) and (iii) has a final maturity date no earlier than six months after the later of (x) the maturity date of any Term Loans (including any Incremental Term Loans) outstanding at such time and (y) the maturity date of any Permitted Additional Notes outstanding at such time; provided that the Outstanding Amount thereof shall not exceed $4,000,000,000 at any time.

“Principal Domestic Manufacturing Property” means any plant in the United States owned or leased by the Borrower or any Subsidiary of the Borrower, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 0.5% of Consolidated Net Tangible Automotive Assets and more than 75% of the total production measured by value (as determined by any two of the following:  the Chairman of the Board of the Borrower, its President, any Executive Vice President of the Borrower, any Group Vice President of the Borrower, any Vice President of the Borrower, its Treasurer or its Controller) of which in the last fiscal year prior to said date (or such lesser period prior thereto as the plant shall have been in operation) consisted of one or more of the following:  cars or trucks or related parts and accessories or materials for any of the foregoing.  In the case of a plant not yet in operation or of a plant newly converted to the production of a different item or items, the total production of such plant and the composition of such production for purposes of this definition shall be deemed to be the Borrower’s best estimate (determined as aforesaid) of what the actual total production of such plant and the composition of such production will be in the 12 months following the date as of which the determination is being made.

“Principal Instrument Delivery Date” means the date on which the conditions precedent set forth in Section 5.1 (Conditions Precedent to the Principal Instrument Delivery Date) shall have been satisfied or waived, in each case in the sole discretion of DOE and DOE delivers the Principal Instruments to FFB.

“Principal Instruments” means each of the documents or instruments required to be delivered by the Secretary pursuant to Section 4.2 of the Note Purchase Agreement.

“Principal Trade Names” means each of the trademarks listed under the heading “Principal Trade Names” on Schedule 1.1F to the Existing Credit Agreement and all other Trademarks consisting of or containing any of the trademarks listed under the heading “Principal Trade Names” on Schedule 1.1F to the Existing Credit Agreement or any variation or simulation thereof.

“Program Approval” means, with respect to any Project or Sub-Program, formal approval of such Project or Sub-Program by the officer, employee, committee or group (including the board of directors of the Borrower or any committee thereof, where applicable) that has authority to provide such formal approval under the Borrower’s then existing procedures and policies with respect to delegation of authority of the Borrower.

“Program Approval Date” means the date of any Program Approval.

“Program Financing Agreement” means the Program Financing Agreement, dated as of September 16, 2009, between FFB and the Secretary of Energy.

“Program Requirements” means Section 136 and the Applicable Regulations.

“Prohibited Jurisdiction” means any country or jurisdiction, from time to time, that is the subject of sanctions or restrictions promulgated or administered by any Federal Governmental Authority of the United States.

“Prohibited Person” means any Person:

(i)            that is named, or is owned or controlled by, or, where applicable, acting for or on behalf of, any person or entity that is named on, the most current list of “Specially Designated Nationals and Blocked Persons” (Appendix A to 31 CFR chapter V) as published by OFAC at its official website, http://www.treas.gov/offices/enforcement/ofac/sdn/, or at any replacement website or other replacement official publication of such list (the “SDN List”); or

(ii)           who is an Affiliate of or affiliated with a Person listed above.  Solely for the purposes of the definition of “Prohibited Person,” “Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  Solely for the purposes of this definition of “Affiliate,” “control” (together with the correlative meanings of “controlled by” and “under common control with”) means possession, directly or indirectly, to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

“Project A” means the Project, including any Sub-Programs thereof, described as “Project A” in the Project Business Plan.

“Project A Maximum Loan Amount” has the meaning given to such term in the definition of “Maximum Total Loan Amount”.

“Project B” means the Project, including any Sub-Programs thereof, described as “Project B” in the Project Business Plan.

“Project B Maximum Loan Amount” has the meaning given to such term in the definition of “Maximum Total Loan Amount”.

“Project Business Plan” means the business plan, substantially in the form of the “Sample Project Business Plan”, dated June 23, 2009, previously submitted to and accepted by DOE or in such other form as may be acceptable to DOE delivered by the Borrower to DOE pursuant to Section 5.1(n) (Conditions Precedent to the Principal Instrument Delivery Date), as such plan may be amended from time to time with the approval of DOE in accordance with Section 8.2(b)(ii) (Reports).

“Project C” means the Project, including any Sub-Programs thereof, described as “Project C” in the Project Business Plan.

“Project C Maximum Loan Amount” has the meaning given to such term in the definition of “Maximum Total Loan Amount”.

“Project Costs” means the costs of any Project.

“Project D” means the Project, including any Sub-Programs thereof, described as “Project D” in the Project Business Plan.

“Project D Maximum Loan Amount” has the meaning given to such term in the definition of “Maximum Total Loan Amount”.

“Project E” means the Project, including any Sub-Programs thereof, described as “Project E” in the Project Business Plan.

“Project E Maximum Loan Amount” has the meaning given to such term in the definition of “Maximum Total Loan Amount”.

“Project F” means the Project, including any Sub-Programs thereof, described as “Project F” in the Project Business Plan.

“Project F Maximum Loan Amount” has the meaning given to such term in the definition of “Maximum Total Loan Amount”.

“Project G” means the Project, including any Sub-Programs thereof, described as “Project G” in the Project Business Plan.

“Project G Maximum Loan Amount” has the meaning given to such term in the definition of “Maximum Total Loan Amount”.

“Project H” means the Project, including any Sub-Programs thereof, described as “Project H” in the Project Business Plan.

“Project H Maximum Loan Amount” has the meaning given to such term in the definition of “Maximum Total Loan Amount”.

“Project I” means the Project, including any Sub-Programs thereof, described as “Project I” in the Project Business Plan.

“Project I Maximum Loan Amount” has the meaning given to such term in the definition of “Maximum Total Loan Amount”.

“Project J” means the Project, including any Sub-Programs thereof, described as “Project J” in the Project Business Plan.

“Project J Maximum Loan Amount” has the meaning given to such term in the definition of “Maximum Total Loan Amount”.

“Project K” means the Project, including any Sub-Programs thereof, described as “Project K” in the Project Business Plan.

“Project K Maximum Loan Amount” has the meaning given to such term in the definition of “Maximum Total Loan Amount”.

“Project L” means the Project, including any Sub-Programs thereof, described as “Project L” in the Project Business Plan.

“Project L Maximum Loan Amount” has the meaning given to such term in the definition of “Maximum Total Loan Amount”.

“Project M” means the Project, including any Sub-Programs thereof, described as “Project M” in the Project Business Plan.

“Project M Maximum Loan Amount” has the meaning given to such term in the definition of “Maximum Total Loan Amount”.

“Project Maximum Loan Amount” means, (i) with respect to Project A, the Project A Maximum Loan Amount, (ii) with respect to Project B, the Project B Maximum Loan Amount, (iii) with respect to Project C, the Project C Maximum Loan Amount, (iv) with respect to Project D, the Project D Maximum Loan Amount, (v) with respect to Project E, the Project E Maximum Loan Amount, (vi) with respect to Project F, the Project F Maximum Loan Amount, (vii) with respect to Project G, the Project G Maximum Loan Amount, (viii) with respect to Project H, the Project H Maximum Loan Amount, (ix) with respect to Project I, the Project I Maximum Loan Amount, (x) with respect to Project J, the Project J Maximum Loan Amount, (xi) with respect to Project K, the Project K Maximum Loan Amount, (xii) with respect to Project L, the Project L Maximum Loan Amount and (xiii) with respect to Project M, the Project M Maximum Loan Amount.

“Project Modification Notice” has the meaning given to such term in Section 3.6(c)(iii) (Prepayments).

“Project Modification Prepayment Amount” has the meaning given to such term in Section 3.6(c)(iii) (Prepayments).

“Project Repayment Event Date” means, for any Project or Sub-Program, the date that is the earliest of (i) if Program Approval has been achieved for such Project or Sub-Program, the date on which such Project or Sub-Program is canceled prior to achievement of the Timing Milestone identified as “Job 1” in the Project Business Plan for such Project or Sub-Program, (ii) if Program Approval has not been achieved for such Project or Sub-Program, the date on which such Project or Sub-Program is canceled prior to the Estimated Program Approval Date, (iii) the date on which such Project or Sub-Program is modified to the extent that any costs associated with such Project no longer constitute Eligible Project Costs or (iv) the date as of which achievement of any Timing Milestone for such Project or Sub-Program has been delayed by at least 24 months.

“Project Targets” means each of the Fuel Economy Targets, the Timing Milestones and the Fuel Economy Requirement.

“Projects” means each or all of the projects identified in the Project Business Plan delivered by the Borrower to DOE as required under Section 5.1(n) (Conditions Precedent to the Principal Instrument Delivery Date).

“Proposed Substitute Eligible Project Costs” has the meaning given to such term in Section 7.12 (Federal Funding).

“PTO” has the meaning given to such term in Section 7.4(f)(ii) (Additional Collateral, Etc.).

“Quarterly Payment Date” means each March 15, June 15, September 15 and December 15, or if not a Business Day, the next Business Day.

“Quarterly Reporting Date” has the meaning given to such term in Section 8.2(b)(i) (Reports).

“Recovery Event” means any settlement of or payment in respect of any property or casualty insurance claim, any warranty or any condemnation proceeding relating to any ATVM Collateral.

“Reimbursement Amount” means all amounts paid by DOE to FFB pursuant to Section 6.3 of the Program Financing Agreement which relate to or arise out of FFB providing or having provided financing under the Notes.

“Reimbursement Obligation” has the meaning given to such term in Section 4.1(a)(i) (Reimbursement Obligations).

“Reinvestment Deferred Amount” means with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower in connection therewith that are not applied to prepay the Advances made under Note B pursuant to Section 3.6(c)(i) (Prepayments) as a result of the delivery of a Reinvestment Notice.

“Reinvestment Event” any Disposition of ATVM Collateral or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

“Reinvestment Notice” means a written notice executed by a Responsible Officer stating that no Event of Default has occurred and is continuing and that the Borrower intends and expects to use all or a specified portion of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries of a Disposition of ATVM Collateral or a Recovery Event to the repair of such ATVM Collateral or the purchase of replacement ATVM Collateral.

“Reinvestment Prepayment Amount” means with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended prior to the relevant Reinvestment Prepayment Date to acquire replacement ATVM Collateral or repair such ATVM Collateral.

“Reinvestment Prepayment Date” means with respect to any Reinvestment Event, the earlier of (i) the date occurring 180 days after such Reinvestment Event and (ii) the date on which the Borrower shall have determined not to, or shall have otherwise ceased to, acquire replacement ATVM Collateral or repair such ATVM Collateral with all or any portion of the relevant Reinvestment Deferred Amount.

“Repayment Calculation Notice” has the meaning given to such term in Section 3.6(c)(iii) (Prepayments).

“Replacement Credit Agreement” has the meaning given to such term in Section 7.1(b) (Amendments to Certain Agreements).

“Reporting Date” means each Quarterly Reporting Date and Semiannual Reporting Date.

“Requested Advance Date” means, for any Advance Request, the date requested by the Borrower for FFB to make an Advance under the relevant Note.

“Requirements of Law” means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any Law.

“Responsible Officer” means the chief executive officer, president, chief accounting officer, chief financial officer, treasurer, assistant treasurer or, for purposes of Section 8.3 (Notices) only, the secretary and, for the purposes of Section 8.3(b) only, the general counsel of the Borrower.

“Restricted Payment” has the meaning given to such term in Section 9.6 (Restricted Payments).

“Restricted Pledgee Group” means the collective reference to Ford Capital B.V., Ford España S.A., Ford Automotive Holdings, Ford Deutschland Holding Gmbh, Grupo Ford, Ford Canada, Ford Argentina, Ford South Africa and Ford Brazil, and each of their respective Subsidiaries (excluding any such Subsidiaries that are bona fide joint ventures).

“Revolving Commitment Increase” has the meaning given to such term in the Existing Credit Agreement.

“Revolving Commitments” has the meaning given to such term in the Existing Credit Agreement.

“Revolving Termination Date” has the meaning given to such term in the Existing Credit Agreement.

“Sale and Leaseback Transactions” has the meaning given to such term in Section 9.9 (Sales and Leasebacks).

“SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority.

“Second Quarter 2009 10−Q” has the meaning given to such term in Section 6.1 (Financial Condition).

“Section 136” means Section 136 of the Energy Independence and Security Act of 2007 (Pub.L. 110-140).

“Security Documents” means, collectively, the ATVM Collateral Security Documents and the Existing Collateral Security Documents.

“Semiannual Reporting Date” has the meaning given to such term in Section 8.2(b)(iii) (Reports).

“Senior Obligations” has the meaning given to such term in Section 9.13 (Limitation on Senior Obligations).

“Significant Guarantor” means on any date of determination, each Guarantor (i) whose total assets at the last day of the four fiscal quarters ending on the last day of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 8.1(b) (Financial Statements) were equal to or greater than 10% of the sum of (x) the Consolidated Total Automotive Assets at such date plus (y) the equity value of the Capital Stock of FMCC owned, directly or indirectly, by the Borrower as reflected in the most recent financial statements of FMCC delivered pursuant to Section 8.1(b) (Financial Statements) or (ii) for the purpose of any particular representation, covenant or default in this Agreement, that, when combined with each other Guarantor that has breached such representation or covenant or is the subject of such default, would constitute a Significant Guarantor under the foregoing clause (i).

“Specified ATVM Collateral Disposition” means a Disposition of ATVM Collateral other than (i) a Disposition for scrap or (ii) a single Disposition or a Disposition that is one of a series of related Dispositions, in either case for Net Cash Proceeds of less than $750,000.

“Specified Liens” means (i) Designated Liens and (ii) other liens securing obligations in an aggregate Outstanding Amount not exceeding $3,000,000,000.

“Sub-Program” means any sub-program included in any Project for which sub-program the Borrower has established Timing Milestones in the Project Business Plan separate from the Project comprised by such sub-program.

“Subsidiary” means, with respect to any Person, any corporation, association, joint venture, partnership, limited liability company or other business entity (whether now existing or hereafter organized) of which at least a majority of the Voting Stock is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Obligations” means with respect to any Subsidiary, all obligations and liabilities of such Subsidiary which may arise under or in connection with the Guarantee or any other Transaction Document, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including all fees and disbursements of counsel to DOE or FFB) that are required to be paid by such Subsidiary pursuant to the terms of the Guarantee or any other Transaction Document.

“Technology Components” means the technologies to be used in any Project.

“Term Loan Maturity Date” has the meaning given to such term in the Existing Credit Agreement.

“Term Loans” has the meaning given to such term in the Existing Credit Agreement.

“Timing Milestones” means (x) with respect to any Project or Sub-Program that has achieved Program Approval as of such date, each of verification prototype (VP), launch readiness (LR) and Job 1 (J1) and (y) with respect to any Project or Sub-Program for which Program Approval has not been achieved as of such date, the Estimated Program Approval Date, in each case as set forth in the Project Business Plan.

“Total Available Revolving Commitments” has the meaning given to such term in the Existing Credit Agreement.

“Total Pre-Availability Period Eligible Project Costs” means, with respect to any Project, the total amount of Estimated Total Eligible Project Costs paid prior to December 16, 2008, as specified on the page titled “Project Business Plan – Financials” under the heading “Total Pre-Avail Eligible Cost” of the Project Business Plan.

“Trademark Security Agreement” means that Trademark Security Agreement dated as of December 15, 2006 made by the Borrower in favor of the Existing Collateral Trustee.

“Trademarks” means trademarks, trade names, business names, trade styles, service marks, logos and other source or business identifiers, and in each case, all goodwill associated therewith, and all registrations and recordations thereof and all rights to obtain such renewals and extensions.

“Transaction Documents” means, collectively, each Loan Document, each Existing Collateral Security Document and each other agreement, certificate, document or instrument which the parties hereto expressly designate as a “Transaction Document”.

“Transmission Code” means the code delivered by DOE to each of the Authorized Transmitters of the Borrower.

“Uniform Commercial Code” means the Uniform Commercial Code as adopted in the State of New York.

“Uniquely Identify” has the meaning given to such term in the ATVM Collateral Security Agreement.  “Uniquely Identified” and “Uniquely Identifying” shall have a corresponding meaning.

“United States” and “U.S.” means the United States of America.

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Pub.L. 107-56).

“USCO” has the meaning given to such term in Section 6.14(d) (Security Documents).

“Volvo” means Ford VHC AB, a company organized under the laws of Sweden.

“Volvo Group Member” means each of Volvo, Volvo Car Holding Corporation, Volvo Car Corporation, Volvo Holding Company Inc., Volvo Cars of North America, LLC, Ford BH 1 Ltd. and Ford BH 2 Ltd.

“Volvo Trade Name” means all Trademarks owned by or licensed to the Borrower and its Subsidiaries consisting of or containing “Volvo” or any variation or simulation thereof.

“Voting Stock” means with respect to any Person, such Person’s Capital Stock having the right to vote for election of directors (or the equivalent thereof) of such Person under ordinary circumstances.

Schedule 6.13(a) to the
Arrangement Agreement
Guarantors

GUARANTOR	NOTICE ADDRESS
3000 Schaefer Road Company	Attention: Secretary’s Office One American Road Dearborn, Michigan 48126
Ford BH 1 Ltd.*	Attention: Secretary’s Office One American Road Dearborn, Michigan 48126
Ford BH 2 Ltd.*	Attention: Secretary’s Office One American Road Dearborn, Michigan 48126
Ford European Holdings LLC	Attention: Secretary’s Office One American Road Dearborn, Michigan 48126
Ford Global Technologies, LLC	Attention: Secretary’s Office One American Road Dearborn, Michigan 48126
Ford Holdings LLC	Attention: Secretary’s Office One American Road Dearborn, Michigan 48126
Ford International Capital LLC*	Attention: Secretary’s Office One American Road Dearborn, Michigan 48126
Ford Mexico Holdings, Inc.*	Attention: Secretary’s Office One American Road Dearborn, Michigan 48126
Ford Motor Service Company	Attention: Secretary’s Office One American Road Dearborn, Michigan 48126
Ford - UAW Holdings, LLC	Attention: Secretary’s Office One American Road Dearborn, Michigan 48126
Ford South America Holdings, LLC	Attention: Secretary’s Office One American Road Dearborn, Michigan 48126
Ford Trading Company, LLC	Attention: Secretary’s Office One American Road Dearborn, Michigan 48126
Ford Component Sales, LLC	Attention: Secretary’s Office One American Road Dearborn, Michigan 48126
Grupo Ford S. de R.L. de C.V.*	Attention: Legal Representative Circuito Guillermo González Camarena # 1500 Col. Centro Ciudad Santa Fe C.P. 01210 Delegación Álvaro Obregón México, D.F.

GUARANTOR	NOTICE ADDRESS
Volvo Cars of North America, LLC	Attention: Secretary’s Office One American Road Dearborn, Michigan 48126
Volvo Holding Company Inc.*	Attention: Secretary’s Office One American Road Dearborn, Michigan 48126

* Guaranty has limited recourse to the pledged assets of the relevant entity.

EXHIBIT O

TO THE

ARRANGEMENT AGREEMENT

FORM OF NOTE A

DOE (ATV)	FORD MOTOR COMPANY

FOR FFB USE ONLY		Note Date	September 16, 2009

Note Identifier:		Place of Issue	Washington, DC

Purchase Date:		Last Day for an Advance (¶3)	June 30, 2012

		Maximum Principal Amount (¶4)	$4,377,000,000
Maturity Date (¶5)	June 15, 2022

Payment Dates (¶7)	March 15, June 15 September 15, & December 15 of each year	First Principal Payment Date (¶8)	September 15, 2012

Security
Instruments
(¶19)	as listed in Schedule 1 hereto.

FUTURE ADVANCE PROMISSORY NOTE

NOTE A

1.             Promise to Pay.

FOR VALUE RECEIVED, FORD MOTOR COMPANY, a corporation organized under the laws of Delaware (the "Borrower", which term includes any successors or assigns), promises to pay the FEDERAL FINANCING BANK ("FFB"), a body corporate and instrumentality of the United States of America (FFB, for so long as it shall be the holder of this Note, and any successor or assignee of FFB, for so long as such successor or assignee shall be the holder of this Note, being the "Holder"), at the times, in the manner, and with interest at the rates to be established as hereinafter provided, such amounts as may be advanced from time to time by FFB to or for the account of the Borrower under this Note (each such amount being an "Advance" and more than one such amounts being "Advances").

(note form 2: qtr payments)	NOTE A - page 1

DOE (ATV)	FORD MOTOR COMPANY

2.             Reference to Certain Agreements.

(a) Program Financing Agreement.  This Note is one of the "Notes" referred to in, and entitled to the benefits of, the Program Financing Agreement dated as of September 16, 2009, made by and between FFB and the Secretary of Energy (the "Secretary") (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the "Program Financing Agreement").

(b) Note Purchase Agreement.  This Note is one of the "Notes" referred to in, and entitled to the benefits of, the Note Purchase Agreement dated as of even date herewith, made by and among FFB, the Borrower, and the Secretary (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the "Note Purchase Agreement").

3.	Advances; Advance Requests; Last Day for Advances.

(a) Subject to the terms and conditions of the Note Purchase Agreement, FFB shall make Advances under this Note in the amounts, at the times, and to the accounts requested by the Borrower from time to time, in each case upon delivery to FFB of a written request by the Borrower for an Advance under this Note, in the form of request attached to the Note Purchase Agreement as Exhibit A thereto (each such request being an "Advance Request"), completed as prescribed in the Note Purchase Agreement.

(b) To be effective, an Advance Request must first be delivered to the United States Department of Energy (the “Department of Energy”) for approval and be approved by or on behalf of the Secretary in writing, and such Advance Request, together with written notification of the Secretary's approval thereof, must be received by FFB on or before the third Business Day before the particular calendar date specified in such Advance Request that the Borrower requests to be the date on which the respective Advance is to be made.

(c) The Borrower hereby agrees that FFB, for its purposes, may consider any Advance Request approved by or on behalf of the Secretary and delivered to FFB in accordance with the terms of the Note Purchase Agreement to be an accurate representation of the Borrower's request for an Advance under this Note and the Secretary's approval of that Advance Request.

(note form 2: qtr payments)	NOTE A - page 2

DOE (ATV)	FORD MOTOR COMPANY

4.	Principal Amount of Advances; Maximum Principal Amount.

The principal amount of each Advance shall be the amount specified in the respective Advance Request; provided, however, that the aggregate principal amount of all Advances made under this Note may not exceed the particular amount specified on page 1 of this Note as the "Maximum Principal Amount."

5.            Maturity Date.

This Note, and each Advance made hereunder, shall mature on the particular date specified on page 1 of this Note as the "Maturity Date" (such date being the "Maturity Date").

6.	Computation of Interest on Each Advance.

(a) Subject to paragraphs 11 and 14 of this Note, interest on the outstanding principal of each Advance shall accrue from the date on which the respective Advance is made to the date on which such principal is due.

(b) Interest on each Advance shall be computed on the basis of (1) actual days elapsed from (but not including) the date on which the respective Advance is made (for the first payment of interest due under this Note for the respective Advance) or the date on which the payment of interest was last due (for all other payments of interest due under this Note for the respective Advance), to (and including) the date on which payment is next due, and (2) a year of 365 days.

(c) The interest rate applicable to each Advance shall be established by FFB at the time that the respective Advance is made on the basis of the determination made by the Secretary of the Treasury pursuant to section 136 of the Energy Independence and Security Act of 2007 (Pub. L. No. 110-140, 121 Stat. 1492, 1514), as amended (the "Program Authority"); provided, however, that the shortest maturity used as the basis for any basic interest rate determination shall be the remaining maturity of the most recently auctioned United States Treasury bills having the shortest maturity of all United States Treasury bills then being regularly auctioned.

(note form 2: qtr payments)	NOTE A - page 3

DOE (ATV)	FORD MOTOR COMPANY

7.	Payment of Interest; Payment Dates.

Interest accrued on the outstanding principal balance of each Advance shall be due and payable on each of the particular dates specified on page 1 of this Note as "Payment Dates" (each such date being a "Payment Date"), beginning on the first Payment Date to occur after the date on which such Advance is made, up through and including the Maturity Date.

8.            Payment of Principal.

(a) The principal amount of each Advance shall be payable in installments, which payments shall be due beginning on the particular date specified as the "First Principal Payment Date" on page 1 of this Note (such date being the "First Principal Payment Date"), and shall be due on each Payment Date to occur thereafter until the principal of the respective Advance is repaid in full on or before the Maturity Date; provided, however, that with respect to each Advance that is made after the First Principal Payment Date, principal installments shall be due beginning on the second Payment Date to occur after the date on which the respective Advance is made.

(b) With respect to each Advance, the amount of principal due on the First Principal Payment Date, on each Payment Date to occur thereafter, and on the Maturity Date shall be, in each case, substantially equal to the amount of every other quarterly installment of principal and shall be sufficient, when added to all other such quarterly installments of equal principal, to repay the principal amount of the respective Advance in full on the Maturity Date.

9.            Business Days.

(a) Whenever any Payment Date or the Maturity Date shall fall on a day on which either FFB or the Federal Reserve Bank of New York is not open for business, the payment which would otherwise be due on such Payment Date or the Maturity Date shall be due on the first day thereafter on which FFB and the Federal Reserve Bank of New York are both open for business (any such day being a "Business Day").

(b) In the case of a Payment Date falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on such Payment Date shall (1) be taken into account in establishing the interest rate for each Advance, and (2) be included in computing interest due in connection with such payment and excluded in computing interest due in connection with the next payment.

(note form 2: qtr payments)	NOTE A - page 4

DOE (ATV)	FORD MOTOR COMPANY

(c) In the case of the Maturity Date falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on the Maturity Date shall (1) be taken into account in establishing the interest rate for each Advance, and (2) be included in computing interest due in connection with such payment.

10.          Manner of Making Payments.

(a) For so long as FFB is the Holder of this Note, each payment under this Note shall be paid in immediately available funds by electronic funds transfer to the account of the United States Treasury (for credit to the subaccount of FFB) maintained at the Federal Reserve Bank of New York specified by FFB in a written notice to the Borrower, or to such other account as may be specified from time to time by FFB in a written notice to the Borrower.

(b) In the event that FFB is not the Holder of this Note, then each payment under this Note shall be made in immediately available funds by electronic funds transfer to such account as shall be specified by the Holder in a written notice to the Borrower.

11.          Late Payments.

(a) In the event that any payment of any amount owing under this Note is not made when and as due (any such amount being then an "Overdue Amount"), then the amount payable shall be such Overdue Amount plus interest thereon (such interest being the "Late Charge") computed in accordance with this subparagraph (a):

(1) The Late Charge shall accrue from the scheduled date of payment for the Overdue Amount (taking into account paragraph 9 of this Note) to the date on which payment is made.

(2) The Late Charge shall be computed on the basis of (A) actual days elapsed from (but not including) the scheduled date of payment for such Overdue Amount (taking into account paragraph 9 of this Note) to (and including) the date on which payment is made, and (B) a year of 365 days.

(note form 2: qtr payments)	NOTE A - page 5

DOE (ATV)	FORD MOTOR COMPANY

(3) The Late Charge shall accrue at a rate (the "Late Charge Rate") equal to one and one-half times the rate to be determined by the Secretary of the Treasury taking into consideration the prevailing market yield on the remaining maturity of the most recently auctioned 13-week United States Treasury bills.

(4) The initial Late Charge Rate shall be in effect until the earlier to occur of either (A) the date on which payment of the Overdue Amount and the amount of the accrued Late Charge is made, or (B) the first Payment Date to occur after the scheduled date of payment for such Overdue Amount.  In the event that the Overdue Amount and the amount of the accrued Late Charge are not paid on or before the such Payment Date, then the amount payable shall be the sum of the Overdue Amount and the amount of the accrued Late Charge, plus a Late Charge on such sum accruing at a new Late Charge Rate to be then determined in accordance with the principles of clause (3) of this subparagraph (a).  For so long as any Overdue Amount remains unpaid, the Late Charge Rate shall be re-determined in accordance with the principles of clause (3) of this subparagraph (a) on each Payment Date to occur thereafter, and shall be applied to the Overdue Amount and all amounts of the accrued Late Charge to the date on which payment of the Overdue Amount and all amounts of the accrued Late Charge is made.

(b) Nothing in subparagraph (a) of this paragraph 11 shall be construed as permitting or implying that the Borrower may, without the written consent of the Holder, modify, extend, alter or affect in any manner whatsoever (except as explicitly provided herein) the right of the Holder to receive any and all payments on account of this Note on the dates specified in this Note.

12.          Final Due Date.

Notwithstanding anything in this Note to the contrary, all amounts outstanding under this Note remaining unpaid as of the Maturity Date shall be due and payable on the Maturity Date.

(note form 2: qtr payments)	NOTE A - page 6

DOE (ATV)	FORD MOTOR COMPANY

13.          Application of Payments.

Each payment made on this Note shall be applied first to the payment of Late Charges (if any) payable under paragraphs 11 and 15 of this Note, then to the payment of premiums (if any) payable under paragraph 14 of this Note, then to the payment of accrued interest, then on account of outstanding principal of this Note.

14.	Prepayments.

(a) The Borrower may elect to prepay all or any portion of the outstanding principal amount of any Advance made under this Note, or to prepay this Note in its entirety, in the manner, at the price, and subject to the limitations specified in this paragraph 14 (each such election being a "Prepayment Election").

(b) The Borrower shall deliver to FFB (and if FFB is not the Holder, then also to the Holder) written notification of each Prepayment Election (each such notification being a "Prepayment Election Notice"), specifying:

(1) the Advance Identifier that FFB assigned to the respective Advance (as provided in the Note Purchase Agreement);

(2) the particular date on which the Borrower intends to prepay the respective Advance (such date being the "Intended Prepayment Date" for the respective Advance), which date must be a Business Day; and

(3) the amount of principal of the respective Advance that the Borrower intends to prepay, which amount may be either:

(A) the total outstanding principal amount of such Advance; or

(B) an amount less than the total outstanding principal amount of such Advance (any such amount being a "Portion").

(c) To be effective, a Prepayment Election Notice must be received by FFB (and if FFB is not the Holder, then also by the Holder) on or before the fifth Business Day before the date specified therein as the Intended Prepayment Date for the respective Advance or Portion.

(note form 2: qtr payments)	NOTE A - page 7

DOE (ATV)	FORD MOTOR COMPANY

(d) The Borrower shall pay to the Holder a price for the prepayment of any Advance or Portion (such price being the "Prepayment Price" for such Advance or Portion) determined as follows:

(1) in the event that the Borrower elects to prepay the entire outstanding principal amount of any Advance, then the Borrower shall pay to the Holder a Prepayment Price for such Advance equal to the sum of:

(A) the price for such Advance that would, if such Advance (including all unpaid interest accrued thereon through the Intended Prepayment Date) were purchased by a third party and held to the Maturity Date, produce a yield to the third-party purchaser for the period from the date of purchase to the Maturity Date substantially equal to the interest rate that would be set on a loan from the Secretary of the Treasury to FFB to purchase an obligation having a payment schedule identical to the payment schedule of such Advance for the period from the Intended Prepayment Date to the Maturity Date; and

(B) all unpaid Late Charges (if any) accrued on such Advance through the Intended Prepayment Date;

(2) in the event that the Borrower elects to prepay a Portion of any Advance, then the Borrower shall pay to the Holder a Prepayment Price for such Portion that would equal such Portion's pro rata share of the Prepayment Price that would be required for a prepayment of the entire principal amount of such Advance (determined in accordance with the principles of clause (1) of this subparagraph (d)); and

(3) in the event that the Borrower elects to prepay this Note in its entirety, then the Borrower shall pay to the Holder an amount equal to the sum of the Prepayment Prices for all outstanding Advances (determined in accordance with the principles of clause (1) of this subparagraph (d)).

The price described in subclause (A) of clause (1) of this subparagraph (d) shall be calculated by the Secretary of the Treasury as of the close of business on the second Business Day before the Intended Prepayment Date, using standard calculation methods of the United States Department of the Treasury.  FFB shall deliver by facsimile transmission (fax) to the Borrower a written notice by 12:00 noon (Washington, DC, time) on the Business Day immediately preceding the Intended Prepayment Date specifying the Prepayment Price for the Advance or Portion and setting out separately principal, accrued interest, premium (if any), and Late Charges (if any); provided, however, that failure on the part of FFB to deliver any notice of the Prepayment Price by 12:00 noon (Washington, DC, time) or failure on the part of the Borrower to receive any notice of the Prepayment Price shall not relieve the Borrower of the payment obligation described in subparagraph (e) of this paragraph 14, but rather shall give rise to a responsibility on the part of the Borrower to make inquiry to FFB for the Purchase Price.

(note form 2: qtr payments)	NOTE A - page 8

DOE (ATV)	FORD MOTOR COMPANY

(e) Payment of the Prepayment Price for any Advance or any Portion shall be due to the Holder before 3:00 p.m. (Washington, DC, time) on the Intended Prepayment Date for such Advance or Portion.

(f) Each prepayment of a Portion shall, as to the principal amount of such Portion, be subject to a minimum amount equal to $100,000.00 of principal; except that the minimum principal amount limitation shall not apply to a prepayment of a Portion if:

(1) the prepayment is made to satisfy the Borrower's obligation to make a mandatory prepayment under the "Security Instruments" (as that term is defined in paragraph 19 of this Note); and

(2) the Borrower has certified to that fact in the respective Prepayment Election Notice.

(g) In the event that the Borrower makes a Prepayment Election with respect to any Portion of an Advance, then the Prepayment Price paid for such Portion will be applied as provided in paragraph 13 of this Note, and, with respect to application to outstanding principal, such Prepayment Price shall be applied to principal installments in the inverse order of maturity.

(h) In the event that the Borrower makes a Prepayment Election with respect to any Portion of an Advance, then the outstanding principal amount of such Advance, from and after such partial prepayment, shall be due and payable in accordance with this subparagraph (h).

(note form 2: qtr payments)	NOTE A - page 9

DOE (ATV)	FORD MOTOR COMPANY

(1) The amount of the quarterly principal installments that will be due after such partial prepayment shall be equal to the quarterly installments of equal principal that were due in accordance with the level principal repayment schedule that applied to such Advance immediately before such partial prepayment.

(2) The equal payments of principal shall be due beginning on the first Payment Date to occur after such partial prepayment, and shall be due on each Payment Date to occur thereafter up through and including the date on which the entire principal amount of such Advance and all unpaid interest (and Late Charges, if any) accrued thereon, are paid.

15.	Rescission of Prepayment Elections; Late Charges for Late Payments of Prepayment Prices.

(a) The Borrower may rescind any Prepayment Election made in accordance with paragraph 14 of this Note, but only in accordance with this paragraph 15.

(b) The Borrower shall deliver to FFB written notification of each rescission of a Prepayment Election (each such notification being an "Election Rescission Notice") specifying the particular Advance for which the Borrower wishes to rescind such Prepayment Election, which specification must make reference to the particular "Advance Identifier" (as that term is defined in the Note Purchase Agreement) that FFB assigned to such Advance (as provided in the Note Purchase Agreement).  The Election Rescission Notice may be delivered by facsimile transmission to FFB at (202) 622-0707 or at such other facsimile number or numbers as FFB may from time to time communicate to the Borrower.

(c) To be effective, an Election Rescission Notice must be received by FFB not later than 3:30 p.m. (Washington, DC, time) on the second Business Day before the Intended Prepayment Date.

(d) In the event that the Borrower (1) makes a Prepayment Election in accordance with paragraph 14 of this Note, (2) does not rescind such Prepayment Election in accordance with this paragraph 15, and (3) does not, before 3:00 p.m. (Washington, DC, time) on the Intended Prepayment Date, pay to FFB the Prepayment Price described in paragraph 14(d) of this Note, then a Late Charge shall accrue on any such unpaid amount from the Intended Prepayment Date to the date on which payment is made, computed in accordance with the principles of paragraph 11 of this Note.

(note form 2: qtr payments)	NOTE A - page 10

DOE (ATV)	FORD MOTOR COMPANY

16.          Amendments to Note.

To the extent not inconsistent with applicable law, this Note shall be subject to modification by such amendments, extensions, and renewals as may be agreed upon from time to time by the Holder and the Borrower, with the approval of the Secretary.

17.          Certain Waivers.

The Borrower hereby waives any requirement for presentment, protest, or other demand or notice with respect to this Note.

18.          Effective Until Paid.

Except as provided in section 6.2 of the Note Purchase Agreement, this Note shall continue in full force and effect until all amounts due and payable hereunder have been paid in full.

19.	Security Instruments; Secretary as "Holder" of Note for Purposes of the Security Instruments.

This Note is one of the notes permitted to be executed and delivered by, and is entitled to the benefits and security of, the particular security instruments specified on page 1 of this Note (such security instruments, as they may have heretofore been, and as they may hereafter be, amended, supplemented, restated, or consolidated from time to time in accordance with its or their terms, being, collectively, the "Security Instruments"), whereby the Borrower pledged and granted a security interest in certain property of the Borrower, described therein, to secure the payment and performance of certain obligations owed to the Secretary and any other Holder of this Note or participation share hereof, as set forth in the Security Instruments.  For purposes of the Security Instruments, in consideration of the undertakings by the Secretary set forth in the Program Financing Agreement and the Note Purchase Agreement, and the affirmation by the Secretary dated as of even date herewith, delivered by the Secretary to FFB as provided in the Note Purchase Agreement (the "Secretary's Affirmation"), the Secretary shall be considered to be, and shall have the rights, powers, privileges, and remedies of, the Holder of this Note.

(note form 2: qtr payments)	NOTE A - page 11

DOE (ATV)	FORD MOTOR COMPANY

20.	Default and Enforcement.

In case of a default by the Borrower under this Note or the occurrence of an event of default under the Security Instruments, then, in consideration of the undertakings by the Secretary set forth in the Program Financing Agreement and the Note Purchase Agreement, and the Secretary's Affirmation, the Secretary, in his own name, shall have all rights, powers, privileges, and remedies of the Holder of this Note, in accordance with the terms of this Note and the Security Instruments, including, without limitation, the right to enforce or collect all or any part of the obligation of the Borrower under this Note or arising as a result of the Secretary's Affirmation, to file proofs of claim or any other document in any bankruptcy, insolvency, or other judicial proceeding, and to vote such proofs of claim.

21.          Acceleration.

The entire unpaid principal amount of this Note, and all interest thereon, may be declared, and upon such declaration shall become, due and payable to the Secretary, under the circumstances described, and in the manner and with the effect provided, in the Security Instruments.

22.          Governing Law.

This Note shall be governed by, and construed and interpreted in accordance with, Federal law and not the law of any state or locality.  To the extent that a court looks to the laws of any state to determine or define the Federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws.

(note form 2: qtr payments)	NOTE A - page 12

DOE (ATV)	FORD MOTOR COMPANY

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its corporate name and its corporate seal to be hereunder affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

FORD MOTOR COMPANY

BY:

Signature:

Print Name:

Title:

ATTEST:

Signature:

(SEAL)
Print Name:

Title:

(note form 2: qtr payments)	NOTE A - page 13

DOE (ATV)	FORD MOTOR COMPANY

SCHEDULE 1

Security Instruments

Unless otherwise defined herein, terms defined in the Note and used herein shall have the meanings given to them in the Note.

(1)	Loan Arrangement and Reimbursement Agreement between the Borrower and the Department of Energy, dated September 16, 2009 (the “Arrangement Agreement”)

(2)	Guarantee made by certain subsidiaries of the Borrower in favor of the Department of Energy, FFB and the holders of the notes described therein, dated as of September 16, 2009

(3)	Security Agreement made by the Borrower and certain of its subsidiaries in favor of Wilmington Trust Company, as collateral trustee (the “Collateral Trustee”), dated as of December 15, 2006;

(4)	Collateral Trust Agreement dated as of December 15, 2006 among the Borrower, certain of its subsidiaries parties thereto and the Collateral Trustee (the “Collateral Trust Agreement”);

(5)
Each of the mortgages and deeds of trust made by the Borrower or any subsidiary guarantor in favor of, or for the benefit of, the Collateral Trustee in favor of the Secured Parties (as defined in the Collateral Trust Agreement);

(6)	Grant of Security Interest in Trademark Rights, effective as of December 15, 2006 made by the Borrower in favor of the Collateral Trustee under the Collateral Trust Agreement;

(7)
each other security document (other than any ATVM Collateral Security Document (as defined in the Arrangement Agreement)) delivered to the Administrative Agent (as defined in the Collateral Trust Agreement) and/or the Collateral Trustee granting a Lien (as defined in the Collateral Trust Agreement) on any property of any person to secure the Secured Obligations (as defined in the Collateral Trust Agreement), including the obligations of the Borrower under Note A; and

(note form 2: qtr payments)	NOTE A - page 14

DOE (ATV)	FORD MOTOR COMPANY

(8)
Intercreditor Agreement dated as of September 16, 2009 among Ford-UAW Holdings LLC, the Department of Energy, the Borrower, the subsidiaries of the Borrower from time to time parties thereto and Wilmington Trust Company, as intercreditor agent.

(note form 2: qtr payments)	NOTE A - page 15

EXHIBIT P

TO THE

ARRANGEMENT AGREEMENT

FORM OF NOTE B

DOE (ATV)	FORD MOTOR COMPANY

FOR FFB USE ONLY		Note Date	September 16, 2009

Note Identifier:		Place of Issue	Washington, DC

Purchase Date:		Last Day for an Advance (¶3)	June 30, 2012

		Maximum Principal Amount (¶4)	$1,560,000,000
Maturity Date (¶5)	June 15, 2022

Payment Dates (¶7)	March 15, June 15 September 15, & December 15 of each year	First Principal Payment Date (¶8)	September 15, 2012

Security
Instruments
(¶19)	as listed in Schedule 1 hereto.

FUTURE ADVANCE PROMISSORY NOTE

NOTE B

1.            Promise to Pay.

FOR VALUE RECEIVED, FORD MOTOR COMPANY, a corporation organized under the laws of Delaware (the "Borrower", which term includes any successors or assigns), promises to pay the FEDERAL FINANCING BANK ("FFB"), a body corporate and instrumentality of the United States of America (FFB, for so long as it shall be the holder of this Note, and any successor or assignee of FFB, for so long as such successor or assignee shall be the holder of this Note, being the "Holder"), at the times, in the manner, and with interest at the rates to be established as hereinafter provided, such amounts as may be advanced from time to time by FFB to or for the account of the Borrower under this Note (each such amount being an "Advance" and more than one such amounts being "Advances").

(note form 2: qtr payments)	NOTE B - page 1

DOE (ATV)	FORD MOTOR COMPANY

2.            Reference to Certain Agreements.

(a) Program Financing Agreement.  This Note is one of the "Notes" referred to in, and entitled to the benefits of, the Program Financing Agreement dated as of September 16, 2009, made by and between FFB and the Secretary of Energy (the "Secretary") (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the "Program Financing Agreement").

(b) Note Purchase Agreement.  This Note is one of the "Notes" referred to in, and entitled to the benefits of, the Note Purchase Agreement dated as of even date herewith, made by and among FFB, the Borrower, and the Secretary (such agreement, as it may be amended, supplemented, and restated from time to time in accordance with its terms, being the "Note Purchase Agreement").

3.	Advances; Advance Requests; Last Day for Advances.

(a) Subject to the terms and conditions of the Note Purchase Agreement, FFB shall make Advances under this Note in the amounts, at the times, and to the accounts requested by the Borrower from time to time, in each case upon delivery to FFB of a written request by the Borrower for an Advance under this Note, in the form of request attached to the Note Purchase Agreement as Exhibit A thereto (each such request being an "Advance Request"), completed as prescribed in the Note Purchase Agreement.

(b) To be effective, an Advance Request must first be delivered to the United States Department of Energy (the “Department of Energy”) for approval and be approved by or on behalf of the Secretary in writing, and such Advance Request, together with written notification of the Secretary's approval thereof, must be received by FFB on or before the third Business Day before the particular calendar date specified in such Advance Request that the Borrower requests to be the date on which the respective Advance is to be made.

(c) The Borrower hereby agrees that FFB, for its purposes, may consider any Advance Request approved by or on behalf of the Secretary and delivered to FFB in accordance with the terms of the Note Purchase Agreement to be an accurate representation of the Borrower's request for an Advance under this Note and the Secretary's approval of that Advance Request.

(note form 2: qtr payments)	NOTE B - page 2

DOE (ATV)	FORD MOTOR COMPANY

4.	Principal Amount of Advances; Maximum Principal Amount.

The principal amount of each Advance shall be the amount specified in the respective Advance Request; provided, however, that the aggregate principal amount of all Advances made under this Note may not exceed the particular amount specified on page 1 of this Note as the "Maximum Principal Amount."

5.            Maturity Date.

This Note, and each Advance made hereunder, shall mature on the particular date specified on page 1 of this Note as the "Maturity Date" (such date being the "Maturity Date").

6.	Computation of Interest on Each Advance.

(a) Subject to paragraphs 11 and 14 of this Note, interest on the outstanding principal of each Advance shall accrue from the date on which the respective Advance is made to the date on which such principal is due.

(b) Interest on each Advance shall be computed on the basis of (1) actual days elapsed from (but not including) the date on which the respective Advance is made (for the first payment of interest due under this Note for the respective Advance) or the date on which the payment of interest was last due (for all other payments of interest due under this Note for the respective Advance), to (and including) the date on which payment is next due, and (2) a year of 365 days.

(c) The interest rate applicable to each Advance shall be established by FFB at the time that the respective Advance is made on the basis of the determination made by the Secretary of the Treasury pursuant to section 136 of the Energy Independence and Security Act of 2007 (Pub. L. No. 110-140, 121 Stat. 1492, 1514), as amended (the "Program Authority"); provided, however, that the shortest maturity used as the basis for any basic interest rate determination shall be the remaining maturity of the most recently auctioned United States Treasury bills having the shortest maturity of all United States Treasury bills then being regularly auctioned.

(note form 2: qtr payments)	NOTE B - page 3

DOE (ATV)	FORD MOTOR COMPANY

7.	Payment of Interest; Payment Dates.

Interest accrued on the outstanding principal balance of each Advance shall be due and payable on each of the particular dates specified on page 1 of this Note as "Payment Dates" (each such date being a "Payment Date"), beginning on the first Payment Date to occur after the date on which such Advance is made, up through and including the Maturity Date.

8.            Payment of Principal.

(a) The principal amount of each Advance shall be payable in installments, which payments shall be due beginning on the particular date specified as the "First Principal Payment Date" on page 1 of this Note (such date being the "First Principal Payment Date"), and shall be due on each Payment Date to occur thereafter until the principal of the respective Advance is repaid in full on or before the Maturity Date; provided, however, that with respect to each Advance that is made after the First Principal Payment Date, principal installments shall be due beginning on the second Payment Date to occur after the date on which the respective Advance is made.

(b) With respect to each Advance, the amount of principal due on the First Principal Payment Date, on each Payment Date to occur thereafter, and on the Maturity Date shall be, in each case, substantially equal to the amount of every other quarterly installment of principal and shall be sufficient, when added to all other such quarterly installments of equal principal, to repay the principal amount of the respective Advance in full on the Maturity Date.

9.            Business Days.

(a) Whenever any Payment Date or the Maturity Date shall fall on a day on which either FFB or the Federal Reserve Bank of New York is not open for business, the payment which would otherwise be due on such Payment Date or the Maturity Date shall be due on the first day thereafter on which FFB and the Federal Reserve Bank of New York are both open for business (any such day being a "Business Day").

(b) In the case of a Payment Date falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on such Payment Date shall (1) be taken into account in establishing the interest rate for each Advance, and (2) be included in computing interest due in connection with such payment and excluded in computing interest due in connection with the next payment.

(note form 2: qtr payments)	NOTE B - page 4

DOE (ATV)	FORD MOTOR COMPANY

(c) In the case of the Maturity Date falling on a day other than a Business Day, the extension of time for making the payment that would otherwise be due on the Maturity Date shall (1) be taken into account in establishing the interest rate for each Advance, and (2) be included in computing interest due in connection with such payment.

10.          Manner of Making Payments.

(a) For so long as FFB is the Holder of this Note, each payment under this Note shall be paid in immediately available funds by electronic funds transfer to the account of the United States Treasury (for credit to the subaccount of FFB) maintained at the Federal Reserve Bank of New York specified by FFB in a written notice to the Borrower, or to such other account as may be specified from time to time by FFB in a written notice to the Borrower.

(b) In the event that FFB is not the Holder of this Note, then each payment under this Note shall be made in immediately available funds by electronic funds transfer to such account as shall be specified by the Holder in a written notice to the Borrower.

11.          Late Payments.

(a) In the event that any payment of any amount owing under this Note is not made when and as due (any such amount being then an "Overdue Amount"), then the amount payable shall be such Overdue Amount plus interest thereon (such interest being the "Late Charge") computed in accordance with this subparagraph (a):

(1) The Late Charge shall accrue from the scheduled date of payment for the Overdue Amount (taking into account paragraph 9 of this Note) to the date on which payment is made.

(2) The Late Charge shall be computed on the basis of (A) actual days elapsed from (but not including) the scheduled date of payment for such Overdue Amount (taking into account paragraph 9 of this Note) to (and including) the date on which payment is made, and (B) a year of 365 days.

(note form 2: qtr payments)	NOTE B - page 5

DOE (ATV)	FORD MOTOR COMPANY

(3) The Late Charge shall accrue at a rate (the "Late Charge Rate") equal to one and one-half times the rate to be determined by the Secretary of the Treasury taking into consideration the prevailing market yield on the remaining maturity of the most recently auctioned 13-week United States Treasury bills.

(4) The initial Late Charge Rate shall be in effect until the earlier to occur of either (A) the date on which payment of the Overdue Amount and the amount of the accrued Late Charge is made, or (B) the first Payment Date to occur after the scheduled date of payment for such Overdue Amount.  In the event that the Overdue Amount and the amount of the accrued Late Charge are not paid on or before the such Payment Date, then the amount payable shall be the sum of the Overdue Amount and the amount of the accrued Late Charge, plus a Late Charge on such sum accruing at a new Late Charge Rate to be then determined in accordance with the principles of clause (3) of this subparagraph (a).  For so long as any Overdue Amount remains unpaid, the Late Charge Rate shall be re-determined in accordance with the principles of clause (3) of this subparagraph (a) on each Payment Date to occur thereafter, and shall be applied to the Overdue Amount and all amounts of the accrued Late Charge to the date on which payment of the Overdue Amount and all amounts of the accrued Late Charge is made.

(b) Nothing in subparagraph (a) of this paragraph 11 shall be construed as permitting or implying that the Borrower may, without the written consent of the Holder, modify, extend, alter or affect in any manner whatsoever (except as explicitly provided herein) the right of the Holder to receive any and all payments on account of this Note on the dates specified in this Note.

12.          Final Due Date.

Notwithstanding anything in this Note to the contrary, all amounts outstanding under this Note remaining unpaid as of the Maturity Date shall be due and payable on the Maturity Date.

(note form 2: qtr payments)	NOTE B - page 6

DOE (ATV)	FORD MOTOR COMPANY

13.          Application of Payments.

Each payment made on this Note shall be applied first to the payment of Late Charges (if any) payable under paragraphs 11 and 15 of this Note, then to the payment of premiums (if any) payable under paragraph 14 of this Note, then to the payment of accrued interest, then on account of outstanding principal of this Note.

14.	Prepayments.

(a) The Borrower may elect to prepay all or any portion of the outstanding principal amount of any Advance made under this Note, or to prepay this Note in its entirety, in the manner, at the price, and subject to the limitations specified in this paragraph 14 (each such election being a "Prepayment Election").

(b) The Borrower shall deliver to FFB (and if FFB is not the Holder, then also to the Holder) written notification of each Prepayment Election (each such notification being a "Prepayment Election Notice"), specifying:

(1) the Advance Identifier that FFB assigned to the respective Advance (as provided in the Note Purchase Agreement);

(2) the particular date on which the Borrower intends to prepay the respective Advance (such date being the "Intended Prepayment Date" for the respective Advance), which date must be a Business Day; and

(3) the amount of principal of the respective Advance that the Borrower intends to prepay, which amount may be either:

(A) the total outstanding principal amount of such Advance; or

(B) an amount less than the total outstanding principal amount of such Advance (any such amount being a "Portion").

(c) To be effective, a Prepayment Election Notice must be received by FFB (and if FFB is not the Holder, then also by the Holder) on or before the fifth Business Day before the date specified therein as the Intended Prepayment Date for the respective Advance or Portion.

(note form 2: qtr payments)	NOTE B - page 7

DOE (ATV)	FORD MOTOR COMPANY

(d) The Borrower shall pay to the Holder a price for the prepayment of any Advance or Portion (such price being the "Prepayment Price" for such Advance or Portion) determined as follows:

(1) in the event that the Borrower elects to prepay the entire outstanding principal amount of any Advance, then the Borrower shall pay to the Holder a Prepayment Price for such Advance equal to the sum of:

(A) the price for such Advance that would, if such Advance (including all unpaid interest accrued thereon through the Intended Prepayment Date) were purchased by a third party and held to the Maturity Date, produce a yield to the third-party purchaser for the period from the date of purchase to the Maturity Date substantially equal to the interest rate that would be set on a loan from the Secretary of the Treasury to FFB to purchase an obligation having a payment schedule identical to the payment schedule of such Advance for the period from the Intended Prepayment Date to the Maturity Date; and

(B) all unpaid Late Charges (if any) accrued on such Advance through the Intended Prepayment Date;

(2) in the event that the Borrower elects to prepay a Portion of any Advance, then the Borrower shall pay to the Holder a Prepayment Price for such Portion that would equal such Portion's pro rata share of the Prepayment Price that would be required for a prepayment of the entire principal amount of such Advance (determined in accordance with the principles of clause (1) of this subparagraph (d)); and

(3) in the event that the Borrower elects to prepay this Note in its entirety, then the Borrower shall pay to the Holder an amount equal to the sum of the Prepayment Prices for all outstanding Advances (determined in accordance with the principles of clause (1) of this subparagraph (d)).

The price described in subclause (A) of clause (1) of this subparagraph (d) shall be calculated by the Secretary of the Treasury as of the close of business on the second Business Day before the Intended Prepayment Date, using standard calculation methods of the United States Department of the Treasury.  FFB shall deliver by facsimile transmission (fax) to the Borrower a written notice by 12:00 noon (Washington, DC, time) on the Business Day immediately preceding the Intended Prepayment Date specifying the Prepayment Price for the Advance or Portion and setting out separately principal, accrued interest, premium (if any), and Late Charges (if any); provided, however, that failure on the part of FFB to deliver any notice of the Prepayment Price by 12:00 noon (Washington, DC, time) or failure on the part of the Borrower to receive any notice of the Prepayment Price shall not relieve the Borrower of the payment obligation described in subparagraph (e) of this paragraph 14, but rather shall give rise to a responsibility on the part of the Borrower to make inquiry to FFB for the Purchase Price.

(note form 2: qtr payments)	NOTE B - page 8

DOE (ATV)	FORD MOTOR COMPANY

(e) Payment of the Prepayment Price for any Advance or any Portion shall be due to the Holder before 3:00 p.m. (Washington, DC, time) on the Intended Prepayment Date for such Advance or Portion.

(f) Each prepayment of a Portion shall, as to the principal amount of such Portion, be subject to a minimum amount equal to $100,000.00 of principal; except that the minimum principal amount limitation shall not apply to a prepayment of a Portion if:

(1) the prepayment is made to satisfy the Borrower's obligation to make a mandatory prepayment under the "Security Instruments" (as that term is defined in paragraph 19 of this Note); and

(2) the Borrower has certified to that fact in the respective Prepayment Election Notice.

(g) In the event that the Borrower makes a Prepayment Election with respect to any Portion of an Advance, then the Prepayment Price paid for such Portion will be applied as provided in paragraph 13 of this Note, and, with respect to application to outstanding principal, such Prepayment Price shall be applied to principal installments in the inverse order of maturity.

(h) In the event that the Borrower makes a Prepayment Election with respect to any Portion of an Advance, then the outstanding principal amount of such Advance, from and after such partial prepayment, shall be due and payable in accordance with this subparagraph (h).

(note form 2: qtr payments)	NOTE B - page 9

DOE (ATV)	FORD MOTOR COMPANY

(1) The amount of the quarterly principal installments that will be due after such partial prepayment shall be equal to the quarterly installments of equal principal that were due in accordance with the level principal repayment schedule that applied to such Advance immediately before such partial prepayment.

(2) The equal payments of principal shall be due beginning on the first Payment Date to occur after such partial prepayment, and shall be due on each Payment Date to occur thereafter up through and including the date on which the entire principal amount of such Advance and all unpaid interest (and Late Charges, if any) accrued thereon, are paid.

15.	Rescission of Prepayment Elections; Late Charges for Late Payments of Prepayment Prices.

(a) The Borrower may rescind any Prepayment Election made in accordance with paragraph 14 of this Note, but only in accordance with this paragraph 15.

(b) The Borrower shall deliver to FFB written notification of each rescission of a Prepayment Election (each such notification being an "Election Rescission Notice") specifying the particular Advance for which the Borrower wishes to rescind such Prepayment Election, which specification must make reference to the particular "Advance Identifier" (as that term is defined in the Note Purchase Agreement) that FFB assigned to such Advance (as provided in the Note Purchase Agreement).  The Election Rescission Notice may be delivered by facsimile transmission to FFB at (202) 622-0707 or at such other facsimile number or numbers as FFB may from time to time communicate to the Borrower.

(c) To be effective, an Election Rescission Notice must be received by FFB not later than 3:30 p.m. (Washington, DC, time) on the second Business Day before the Intended Prepayment Date.

(d) In the event that the Borrower (1) makes a Prepayment Election in accordance with paragraph 14 of this Note, (2) does not rescind such Prepayment Election in accordance with this paragraph 15, and (3) does not, before 3:00 p.m. (Washington, DC, time) on the Intended Prepayment Date, pay to FFB the Prepayment Price described in paragraph 14(d) of this Note, then a Late Charge shall accrue on any such unpaid amount from the Intended Prepayment Date to the date on which payment is made, computed in accordance with the principles of paragraph 11 of this Note.

(note form 2: qtr payments)	NOTE B - page 10

DOE (ATV)	FORD MOTOR COMPANY

16.          Amendments to Note.

To the extent not inconsistent with applicable law, this Note shall be subject to modification by such amendments, extensions, and renewals as may be agreed upon from time to time by the Holder and the Borrower, with the approval of the Secretary.

17.          Certain Waivers.

The Borrower hereby waives any requirement for presentment, protest, or other demand or notice with respect to this Note.

18.          Effective Until Paid.

Except as provided in section 6.2 of the Note Purchase Agreement, this Note shall continue in full force and effect until all amounts due and payable hereunder have been paid in full.

19.	Security Instruments; Secretary as "Holder" of Note for Purposes of the Security Instruments.

This Note is one of the notes permitted to be executed and delivered by, and is entitled to the benefits and security of, the particular security instruments specified on page 1 of this Note (such security instruments, as they may have heretofore been, and as they may hereafter be, amended, supplemented, restated, or consolidated from time to time in accordance with its or their terms, being, collectively, the "Security Instruments"), whereby the Borrower pledged and granted a security interest in certain property of the Borrower, described therein, to secure the payment and performance of certain obligations owed to the Secretary and any other Holder of this Note or participation share hereof, as set forth in the Security Instruments.  For purposes of the Security Instruments, in consideration of the undertakings by the Secretary set forth in the Program Financing Agreement and the Note Purchase Agreement, and the affirmation by the Secretary dated as of even date herewith, delivered by the Secretary to FFB as provided in the Note Purchase Agreement (the "Secretary's Affirmation"), the Secretary shall be considered to be, and shall have the rights, powers, privileges, and remedies of, the Holder of this Note.

(note form 2: qtr payments)	NOTE B - page 11

DOE (ATV)	FORD MOTOR COMPANY

20.	Default and Enforcement.

In case of a default by the Borrower under this Note or the occurrence of an event of default under the Security Instruments, then, in consideration of the undertakings by the Secretary set forth in the Program Financing Agreement and the Note Purchase Agreement, and the Secretary's Affirmation, the Secretary, in his own name, shall have all rights, powers, privileges, and remedies of the Holder of this Note, in accordance with the terms of this Note and the Security Instruments, including, without limitation, the right to enforce or collect all or any part of the obligation of the Borrower under this Note or arising as a result of the Secretary's Affirmation, to file proofs of claim or any other document in any bankruptcy, insolvency, or other judicial proceeding, and to vote such proofs of claim.

21.          Acceleration.

The entire unpaid principal amount of this Note, and all interest thereon, may be declared, and upon such declaration shall become, due and payable to the Secretary, under the circumstances described, and in the manner and with the effect provided, in the Security Instruments.

22.          Governing Law.

This Note shall be governed by, and construed and interpreted in accordance with, Federal law and not the law of any state or locality.  To the extent that a court looks to the laws of any state to determine or define the Federal law, it is the intention of the parties hereto that such court shall look only to the laws of the State of New York without regard to the rules of conflicts of laws.

(note form 2: qtr payments)	NOTE B - page 12

DOE (ATV)	FORD MOTOR COMPANY

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its corporate name and its corporate seal to be hereunder affixed and attested by its officers thereunto duly authorized, all as of the day and year first above written.

FORD MOTOR COMPANY

BY:

Signature:

Print Name:

Title:

ATTEST:

Signature:
(SEAL)

Print Name:

Title:

(note form 2: qtr payments)	NOTE B - page 13

DOE (ATV)	FORD MOTOR COMPANY

SCHEDULE 1

Security Instruments

Unless otherwise defined herein, terms defined in the Note and used herein shall have the meanings given to them in the Note.

(1)	Loan Arrangement and Reimbursement Agreement between the Borrower (as defined herein) and the Department of Energy, dated September 16, 2009 (the “Arrangement Agreement”);

(2)	Guarantee made by certain subsidiaries of the Borrower in favor of the Department of Energy, FFB and the holders of the notes described therein, dated as of September 16, 2009;

(3)
Security Agreement made by the Borrower and any of its subsidiaries that becomes a grantor thereunder in favor of Wilmington Trust Company, as collateral trustee (the “ATVM Collateral Trustee”), dated as of September 16, 2009;

(4)
Collateral Trust Agreement dated as of September 16, 2009 among the Borrower, any of its subsidiaries that becomes a party thereto, and the ATVM Collateral Trustee (the “ATVM Collateral Trust Agreement”); and

(5)
each other security document (other than any Existing Collateral Security Document (as defined in the Arrangement Agreement)) delivered to DOE and/or the ATVM Collateral Trustee granting a Lien (as defined in the ATVM Collateral Trust Agreement) on any property of any person to secure the Secured Obligations (as defined in the ATVM Collateral Trust Agreement), including the obligations of the Borrower under Note B.

(note form 2: qtr payments)	NOTE B - page 14